UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Amgen Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

March 26, 2009

DEAR STOCKHOLDER:

You are invited to attend the 2009 Annual Meeting of Stockholders of Amgen Inc. to be held on Wednesday, May 6, 2009, at 11:00 A.M., local time, at The St. Regis San Francisco, 125 3rd Street, San Francisco, California 94103.

At this year’s Annual Meeting you will be asked to: (i) elect twelve directors to serve for the ensuing year; (ii) ratify the selection of our independent registered public accountants; (iii) approve the proposed Amgen Inc. 2009 Equity Incentive Plan, which authorizes the issuance of approximately 100,000,000 shares; (iv) approve the proposed amendment to Amgen’s Restated Certificate of Incorporation, as amended, which reduces the sixty-six and two-thirds percent (66-2/3%) voting requirement for approval of certain business combinations; and (v) transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof, including the consideration of two stockholder proposals, if such proposals are properly presented at the meeting. The accompanying Notice of Annual Meeting of Stockholders and proxy statement describe these matters. We urge you to read this information carefully.

The Board of Directors unanimously believes that election of its nominees for directors, the ratification of its selection of independent registered public accountants, the approval of the proposed Amgen Inc. 2009 Equity Incentive Plan and the approval of the proposed amendment to our Restated Certificate of Incorporation, as amended, are advisable and in the Company’s best interests and that of its stockholders, and, accordingly, recommends a vote FOR election of the twelve nominees for directors, FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accountants, FOR approval of the proposed 2009 Equity Incentive Plan, and FOR approval of the proposed amendment to Amgen’s Restated Certificate of Incorporation, as amended. The Board of Directors unanimously believes that the two stockholder proposals are not in the best interests of Amgen and its stockholders, and, accordingly, recommends a vote AGAINST the two stockholder proposals. In addition to the business to be transacted as described above, management will speak on our developments of the past year and respond to comments and questions of general interest to stockholders.

If you plan to attend the Annual Meeting, you will need an admittance ticket or proof of ownership of our Common Stock as of the close of business on March 9, 2009. Please read “INFORMATION CONCERNING VOTING AND SOLICITATION—Attendance at the Annual Meeting” in the accompanying proxy statement.

It is important that your shares be represented and voted whether or not you plan to attend the Annual Meeting in person. This year, we are pleased to use the Securities and Exchange Commission rule that permits companies to furnish proxy materials to stockholders over the Internet. If you are viewing the proxy statement on the Internet, you may grant your proxy electronically via the Internet by following the instructions on the Notice of Internet Availability of Proxy Materials previously mailed to you and the instructions listed on the Internet site. If you have received a paper copy of the proxy statement and proxy card, you may grant a proxy to vote your shares by completing and mailing the proxy card enclosed with the proxy statement, or you may grant your proxy electronically via the Internet or by telephone by following the instructions on the proxy card. If your shares are held in “street name,” which means shares held of record by a broker, bank or other nominee, you should review the Notice of Internet Availability of Proxy Materials or proxy statement and voting instruction form used by that firm to determine whether and how you will be able to submit your proxy by telephone or over the Internet. Submitting a proxy over the Internet, by telephone or by mailing a proxy card, will ensure your shares are represented at the Annual Meeting. Your vote is important, regardless of the number of shares that you own.

On behalf of the Board of Directors, I thank you for your participation. We look forward to seeing you on May 6.

Sincerely,

Kevin W. Sharer

Chairman of the Board, Chief Executive Officer and President

AMGEN INC.

One Amgen Center Drive

Thousand Oaks, California 91320-1799

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 6, 2009

TO THE STOCKHOLDERS OF AMGEN INC.:

NOTICE IS HEREBY GIVEN that the 2009 Annual Meeting of Stockholders of Amgen Inc., a Delaware corporation, will be held on Wednesday, May 6, 2009, at 11:00 A.M., local time, at The St. Regis San Francisco, 125 3 rd Street, San Francisco, California 94103, for the following purposes:

1.	To elect twelve directors to the Board of Directors of Amgen for a term of office expiring at the 2010 annual meeting of stockholders. The nominees for election to the Board of Directors are Dr. David Baltimore, Mr. Frank J. Biondi, Jr., Mr. François de Carbonnel, Mr. Jerry D. Choate, Dr. Vance D. Coffman, Mr. Frederick W. Gluck, Mr. Frank C. Herringer, Dr. Gilbert S. Omenn, Ms. Judith C. Pelham, Admiral J. Paul Reason, USN (Retired), Mr. Leonard D. Schaeffer and Mr. Kevin W. Sharer;

2.	To ratify the selection of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending December 31, 2009;

3.	To approve the proposed Amgen Inc. 2009 Equity Incentive Plan, which authorizes the issuance of 100,000,000 shares, less the number of awards granted under existing plans from December 31, 2008 through the date of our Annual Meeting;

4.	To approve the proposed amendment to our Restated Certificate of Incorporation, as amended, which reduces the sixty-six and two-thirds percent (66-2/3%) voting requirement to a simple majority voting requirement for approval of certain business combinations;

5.	To consider two stockholder proposals, if properly presented; and

6.	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice of Annual Meeting of Stockholders.

The Board of Directors has fixed the close of business on March 9, 2009 as the record date for the determination of stockholders entitled to notice of, and to vote at, this Annual Meeting and at any continuation, postponement or adjournment thereof. Whether or not you plan on attending the 2009 Annual Meeting, we encourage you to submit your proxy as soon as possible using one of three convenient methods: (i) by accessing the Internet site described in these voting materials or voting instruction form provided to you; (ii) by calling the toll-free number; or (iii) by signing, dating and returning any proxy card or instruction form provided to you. By submitting your proxy promptly, you will save the Company the expense of further proxy solicitation.

By Order of the Board of Directors

David J. Scott

Secretary

Thousand Oaks, California

March 26, 2009

AMGEN INC.

One Amgen Center Drive

Thousand Oaks, California 91320-1799

PROXY STATEMENT

INFORMATION CONCERNING VOTING AND SOLICITATION

General

The enclosed proxy is solicited on behalf of the Board of Directors, or Board, of Amgen Inc., a Delaware corporation, for use at our 2009 Annual Meeting of Stockholders, or Annual Meeting, to be held on Wednesday, May 6, 2009, at 11:00 A.M., local time, or at any continuation, postponement or adjournment thereof, for the purposes discussed in this proxy statement and in the accompanying Notice of Annual Meeting of Stockholders, or Notice of Annual Meeting, and any business properly brought before the Annual Meeting. Amgen may also be referred to as the Company, we, us or our in this proxy statement. Proxies are solicited to give all stockholders of record an opportunity to vote on matters properly presented at the Annual Meeting. The Annual Meeting will be held at The St. Regis San Francisco, 125 3rd Street, San Francisco, California 94103.

Pursuant to rules recently adopted by the Securities and Exchange Commission, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials, or Notice, to certain of our stockholders of record, and we are sending a paper copy of the proxy materials and proxy card to other stockholders of record who we believe would prefer receiving such materials in paper form. Brokers and other nominees who hold shares on behalf of beneficial owners will be sending their own similar Notice. Stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to request a printed copy by mail or electronically may be found on the Notice and on the website referred to in the Notice, including an option to request paper copies on an ongoing basis. We intend to make this proxy statement available on the Internet and to mail the Notice, or to mail the proxy statement and proxy card, as applicable, on or about March 26, 2009 to all stockholders entitled to vote at the Annual Meeting.

In this proxy statement when we refer to our fiscal year, we mean the twelve-month period ending December 31 of the stated year (for example, Fiscal 2008 is January 1, 2008 through December 31, 2008), unless specifically stated otherwise.

Important Notice Regarding the Availability of Proxy Materials for the 2009 Shareholder Meeting to Be Held on May 6, 2009.

This proxy statement, our 2008 annual report and our other proxy materials are available at: www.amgen.com/annualmeeting(1). At this website, you will find a complete set of the following proxy materials: proxy statement; 2008 annual report; and proxy card. You are encouraged to access and review all of the important information contained in the proxy materials before submitting a proxy or voting at the meeting.

What Are You Voting On?

You will be entitled to vote on the following proposals at the 2009 Annual Meeting of Stockholders:

•	The election of twelve directors to serve on our Board for a term expiring at the 2010 annual meeting of stockholders;

(1)	This website is not intended to function as a hyperlink and the information contained on the Company’s website is not intended to be part of this proxy statement.

•	The ratification of the selection of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending December 31, 2009;

•

The approval of the proposed Amgen Inc. 2009 Equity Incentive Plan, which authorizes the issuance of 100,000,000 shares, less the number of awards granted under existing plans from December 31, 2008 through the date of our Annual Meeting;

•

The approval of the proposed amendment to our Restated Certificate of Incorporation, as amended, which reduces the sixty-six and two-thirds percent (66-2/3%) voting requirement to a simple majority voting requirement for approval of certain business combinations; and

•	Two stockholder proposals, if properly presented.

Who Can Vote

The Board has set March 9, 2009 as the record date for the Annual Meeting. You are entitled to vote if you were a stockholder of record of our Common Stock, $.0001 par value per share, as of the close of business on March 9, 2009. You are entitled to one vote on each proposal for each share of Common Stock you held on the record date. Your shares may be voted at the Annual Meeting only if you are present in person or your shares are represented by a valid proxy.

Difference Between a Stockholder of Record and a “Street Name” Holder

If your shares are registered directly in your name, you are considered the stockholder of record with respect to those shares.

If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares. However, you are still considered the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot submit a proxy or vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares using the methods described below.

Shares Outstanding and Quorum

At the close of business on March 9, 2009, there were 1,021,307,341 shares of our Common Stock outstanding and entitled to vote at the Annual Meeting. The presence of a majority of the outstanding shares of our Common Stock entitled to vote constitutes a quorum, which is required in order to hold and conduct business at the Annual Meeting. Your shares are counted as present at the Annual Meeting if you:

•	are present in person at the Annual Meeting; or

•	have properly submitted a proxy card by mail or submitted a proxy by telephone or over the Internet.

If you submit your proxy, regardless of whether you abstain from voting on one or more matters, your shares will be counted as present at the Annual Meeting for the purpose of determining a quorum. If your shares are held in “street name,” your shares are counted as present for purposes of determining a quorum if your broker, bank or other nominee submits a proxy covering your shares. Your broker, bank or other nominee is entitled to submit a proxy covering your shares as to certain “routine” matters, even if you have not instructed your broker, bank or other nominee on how to vote on those matters. Please see “—If You Do Not Specify How You Want Your Shares Voted” below.

Voting Your Shares

You may vote by attending the Annual Meeting and voting in person or you may vote by submitting a proxy. The method of voting by proxy differs (1) depending on whether you are viewing this proxy statement on the Internet or receiving a paper copy, and (2) for shares held as a record holder and shares held in “street name.” If you hold your shares of Common Stock as a record holder and you are viewing this proxy statement on the Internet, you may vote by submitting a proxy over the Internet by following the instructions on the website referred to in the Notice previously mailed to you. You may request a paper copy of the proxy statement and proxy card by following the instructions on the Notice provided to you. If you hold your shares of Common

Stock as a record holder and you are reviewing a paper copy of this proxy statement, you may vote your shares by submitting a proxy over the Internet or by telephone by following the instructions on the proxy card, or you may vote by completing, dating and signing the proxy card that was included with the proxy statement and promptly returning it in the preaddressed, postage paid envelope provided to you. If you hold your shares of Common Stock in street name you will receive a Notice from your broker, bank or other nominee that includes instructions on how to vote your shares. Your broker, bank or other nominee will allow you to deliver your voting instructions over the Internet and may also permit you to submit your voting instructions by telephone. In addition, you may request paper copies of the proxy statement and proxy card from your broker by following the instructions on the Notice provided by your broker, bank or other nominee.

The Internet and telephone voting facilities will close at 11:59 P.M., Eastern Time, on May 5, 2009. Stockholders who submit a proxy through the Internet should be aware that they may incur costs to access the Internet, such as usage charges from telephone companies or Internet service providers and that these costs must be borne by the stockholder. Stockholders who submit a proxy by Internet or telephone need not return a proxy card or the form forwarded by your broker, bank or other holder of record by mail.

YOUR VOTE IS VERY IMPORTANT. You should submit your proxy even if you plan to attend the Annual Meeting.

Voting in Person

If you plan to attend the Annual Meeting and wish to vote in person, you will be given a ballot at the Annual Meeting. Please note that if your shares are held of record by a broker, bank or other nominee, and you decide to attend and vote at the Annual Meeting, your vote in person at the Annual Meeting will not be effective unless you present a legal proxy, issued in your name from the record holder, your broker, bank or other nominee. Even if you intend to attend the Annual Meeting, we encourage you to submit your proxy to vote your shares in advance of the Annual Meeting. Please see the important instructions and requirements below regarding “Attendance at the Annual Meeting.”

Changing Your Vote

As a stockholder of record, if you vote by proxy, you may revoke that proxy at any time before it is voted at the Annual Meeting. Stockholders of record may revoke a proxy prior to the Annual Meeting by (i) delivering a written notice of revocation to the attention of the Secretary of the Company at our principal executive office at One Amgen Center Drive, Thousand Oaks, California 91320-1799, Mail Stop 38-5-A, (ii) duly submitting a later-dated proxy over the Internet, by mail, or if applicable, by telephone, or (iii) attending the Annual Meeting in person and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

If your shares are held in the name of a broker, bank, trust or other nominee, you may change your voting instructions by following the instructions of your broker, bank or other record holder.

If You Receive More Than One Proxy Card or Notice

If you receive more than one proxy card or Notice, it means you hold shares that are registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy card or, if you submit a proxy by telephone or the Internet, submit one proxy for each proxy card or Notice you receive.

How Will Your Shares Be Voted

Stockholders of record as of the close of business on March 9, 2009 are entitled to one vote for each share of our Common Stock held on all matters to be voted upon at the Annual Meeting. All shares entitled to vote and represented by properly submitted proxies received before the polls are closed at the Annual Meeting, and not revoked or superseded, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. YOUR VOTE IS VERY IMPORTANT.

If You Do Not Specify How You Want Your Shares Voted

As a stockholder of record, if you submit a signed proxy card or submit your proxy by telephone or Internet and do not specify how you want your shares voted, the proxy holder will vote your shares:

•	FOR the election of the twelve nominees listed in this proxy to serve on our Board for a term expiring at the 2010 annual meeting of stockholders;

•	FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending December 31, 2009;

•

FOR the proposed Amgen Inc. 2009 Equity Incentive Plan, which authorizes the issuance of 100,000,000 shares, less the number of awards granted under existing plans from December 31, 2008 through the date of our Annual Meeting;

•

FOR the proposed amendment to our Restated Certificate of Incorporation, as amended, to reduce the sixty-six and two-thirds percent (66-2/3%) voting requirement to a simple majority for approval of certain business combinations; and

•	AGAINST the two stockholder proposals, if properly presented.

A “broker non-vote” occurs when a nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner and does not have discretionary authority to vote the shares. If you hold your shares in street name and do not provide voting instructions to your broker or other nominee, your shares will be considered to be broker non-votes and will not be voted on any proposal on which your broker or other nominee does not have discretionary authority to vote. Shares that constitute broker non-votes will be counted as present at the Annual Meeting for the purpose of determining a quorum, but will not be considered entitled to vote on the proposal in question. Brokers generally have discretionary authority to vote on the election of directors to serve on our Board, the proposed amendment to our Restated Certificate of Incorporation, as amended, and the ratification of the selection of Ernst & Young LLP as our independent registered public accountants. Brokers, however, do not have discretionary authority to vote on approval of the proposed 2009 Equity Incentive Plan or on any stockholder proposal.

In their discretion, the proxy holders named in the proxy are authorized to vote on any other matters that may properly come before the Annual Meeting and at any continuation, postponement or adjournment thereof. The Board knows of no other items of business that will be presented for consideration at the Annual Meeting other than those described in this proxy statement. In addition, other than the two stockholder proposals described in this proxy statement, no other stockholder proposal or nomination was received on a timely basis, so no such matters may be brought to a vote at the Annual Meeting.

Counting of Votes

All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Shares held by persons attending the Annual Meeting but not voting, shares represented by proxies that reflect abstentions as to one or more proposals and broker non-votes will be counted as present for purposes of determining a quorum.

Election of Directors. In February 2007, the Board amended our Amended and Restated Bylaws, as amended, to adopt a majority voting standard for the election of directors in uncontested elections, which is generally defined as an election in which the number of nominees does not exceed the number of directors to be elected at the meeting. In the election of directors, you may either vote “for,” “against” or “abstain.” Cumulative voting is not permitted. Under our majority voting standard, in uncontested elections of directors, such as this election, each director must be elected by the affirmative vote of a majority of the votes cast by the shares present in person or represented by proxy and entitled to vote. A “majority of the votes cast” means that the number of votes cast “for” a director nominee exceeds the number of votes cast “against” the nominee. For these purposes, abstentions will not count as a vote “for” or “against” a nominee’s election and thus will have no effect in determining whether a director nominee has received a majority of the votes cast. Because brokers have discretionary authority to vote on the election of directors, we do not expect any broker non-votes in connection with the election of directors. If a director nominee is an incumbent director and does not receive a majority of the votes cast in an uncontested election, that director will continue to serve on the Board as a “holdover” director, but must tender his or her resignation to the Board promptly after certification of the election results of the stockholder vote. The Governance and Nominating Committee of the Board will then recommend to the Board whether to accept the resignation or whether other action should be taken. The Board will act on the tendered resignation, taking into account the recommendation of the Governance and Nominating Committee, and the Board’s decision will be publicly disclosed within 90 days after certification of the election results of stockholder vote. A director who tenders his or her resignation after failing to receive a majority of the votes cast will not participate in the recommendation of the Governance and Nominating Committee or the decision of the Board with respect to his or her resignation.

Ratification of Auditors. The ratification of the selection of Ernst & Young LLP requires the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions will have the same effect as votes “against” the ratification. Because brokers have discretionary authority to vote on the ratification, we do not expect any broker non-votes in connection with the ratification.

2009 Equity Incentive Plan. The approval of our proposed 2009 Equity Incentive Plan requires the affirmative vote of the holders of a majority of the votes cast on the proposal. A “majority of the votes cast” means that the number of votes “for” the approval of our proposed 2009 Equity Incentive Plan exceeds the number of votes cast “against” the proposed 2009 Equity Incentive Plan. Brokers do not have discretionary authority to vote on this proposal. Abstentions and broker non-votes will not be counted as “for” or “against” the approval of the proposed 2009 Equity Incentive Plan.

Amendment to Restated Certificate of Incorporation. The approval of the proposed amendment to our Restated Certificate of Incorporation, as amended, requires the affirmative vote of the holders of not less than 66-2/3% of the outstanding shares of our Common Stock. In addition, the proposed amendment will be effective only if a Certificate of Amendment to the Restated Certificate of Incorporation, which includes the amendment to the Restated Certificate of Incorporation, as amended, approved by stockholders, is filed with the Secretary of State of the State of Delaware. Abstentions will have the same effect as votes against the proposed amendment to the Restated Certificate of Incorporation. Because brokers have discretionary authority to vote on the proposed amendment to the Restated Certificate of Incorporation, as amended, we do not expect any broker non-votes in connection with the proposed amendment to the Restated Certificate of Incorporation, as amended.

Stockholder Proposals. The approval of each of the two stockholder proposals, if properly presented at the Annual Meeting, requires the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions will have the same effect as votes “against” such proposals. Brokers do not have discretionary authority to vote on these proposals. Broker non-votes, however, will have no effect on either of the two stockholder proposals as brokers are not entitled to vote on such proposals.

Inspector of Election

All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Solicitation of Proxies

We will bear the entire cost of solicitation of proxies, including preparation, assembly and mailing of this proxy statement, the proxy, the Notice and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of our Common Stock in their names that are beneficially owned by others to forward to those beneficial owners. We may reimburse persons representing beneficial owners for their costs of forwarding the solicitation materials to the beneficial owners. Original solicitation of proxies may be supplemented by telephone, facsimile, electronic mail or personal solicitation by our directors, officers or employees. No additional compensation will be paid to our directors, officers or employees for such services. In addition, we have retained Georgeson Inc. to assist in the solicitation of proxies for a fee of approximately $267,000 plus distribution costs and other costs and expenses. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours at our offices at One Amgen Center Drive, Thousand Oaks, California, 91320-1799 for the ten days prior to the Annual Meeting, and also at the Annual Meeting.

Attendance at the Annual Meeting

In order to attend the Annual Meeting, you will need an admittance ticket and proof of ownership of our Common Stock as of the close of business on March 9, 2009. If you have received a paper copy of the proxy statement, to receive an admittance ticket you will need to complete and return the postage-paid reply card attached to this proxy statement. If you received electronic delivery of this proxy statement, you will receive an e-mail with instructions for obtaining an admittance ticket. If you are viewing the proxy statement over the Internet, please follow the instructions indicated on the website referred to in the Notice. Each stockholder is entitled to one admittance ticket. Directions to attend the Annual Meeting will be sent with your admittance ticket and are available at the website referred to in the Notice.

You must bring certain documents with you in order to be admitted to the Annual Meeting. The purpose of this requirement is to help us verify that you are actually a stockholder of the Company. Please read the following rules carefully, because they specify the documents that you must bring with you to the Annual Meeting in order to be admitted. The items that you must bring with you differ depending upon whether or not you were a record holder of the Company’s stock as of the close of business on March 9, 2009. A “record holder” of stock is someone whose shares of stock are registered in his or her name in the records of the Company’s transfer agent. Many stockholders are not record holders because their shares of stock are registered in the name of their broker, bank, trust or other nominee, and the broker, bank, trust or other nominee is the record holder instead. All persons must bring a valid personal photo identification (such as a driver’s license or passport). If you are a record holder, at the Annual Meeting, we will check your name for verification purposes against our list of record holders as of the close of business on March 9, 2009.

If a broker, bank, trust or other nominee was the record holder of your shares of Common Stock as of the close of business on March 9, 2009, then you must also bring to the Annual Meeting:

•	Proof that you owned shares of our Common Stock as of the close of business on March 9, 2009.

Examples of proof of ownership include the following: (1) an original or a copy of the voting information form from your bank or broker with your name on it; (2) a letter from your bank or broker stating that you owned shares of our Common Stock as of the close of business on March 9, 2009; or (3) a brokerage account statement indicating that you owned shares of our Common Stock as of the close of business on March 9, 2009.

If you are a proxy holder for a stockholder of the Company who owned shares of our Common Stock as of the close of business on March 9, 2009, then you must also bring to the Annual Meeting:

•	The executed proxy naming you as the proxy holder, signed by a stockholder of the Company who owned shares of our Common Stock as of the close of business on March 9, 2009.

ITEM 1

ELECTION OF DIRECTORS

Under our Restated Certificate of Incorporation, as amended, and our Amended and Restated Bylaws, as amended, the Board has the power to set the number of directors from time to time between nine and fourteen members. The Board has currently fixed the number of directors at twelve. In October 2008, François de Carbonnel was appointed to serve as a director and, as a result, we currently have twelve directors. Based upon the recommendation of our Governance and Nominating Committee, the Board has nominated the following directors to stand for re-election for a one-year term expiring at our 2010 annual meeting of stockholders and until his or her successor is elected and qualified, or until his or her earlier retirement, resignation, disqualification, removal or death.

Name	Age	Director Since	Audit	Governance and Nominating	Executive	Compensation and Management Development	Equity Award	Corporate Responsibility and Compliance
Dr. David Baltimore	71	1999	X	X
Mr. Frank J. Biondi, Jr.	64	2002	C		X
Mr. François de Carbonnel	62	2008	X	X
Mr. Jerry D. Choate	70	1998		X	X	X	X
Dr. Vance D. Coffman	64	2007	X	X
Mr. Frederick W. Gluck	73	1998		X	X	C	C
Mr. Frank C. Herringer	66	2004		C	X	X
Dr. Gilbert S. Omenn	67	1987	X					X
Ms. Judith C. Pelham	63	1995	X					X
Admiral J. Paul Reason, USN (Retired)	68	2001				X		X
Mr. Leonard D. Schaeffer	63	2004			X	X		C
Mr. Kevin W. Sharer	61	1992			C		X

“C” indicates Chair of the Committee.

Vacancies on the Board (including any vacancy created by an increase in the size of the Board) may be filled only by persons elected by a majority of the directors remaining in office, even though less than a quorum. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the size of the Board) will serve until the next annual meeting of stockholders and until such director’s successor is elected and qualified, or until such director’s earlier retirement, resignation, disqualification, removal or death.

If any nominee should become unavailable for election prior to the Annual Meeting, an event that currently is not anticipated by the Board, the proxies will be voted in favor of the election of a substitute nominee or nominees proposed by the Board or the number of directors may be reduced accordingly. Each nominee has agreed to serve if elected and the Board has no reason to believe that any nominee will be unable to serve.

Set forth below is biographical information for each nominee. There are no family relationships among any of our directors or among any of our directors and our executive officers.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” EACH OF THE NOMINEES NAMED BELOW. PROXIES WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES UNLESS OTHERWISE SPECIFIED.

DAVID BALTIMORE

Dr. David Baltimore, age 71, has served as a director of the Company since June 1999. He is currently President Emeritus of and Robert Andrews Millikan Professor of Biology at the California Institute of Technology, or Caltech. From October 1997 to September 2006, Dr. Baltimore was the President of Caltech. From July 1995 to October 1997, Dr. Baltimore was an Institute Professor at the Massachusetts Institute of

Technology, or MIT, and from July 1994 to October 1997, the Ivan R. Cottrell Professor of Molecular Biology and Immunology at MIT. Dr. Baltimore is a director of BB Biotech, AG, a Swiss investment company. In 1975, Dr. Baltimore was the co-recipient of the Nobel Prize in Medicine.

FRANK J. BIONDI, JR.

Mr. Frank J. Biondi, Jr., age 64, has served as a director of the Company since January 2002. Since March 1999, he has served as Senior Managing Director of WaterView Advisors LLC, an investment advisor organization. From April 1996 to November 1998, Mr. Biondi served as Chairman and Chief Executive Officer of Universal Studios, Inc. From July 1987 to January 1996, Mr. Biondi served as President and Chief Executive Officer of Viacom, Inc. Mr. Biondi is a director of Cablevision Systems Corp., Hasbro, Inc., Seagate Technology and Yahoo! Inc. Mr. Biondi was a member of the board of directors of The Bank of New York Mellon Corporation until August 2008.

FRANÇOIS de CARBONNEL

Mr. François de Carbonnel, 62, has served as a director of the Company since October 2008. Mr. de Carbonnel was first identified to the Governance and Nominating Committee as a potential director candidate by Kevin Sharer, our Chief Executive Officer. Mr. de Carbonnel is non-executive Chairman of the Board and director of Thomson S.A., a French public company and provider of solutions for the creation, management, delivery and access of video for the Communication, Media & Entertainment industries (Euronext Paris, NYSE). He is also on the Boards of Pages Jaunes S.A., a French public company which publishes directories, and of Quilvest S.A., a public Luxembourg company which provides wealth management and private equity services, and on the Boards of Ecofin Global Utilities Hedge Fund Ltd. and Ecofin North America Utilities Hedge Fund Ltd., both Irish public companies which provide discretionary fund management services and advice to institutions in utilities and infrastructure industries. From August 2004 until December 2006, Mr. de Carbonnel served as Senior Advisor of the Global Corporate and Investment Bank of Citigroup. From December 1999 to August 2004, he was Managing Director, and member of the Operating Committee, of the Global Corporate and Investment Bank of Citigroup. From October 1994 to February 1998, Mr. de Carbonnel served as Chairman and Chief Executive Officer of Midial S.A., a French public company, and from 1996 to 1998 Mr. de Carbonnel also served as Chairman of General Electric Capital SNC. He was President of GE Capital-Europe, Executive Vice President of GE Capital and Vice President of GE from August 1990 to September 1992. From April 1981 until August 1990, he served as President of Strategic Planning Associates (SPA). Prior to joining SPA, Mr. de Carbonnel served as Vice President of the Boston Consulting Group, where he worked from 1971 to 1981. Mr. de Carbonnel is a French citizen and resides in Europe.

JERRY D. CHOATE

Mr. Jerry D. Choate, age 70, has served as a director of the Company since August 1998. From January 1995 to January 1999, Mr. Choate served as Chairman of the Board and Chief Executive Officer of The Allstate Corporation, an insurance holding company. From August 1994 to January 1995, Mr. Choate served as President and Chief Executive Officer of Allstate and had previously held various management positions at Allstate since 1962. Mr. Choate is a director of Valero Energy Corporation and serves on the Board of Trustees for the Van Kampen Mutual Funds.

VANCE D. COFFMAN

Dr. Vance D. Coffman, 64, has served as a director of the Company since October 2007. Dr. Coffman served in various executive capacities at Lockheed Martin Corporation, a high technology aerospace and defense company. He served as Vice Chairman of the Board and Chief Executive Officer from 1997, as Chairman of the Board and Chief Executive Officer from 1998 until 2004, and as Chairman of the Board until 2005. He is a Member of the

National Academy of Engineering and a Fellow in the American Institute of Aeronautics and Astronautics and the American Astronautical Society. He is also a director of 3M Company and Deere & Company.

FREDERICK W. GLUCK

Mr. Frederick W. Gluck, age 73, has served as a director of the Company since February 1998. He is currently a non-executive Chairman of the Board of CytomX Therapeutics, LLC and Cynvenio Biosystems LLC, privately-held medical technology companies. Mr. Gluck is a former managing partner of McKinsey & Company, Inc., an international management consulting firm. From 1967 to 1995, he served with McKinsey and from 1988 to 1994 he led the firm as its Managing Director, when he retired to join Bechtel Group, Inc., an engineering, construction and project management company, where he served as Vice Chairman and Director. Mr. Gluck retired from Bechtel in July 1998. He rejoined McKinsey as a consultant in 1998 and continued in that role until July 2003, when he retired.

FRANK C. HERRINGER

Mr. Frank C. Herringer, age 66, has served as a director of the Company since May 2004. Mr. Herringer has been Chairman of the Board of Transamerica Corporation, a financial services company, since 1995. From 1991 to 1999, he served as Chief Executive Officer of Transamerica and from 1986 to 1999 he served as President. From 1999 to 2000, Mr. Herringer served on the Executive Board of Aegon N.V. and as Chairman of the Board of Aegon U.S.A. Mr. Herringer is a director of The Charles Schwab Corporation and Safeway Inc.

GILBERT S. OMENN

Dr. Gilbert S. Omenn, age 67, has served as a director of the Company since January 1987. Since September 1997, he has been Professor of Internal Medicine, Human Genetics and Public Health at the University of Michigan. From September 1997 to July 2002, Dr. Omenn also served as Executive Vice President for Medical Affairs and as Chief Executive Officer of the University of Michigan Health System. From July 1982 to September 1997, Dr. Omenn was the Dean of the School of Public Health and Community Medicine and Professor of Medicine at the University of Washington. Dr. Omenn is a director of Rohm & Haas Co. and Armune BioScience, Inc.

JUDITH C. PELHAM

Ms. Judith C. Pelham, age 63, has served as a director of the Company since May 1995. She is currently President Emeritus of Trinity Health, a national system of healthcare facilities, including hospitals, long-term care, home care, psychiatric care, residences for the elderly and ambulatory care, and one of the largest Catholic healthcare systems in the U.S. and sits on the board of trustees of Smith College. From May 2000 to December 2004, Ms. Pelham was President and Chief Executive Officer of Trinity Health. From January 1993 to April 2000, Ms. Pelham was the President and Chief Executive Officer of Mercy Health Services, a system of hospitals, home care, long-term care, ambulatory services and managed care established to carry out the health ministry sponsored by the Sisters of Mercy Regional Community of Detroit. From 1982 to 1992, Ms. Pelham was President and Chief Executive Officer of Daughters of Charity Health Services, Austin, Texas, a network of hospitals, home care and ambulatory services serving central Texas.

J. PAUL REASON

Admiral J. Paul Reason, USN (Retired), age 68, has served as a director of the Company since January 2001. From September 2005 to September 2006, he served as Vice Chairman and Director of Metro Machine Corporation, a privately-held ship repair company. From July 2000 to September 2005, he served as President and Chief Operating Officer of Metro Machine. From December 1996 to September 1999, Adm. Reason was a U.S. Navy Four Star Admiral and Commander-In-Chief of the U.S. Atlantic Fleet. From August 1994 to

November 1996, Adm. Reason served as Deputy Chief of Naval Operations. From June 1965 to July 1994, Adm. Reason served in numerous capacities, both at sea and ashore, in the U.S. Navy. Adm. Reason is a director of Norfolk Southern Corporation and Todd Shipyards Corporation.

LEONARD D. SCHAEFFER

Mr. Leonard D. Schaeffer, age 63, has served as a director of the Company since March 2004. He is currently Chairman of the Board of Surgical Care Affiliates, LLC and a Senior Advisor for Texas Pacific Group, a private investment firm. Mr. Schaeffer is the former Chairman of the Board of Directors of WellPoint Inc., the leading health benefits company in the United States. From 1992 through 2004, he was Chairman and Chief Executive Officer of WellPoint Health Networks Inc. Mr. Schaeffer was the Administrator of the U.S. Health Care Financing Administration (now CMS) from 1978 to 1980. He is a member of the Institute of Medicine and a director of Allergan, Inc. and Quintiles Transnational Corp.

KEVIN W. SHARER

Mr. Kevin W. Sharer, age 61, has served as a director of the Company since November 1992. Since May 2000, Mr. Sharer has been Chief Executive Officer and President of the Company and has also been Chairman of the Board since December 2000. From October 1992 to May 2000, Mr. Sharer served as our President and Chief Operating Officer. From April 1989 to October 1992, Mr. Sharer was President of the Business Markets Division of MCI Communications Corporation, a telecommunications company. From February 1984 to March 1989, Mr. Sharer served in numerous executive capacities at General Electric Company. Mr. Sharer is a director of Chevron Corporation and Northrop Grumman Corporation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NAMED NOMINEES.

ITEM 2

RATIFICATION OF SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of the Board has selected Ernst & Young LLP, or Ernst & Young, as our independent registered public accountants for the fiscal year ending December 31, 2009, and the Board has further directed that management submit this selection for ratification by the stockholders at our Annual Meeting. Ernst & Young served as our independent registered public accounting firm and has audited our financial statements since the Company’s inception in 1980. A representative of Ernst & Young is expected to be present at the Annual Meeting and will have an opportunity to make a statement and respond to appropriate questions.

Stockholder ratification of the selection of Ernst & Young as our independent registered public accountants is not required by our Amended and Restated Bylaws, as amended, or otherwise. However, the Board is submitting the selection of Ernst & Young to the stockholders for ratification because we believe it is a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Ernst & Young, but still may retain them. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our best interests and that of our stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.

ITEM 3

APPROVAL OF OUR PROPOSED 2009 EQUITY INCENTIVE PLAN

We are asking you to approve the proposed Amgen Inc. 2009 Equity Incentive Plan (2009 Plan). Our Board has adopted, subject to stockholder approval, the 2009 Plan for members of our Board, and the employees and consultants of Amgen, its subsidiaries and affiliates. The 2009 Plan will become effective upon approval of the 2009 Plan by our stockholders at the Annual Meeting. Upon approval of the 2009 Plan, no further awards may be made under our existing equity plans or our equity compensation plans established for our foreign affiliates which are still in effect as of December 31, 2008(1) (collectively, Prior Plans). For a table which includes information concerning the number of shares of our Common Stock that may be issued upon exercise of any outstanding form of award granted under all of Prior Plans see “SECURITIES AUTHORIZED FOR ISSUANCE UNDER EXISTING EQUITY COMPENSATION PLANS.”

Approval of the 2009 Plan will also constitute approval for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (Code) of the performance award units for the 2009-2011 performance period commencing January 1, 2009 and ending December 31, 2011 (the 2009-2011 Performance Period) that were granted under the 2009 Performance Award Program (2009 Performance Award Program) that implements the 2009 Plan. If the 2009 Plan is not approved by our stockholders, the performance units for the 2009-2011 Performance Period will be cancelled and become null and void. Please see “—New Plan Benefits” below for more details regarding the 2009-2011 Performance Period performance units and the 2009 Performance Award Program under which such units were granted.

INTRODUCTION

Equity-based compensation has been a major component of our compensation programs. Our Board believes that our capacity to grant equity-based compensation has been a significant factor in our ability to achieve our growth objectives and enhance stockholder value. The principal features of the 2009 Plan are summarized below, but the summary is qualified in its entirety by reference to the 2009 Plan itself. The 2009 Plan is attached to this proxy statement as Appendix A.

Purpose

The purpose of the 2009 Plan is to promote our success and enhance our value by linking the individual interests of the members of our Board, our employees, and our consultants to those of our stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to our stockholders. The 2009 Plan is further intended to provide us flexibility in our ability to motivate, attract, and retain the services of members of our Board, our employees, and our consultants upon whose judgment, interest, and special effort the successful conduct of our operation is largely dependent. The 2009 Plan is designed to enable us to grant performance-based equity and cash awards that qualify as “performance-based compensation” under Section 162(m) of the Code.

Size of the Share Pool

The 2009 Plan authorizes the issuance of 100,000,000 shares of our Common Stock, reduced by grants made after December 31, 2008 under the Prior Plans as of the date of the Annual Meeting. From December 31, 2008 through March 9, 2009, 376,296 awards have been granted under the Prior Plans. If our stockholders approve the 2009 Plan, the number of shares reserved for issuance under the 2009 Plan will be increased by the number of shares relating to awards outstanding under the 2009 Plan or relating to awards granted after December 31, 2008 under any of the Prior Plans that expire, or are forfeited, terminated or cancelled, without the issuance of shares, or are settled in cash in lieu of shares. As of March 9, 2009, there were 43,601,120 awards

(1)	The Amgen Inc. Amended and Restated 1991 Equity Incentive Plan, the Amgen Inc. Amended and Restated 1999 Equity Incentive Plan, the Amgen Inc. Amended and Restated 1999 Incentive Stock Plan, the Amgen Limited Sharesave Plan, the Amgen Limited 2000 U.K. Company Employee Share Option Plan, and the Amgen Technology Ireland Irish Tax Approved Share Plan.

outstanding under the Prior Plans. For more information regarding the shares available for issuance under the 2009 Plan see “—Limitations On Awards and Shares Available” below.

Under the terms of the 2009 Plan, the pool of shares may be used for all types of awards under a fungible pool formula. Pursuant to this fungible pool formula, the authorized share limit will be reduced by one (1) share of our Common Stock for every one (1) share subject to an option or stock appreciation right granted under the 2009 Plan and 1.9 shares of our Common Stock for every one (1) share subject to an award other than an option or stock appreciation right.

If the stockholders approve the 2009 Plan, no additional awards will be made under the Prior Plans. As of March 9, 2009 there were 17,727,408 shares of our Common Stock available under the Prior Plans.

Stockholder Approval Requirement

Stockholder approval of the 2009 Plan is necessary in order for us to (1) meet the stockholder approval requirements of the NASDAQ, (2) take tax deductions for certain compensation resulting from awards granted thereunder qualifying as performance-based compensation under Section 162(m) of the Code, and (3) grant incentive stock options, or ISOs, thereunder.

Compensation and Governance Best Practices

The 2009 Plan authorizes the Compensation and Management Development Committee (or Compensation Committee) of our Board (or, if our Board determines, another committee of our Board) to provide equity-based compensation in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, performance-based awards, dividend equivalents, stock payments and deferred stock awards structured by the Compensation Committee within parameters set forth in the 2009 Plan, for the purpose of providing the members of our Board and our employees and consultants equity compensation, incentives and rewards for performance. The 2009 Plan reflects a broad range of compensation and governance best practices, with some of the key features of the 2009 Plan as follows:

•

Limitations on Grants. The maximum aggregate number of shares with respect to one or more awards that may be granted to any one person during any calendar year is 4,000,000. Generally, the number of shares that we may issue or transfer upon the exercise of ISOs may not exceed the total number of shares authorized for grant under the 2009 Plan, in the aggregate. However, this number may be adjusted to take into account equity restructurings and certain other corporate transactions as described below, the issuance of rights and certain other events described in the 2009 Plan, in addition to the share limitations described above under “Size of the Share Pool.”

•

No Repricing or Replacement of Options or Stock Appreciation Rights. The 2009 Plan prohibits, without stockholder approval: (i) the amendment of options or stock appreciation rights to reduce the exercise price, and (ii) the replacement of an option or stock appreciation right with cash or any other award when the price per share of the option or stock appreciation right exceeds the fair market value of the underlying shares, except with respect to any Substitute Award (as defined in “—Limitations On Awards and Shares Available” below).

•

No In-the-Money Option or Stock Appreciation Right Grants. The 2009 Plan prohibits the grant of options or stock appreciation rights with an exercise or base price less than the fair market value, generally the closing price, of our Common Stock on the date of grant.

•

Section 162(m) Qualification. The 2009 Plan is designed to allow awards made under the 2009 Plan, including equity awards and incentive cash bonuses, to qualify as performance-based compensation under Section 162(m) of the Code.

•

Independent Administration. The Compensation Committee of our Board, which consists of only non-employee directors generally will administer the 2009 Plan if it is approved by stockholders, and only the Compensation Committee may make grants of awards to persons who are subject to Section 16 of the Exchange Act and persons who are “covered employees” within the meaning of Section 162(m) of the Code. The Compensation Committee may delegate certain of its duties and authorities to a subcommittee for awards to certain non-executive employees.

ADMINISTRATION

The 2009 Plan will be administered by the Compensation Committee of our Board. Unless otherwise determined by our Board, the Compensation Committee shall consist solely of two or more directors appointed by our Board, each of whom is an “outside director” within the meaning of Section 162(m) of the Code, a “non-employee director” within the meaning of the rules under Section 16 of the Securities Exchange Act of 1934, as amended, and an “independent director” under the rules of the NASDAQ (or other principal securities market on which shares of our Common Stock are traded). The Compensation Committee may delegate to a committee of one or more members of our Board or one or more of our officers the authority to grant or amend awards to participants other than our senior executives who are subject to Section 16 of the Exchange Act, employees who are “covered employees” within the meaning of Section 162(m) of the Code, and the regulations thereunder, or a member of our Board or an officer to whom authority has been delegated under the 2009 Plan to grant or amend awards.

The Board, acting by a majority of its members in office, will have authority to administer the 2009 Plan with respect to awards granted to non-employee members of our Board, the Equity Award Committee of the Board has been delegated the authority to administer the 2009 Plan with respect to awards granted to certain non-key employees, and the Compensation Committee will have authority to administer the 2009 Plan to all other eligible individuals. References to Administrator in the remainder of this ITEM 3 shall mean, as applicable, the full Board, the Compensation Committee or the Equity Award Committee as the entity to which the administration of the 2009 Plan has been delegated within the limits described in the 2009 Plan. Unless otherwise limited by the Board, the Administrator will have the authority to administer the 2009 Plan with respect to grants of equity awards, including the power to determine eligibility, the types and sizes of awards, the price and timing of awards and the acceleration or waiver of any vesting restriction, as well as the authority to delegate such administrative responsibilities.

ELIGIBILITY

Persons eligible to participate in the 2009 Plan are all non-employee members of our Board, consisting of eleven (11) directors, the approximately 16,600 employees and consultants of Amgen and its subsidiaries and affiliates, as determined by the Administrator.

LIMITATION ON AWARDS AND SHARES AVAILABLE

An aggregate of 100,000,000 shares of our Common Stock are available for grant pursuant to the 2009 Plan, less one (1) share for every one (1) share that was subject to an option or stock appreciation right granted under any Prior Plan (after December 31, 2008 and prior to the stockholder approval of the 2009 Plan) and less 1.9 shares for every one (1) share that was subject to an award other than an option or stock appreciation right granted under any Prior Plan (after December 31, 2008 and prior to the stockholder approval of the 2009 Plan). Between December 31, 2008 and March 9, 2009, 251,920 options and 124,376 awards of restricted stock or restricted stock units were granted under the Prior Plans. Subject to certain permitted adjustments, the number of shares authorized for grant as ISOs shall be no more than the total number of shares authorized for grant under the 2009 Plan. After the date of the approval of the 2009 Plan by stockholders, no awards may be granted under the Prior Plans. Shares that are subject to awards of options or stock appreciation rights granted under the 2009 Plan will be counted against this limit as one (1) share for every one (1) share granted. Shares that are subject to awards granted under the 2009 Plan other than options or stock appreciation rights will be counted against this limit as 1.9 shares for every one (1) share granted. The shares of our Common Stock covered by the 2009 Plan may be treasury shares, authorized but unissued shares, or shares purchased in the open market.

If (i) any shares subject to an award under the 2009 Plan are forfeited or expire or an award under the 2009 Plan is settled for cash, or (ii) any shares subject to an award granted after December 31, 2008 under any Prior Plan are forfeited or expire or an award under any Prior Plan is settled for cash, then any shares subject to such award may, to the extent of such forfeiture, expiration or cash settlement, be used again for new grants under the 2009 Plan. However, any shares tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any award, any shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right on its exercise, and any shares purchased on the open market with the cash proceeds from the exercise of options, either under any of the Prior Plans or the 2009 Plan, may not be used again for new grants.

Any shares that again become available for grant will be added back as (i) one (1) share if such shares were subject to an option or stock appreciation right granted under either the 2009 Plan or any Prior Plan, and (ii) as 1.9 shares if such shares were subject to awards other than options or stock appreciation rights granted under the 2009 Plan or any Prior Plan.

Awards granted under the 2009 Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by an entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock (but not awards made in connection with the cancellation and repricing of an option or stock appreciation right) (Substitute Awards) will not reduce the shares authorized for grant under the 2009 Plan. Additionally, in the event that a company acquired by us or any of our subsidiaries or affiliates or with which we or any of our subsidiaries or affiliates combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan may be used for awards under the 2009 Plan and will not reduce the shares authorized for grant under the 2009 Plan, absent the acquisition or combination, and will only be made to individuals who were not employed by or providing services to us or any of our subsidiaries or affiliates immediately prior to such acquisition or combination.

The maximum number of shares of our Common Stock that may be subject to one or more awards granted to any one participant pursuant to the 2009 Plan during any calendar year is 4,000,000 and the maximum amount that may be paid in cash to any one participant during any calendar year with respect to any performance-based award is Fifteen Million Dollars ($15,000,000).

AWARDS

The 2009 Plan provides for the grant of ISOs, nonqualified stock options, restricted stock, restricted stock units, stock appreciation rights, performance-based awards, dividend equivalents, stock payments and deferred stock awards. No determination has been made as to the types or amounts of awards that will be granted to specific individuals pursuant to the 2009 Plan. See the “Summary Compensation Table” and “Grants of Plan-Based Awards” table for information on awards granted under any of the Prior Plans to our Named Executive Officers identified in those tables.

Stock options, including ISOs, as defined under Section 422 of the Code, and nonqualified stock options may be granted pursuant to the 2009 Plan. The option exercise price of all stock options granted pursuant to the 2009 Plan will not be less than 100% of the fair market value of our Common Stock on the date of grant. In general, the fair market value shall be the closing sales price for a share of our Common Stock as quoted on the NASDAQ on the date of grant, which as of March 9, 2009 was $46.27. Stock options may vest and become exercisable as determined by the Administrator, but in no event may a stock option have a term extending beyond the tenth anniversary of the date of grant. ISOs granted to any person who owns, as of the date of grant, stock possessing more than ten percent of the total combined voting power of all classes of our stock, however, shall have an exercise price that is not less than 110% of the fair market value of our Common Stock on the date of grant and may not have a term extending beyond the fifth anniversary of the date of grant. The aggregate fair market value of the shares with respect to which options intended to be ISOs are exercisable for the first time by an employee in any calendar year may not exceed One Hundred Thousand Dollars ($100,000), or such other amount as Section 422 of the Code provides.

Restricted stock units may be granted pursuant to the 2009 Plan. A restricted stock unit award provides for the issuance of our Common Stock at a future date upon the satisfaction of specific conditions set forth in the applicable award agreement. The Administrator will specify the dates on which the restricted stock units will become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including conditions based on achieving one or more of the performance criteria listed below, or other specific criteria, including service to us or any of our subsidiaries or affiliates. Restricted stock units may not be sold, or otherwise hypothecated or transferred, and a holder of restricted stock units will not have voting rights or dividend rights prior to the time when the vesting conditions are satisfied and the shares of Common Stock are issued. Restricted stock units generally will be forfeited and the underlying shares of our Common Stock will not be issued, if the applicable vesting conditions are not met. The Administrator will specify, or permit the restricted stock unit holder to elect, the conditions and dates upon which the shares underlying the vested restricted stock units will be issued (subject to compliance with the deferred compensation requirements of Section 409A of the Code). Restricted stock units may be paid in cash, shares, or both, as determined by the Administrator. On the distribution dates, we will transfer to the participant one unrestricted, fully transferable share of our Common Stock (or the fair market value of one such share in cash) for each restricted stock unit scheduled to be paid out on such date and not previously forfeited. Restricted stock units may constitute, or provide for a deferral of compensation, subject to Section 409A of the Code and there may be certain tax consequences if the requirements of Section 409A of the Code are not met.

Restricted stock may be granted pursuant to the 2009 Plan. A restricted stock award is the grant of shares of our Common Stock at a price determined by the Administrator, if any, and which is nontransferable and may be subject to substantial risk of forfeiture until specific conditions are met. Conditions may be based on continuing service to us or any of our subsidiaries or affiliates or achieving one or more of the performance criteria listed below, or other specific criteria. During the period of restriction, participants holding shares of restricted stock have full voting and dividend rights with respect to such shares unless otherwise provided by the Administrator. Restricted stock generally may be repurchased by us at the original purchase price, if any, or forfeited, if the vesting conditions and other restrictions are not met. The restrictions will lapse in accordance with a schedule or other conditions determined by the Administrator.

Stock appreciation rights may be granted pursuant to the 2009 Plan. A stock appreciation right entitles its holder, upon exercise of all or a portion of the stock appreciation right, to receive from us an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the stock appreciation right from the fair market value on the date of exercise of the stock appreciation right by the number of shares with respect to which the stock appreciation right has been exercised, subject to any limitations imposed by the Administrator. The exercise price per share subject to a stock appreciation right will be set by the Administrator, but may not be less than 100% of the fair market value on the date the stock appreciation right is granted. The Administrator determines the period during which the right to exercise the stock appreciation right vests in the holder, but in no event may a stock appreciation right have a term extending beyond the tenth anniversary of the date of grant. No portion of a stock appreciation right which is unexercisable at the time the holder’s employment with us terminates will thereafter become exercisable, except as may be otherwise provided by the Administrator. Payment of the stock appreciation right may be in cash, shares, or a combination of both, as determined by the Administrator.

Dividend equivalents may be granted pursuant to the 2009 Plan, except that no dividend equivalents may be payable with respect to options or stock appreciation rights pursuant to the 2009 Plan. A dividend equivalent is the right to receive the equivalent value of dividends paid on shares. Dividend equivalents that are granted by the Administrator are credited as of dividend payments dates during the period between the date an award is granted and the date such award vests, is exercised, is distributed or expires, as determined by the Administrator. Such dividend equivalents will be converted to cash or additional shares of our Common Stock by such formula, at such time and subject to such limitations as may be determined by the Administrator.

Stock payments may be granted pursuant to the 2009 Plan. A stock payment is a payment in the form of shares of our Common Stock or an option or other right to purchase shares, as part of a bonus, deferred compensation or other arrangement. The number or value of shares of any stock payment will be determined by the Administrator and may be based on continuing service with us or any of our subsidiaries or affiliates or achieving one or more of the performance criteria listed below, or other specific criteria determined by the Administrator. Except as otherwise determined by the Administrator, shares underlying a stock payment which is subject to a vesting schedule or other conditions set by the Administrator will not be issued until those conditions have been satisfied. Stock payments may, but are not required to, be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to any individual who is eligible to receive awards.

Deferred stock may be granted pursuant to the 2009 Plan. Deferred stock is a right to receive shares of our Common Stock. The number of shares of deferred stock will be determined by the Administrator and may be based on continuing service with us or any of our subsidiaries or affiliates or achieving one or more of the performance criteria listed below, or other specific criteria determined by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Except as otherwise determined by the Administrator, shares underlying a deferred stock award which is subject to a vesting schedule or other conditions set by the Administrator will not be issued until those conditions have been satisfied. Deferred stock may constitute, or provide for a deferral of compensation, subject to Section 409A of the Code and there may be certain tax consequences if the requirements of Section 409A of the Code are not met.

Performance awards may also be granted pursuant to the 2009 Plan. Performance awards may be granted in the form of cash bonus awards, stock bonus awards, performance awards or incentive awards that are paid in cash, shares or a combination of both. The value of performance awards may be linked to any one or more of the performance criteria listed below, or other specific criteria determined by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Performance awards may be payable upon the attainment of pre-established performance goals based on one or more of the performance criteria listed below, or other specific criteria determined by the Administrator. The goals are established and evaluated by the Administrator and may relate to performance over any periods as determined by the Administrator. The Administrator will also determine whether performance awards are intended to be performance-based compensation within the meaning of Section 162(m) of the Code. Following is a brief discussion of the requirements for awards to be treated as performance-based compensation within the meaning of Section 162(m) of the Code.

Performance based compensation under Section 162(m). The Compensation Committee may grant awards to employees who are or may be “covered employees,” as defined in Section 162(m) of the Code, that are intended to be performance-based compensation within the meaning of Section 162(m) of the Code in order to preserve the deductibility of these awards for federal income tax purposes. Under the 2009 Plan, these performance-based awards may be either equity or cash awards or a combination of the two. Participants are only entitled to receive payment for a Section 162(m) performance-based award for any given performance period to the extent that pre-established performance goals set by our Compensation Committee for the period are satisfied. These pre-established performance goals must be based on one or more of the following performance criteria:

•	net earnings (either before or after interest, taxes, depreciation and amortization);

•	gross or net sales or revenue;

•	net income (either before or after taxes);

•	adjusted net income;

•	operating earnings or profit;

•	cash flow (including, but not limited to, operating cash flow and free cash flow);

•	return on assets;

•	return on capital;

•	return on stockholders’ equity;

•	total stockholder return;

•	return on sales;

•	gross or net profit or operating margin;

•	costs;

•	funds from operations;

•	expenses;

•	working capital;

•	earnings per share;

•	adjusted earnings per share;

•	price per share of our Common Stock;

•	regulatory body approval for commercialization of a product;

•	implementation or completion of critical projects;

•	segment share;

•	economic value;

•	product development;

•	research;

•	in-licensing;

•	out-licensing;

•	litigation;

•	human resources;

•	information services;

•	manufacturing;

•	manufacturing capacity;

•	production;

•	inventory;

•	site development;

•	plant, building or facility development;

•	government relations;

•	product market share;

•	development;

•	compliance;

•	mergers; or

•	acquisitions or sales of assets or subsidiaries,

any of which may be measured with respect to us, or any subsidiary, affiliate or other internal unit of ours, either in absolute terms, terms of growth or as compared to any incremental increase, or as compared to results of a peer group. The Compensation Committee will define in an objective fashion the manner of calculating the performance criteria it selects to use for such awards. With regard to a particular performance period, the Compensation Committee will have the discretion to select the length of the performance period, the type of performance-based awards to be granted, and the performance goals that will be used to measure the performance for the period. In determining the actual size of an individual performance-based award for a performance period, the Compensation Committee may reduce or eliminate (but not increase) the initial award. Generally, a participant will have to be employed by or providing services to us on the date the performance-based award is paid to be eligible for a performance-based award for any period.

Except as provided by the Compensation Committee, the achievement of each performance goal will be determined in accordance with U.S. generally accepted accounting principles, international financial reporting standards, or such other accounting principles or standards as may apply to our financial statements under the U.S. federal securities laws from time to time, to the extent applicable. At the time of grant, the Compensation Committee may provide that objectively determinable adjustments will be made for purposes of determining the achievement of one or more of the performance goals established for an award. Any such adjustments will be based on one or more of the following:

•	items related to a change in accounting principle;

•	items relating to financing activities;

•	expenses for restructuring or productivity initiatives;

•	other non-operating items;

•	items related to acquisitions;

•	items attributable to the business operations of any entity acquired by us during the performance period;

•	items related to the disposal of a business or segment of a business;

•	items related to discontinued operations that do not qualify as a segment of a business under applicable accounting standards;

•	items attributable to any stock dividend, stock split, combination or exchange of shares occurring during the performance period;

•	any other items of significant income or expense which are determined to be appropriate adjustments;

•	items relating to unusual or extraordinary corporate transactions, events or developments;

•	items related to amortization of acquired intangible assets;

•	items that are outside the scope of our core, on-going business activities;

•	items related to acquired in-process research and development;

•	items relating to changes in tax laws;

•	items relating to major licensing or partnership arrangements;

•	items relating to asset impairment charges;

•	items relating to gains or losses for litigation, arbitration and contractual settlements; or

•	items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions.

Payment Methods. The Administrator will determine the methods by which payments by any award holder with respect to any awards granted under the 2009 Plan may be paid, the form of payment, including, without limitation: (1) cash or check; (2) shares of our Common Stock issuable pursuant to the award or held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences and having a fair market value on the date of delivery equal to the aggregate payments required; (3) other property acceptable to the Administrator (including through the delivery of a notice that the award holder has placed a market sell order with a broker with respect to shares of our Common Stock then issuable upon exercise or vesting of an award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to us in satisfaction of the aggregate payments required; provided that payment of such proceeds is then made to us upon settlement of such sale); or (4) other form of legal consideration acceptable to the Administrator. However, no participant who is a member of our Board or an “executive officer” of Amgen within the meaning of Section 13(k) of the Exchange Act will be permitted to make payment with respect to any awards granted under the 2009 Plan, or continue any extension of credit with respect to such payment in any method which would violate the prohibitions on loans made or arranged by us as set forth in Section 13(k) of the Exchange Act. Only whole shares of Common Stock may be purchased or issued pursuant to an award. No fractional shares shall be issued and the Administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding down.

Vesting and Exercise of an Award. The applicable award agreement governing an award will contain the period during which the right to exercise the award in whole or in part vests, including the events or conditions upon which the vesting of an award will occur or may accelerate. No portion of an award which is not vested at the holder’s termination of service with us will subsequently become vested, except as may be otherwise provided by the Administrator in the agreement relating to the award or by action following the grant of the award.

Generally, an option or stock appreciation right may only be exercised while such person remains an employee, consultant or non-employee director of us or one of our subsidiaries or affiliates or for a specified period of time (up to the remainder of the award term) following the holder’s termination of service with us or one of our subsidiaries or affiliates. An award may be exercised for any vested portion of the shares subject to such award until the award expires. Upon the grant of an award or following the grant of an award, the Administrator may provide that the period during which the award will vest or become exercisable will accelerate, in whole or in part, upon the occurrence of one or more specified events, including, a change in control or a holder’s termination of employment or service with us or otherwise.

Transferability. No award under the 2009 Plan may be transferred other than by will or the then applicable laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a domestic relations order, unless and until such award has been exercised or the shares underlying such award have been issued and all restrictions applicable to such shares have lapsed. No award shall be liable for the debts or contracts of the holder or his successors in interest or shall be subject to disposition by any legal or equitable proceedings. During the lifetime of the holder of an award granted under the 2009 Plan, only such holder may exercise such award unless it has been disposed of pursuant to a domestic relations order. After the holder’s death, any exercisable portion of an award may be exercised by his personal representative or any person empowered to do so under such holder’s will or the then applicable laws of descent and distribution until such portion becomes unexercisable under the 2009 Plan or the applicable award agreement. Notwithstanding the foregoing, the Administrator may permit an award holder to transfer an award other than an ISO to any “family member” of the holder, as defined under the instructions to use of the Form S-8 Registration Statement under the Securities Act of 1933, subject to certain terms and conditions. Further, an award holder may, in a manner determined by the Administrator, designate a beneficiary to exercise the holder’s right and to receive any distribution with respect to any award upon the holder’s death, subject to certain terms and conditions.

ADJUSTMENT PROVISIONS

Certain transactions with our stockholders not involving our receipt of consideration, such as stock splits, spin-offs, stock dividends or certain recapitalizations may affect the shares or the share price of our Common Stock (which transactions are referred to collectively as equity restructurings). In the event that an equity restructuring occurs, the Administrator will equitably adjust the class of shares issuable and the maximum number and kind of shares of our Common Stock subject to the 2009 Plan, and will equitably adjust outstanding awards as to the class, number of shares and price per share of our Common Stock. Other types of transactions may also affect our Common Stock, such as a dividend or other distribution, reorganization, merger or other changes in corporate structure. In the event that there is such a transaction, which is not an equity restructuring, and the Administrator determines that an adjustment to the 2009 Plan and any outstanding awards would be appropriate to prevent any dilution or enlargement of benefits under the 2009 Plan, the Administrator will equitably adjust the 2009 Plan as to the class of shares issuable and the maximum number of shares of our Common Stock subject to the 2009 Plan, as well as the maximum number of shares that may be issued to an employee during any calendar year, and will adjust any outstanding awards as to the class, number of shares, and price per share of our Common Stock in such manner as it may deem equitable.

AMENDMENT AND TERMINATION

The Board may terminate, amend or modify the 2009 Plan at any time; however, except to the extent permitted by the 2009 Plan in connection with certain changes in capital structure, stockholder approval must be obtained for any amendment to (i) increase the number of shares available under the 2009 Plan, (ii) reduce the per share exercise price of the shares subject to any option or stock appreciation right below the per share exercise price as of the date the option or stock appreciation right was granted, and (iii) cancel any option or stock appreciation right in exchange for cash or another award when the option or stock appreciation right price per share exceeds the fair market value of the underlying shares, except with respect to any Substitute Award.

FEDERAL INCOME TAX CONSEQUENCES

If an optionee is granted a non-qualified stock option under the 2009 Plan, the optionee should not have taxable income on the grant of the option. Generally, the optionee should recognize ordinary income at the time of exercise in an amount equal to the fair market value of a share of our Common Stock at such time, less the exercise price paid. The optionee’s basis in the Common Stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our Common Stock on the date the optionee exercises such option. Any subsequent gain or loss will be taxable as a capital gain or loss. We or our subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the optionee recognizes ordinary income.

A participant receiving ISOs will not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of our Common Stock received over the option price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an ISO is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and we will not be entitled to any deduction. If the holding period requirements are not met, the ISO will be treated as one that does not meet the requirements of the Code for ISOs and the tax consequences described for nonqualified stock options will apply.

The current federal income tax consequences of other awards authorized under the 2009 Plan generally follow certain basic patterns: stock appreciation rights are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); restricted stock units, stock-based performance awards, dividend equivalents and other types of awards are generally subject to tax at the time of payment based on the fair market value of the award on that date. Compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, we will generally have a corresponding deduction at the time the participant recognizes income, subject to Section 162(m) of the Code with respect to covered employees.

Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds One Million Dollars ($1,000,000). It is possible that compensation attributable to awards under the 2009 Plan, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year.

Qualified “performance-based compensation” is disregarded for purposes of the deduction limitation. In accordance with Treasury Regulations issued under Section 162(m), compensation attributable to stock awards will generally qualify as performance-based compensation if (1) the award is granted by a compensation committee composed solely of two or more “outside directors,” (2) the plan contains a per-employee limitation on the number of awards which may be granted during a specified period, (3) the plan is approved by the stockholders, and (4) under the terms of the award, the amount of compensation an employee could receive is based solely on an increase in the value of the stock after the date of the grant (which requires that the exercise price of the option is not less than the fair market value of the stock on the date of grant), and for awards other than options, established performance criteria that must be met before the award actually will vest or be paid.

The 2009 Plan is designed to meet the requirements of Section 162(m); however, awards other than options and stock appreciation rights granted under the 2009 Plan will only be treated as qualified performance-based compensation under Section 162(m) if the awards and the procedures associated with them comply with all other requirements of Section 162(m). There can be no assurance that compensation attributable to awards granted under the 2009 Plan will be treated as qualified performance-based compensation under Section 162(m) and thus be deductible to us.

NEW PLAN BENEFITS

The Company has maintained a long-term incentive equity award program since 2004, implemented under our existing equity award plans, pursuant to which performance units are granted and earned based on various financial and/or stock performance metrics, generally over three-year performance periods. With the adoption of the 2009 Plan to replace our existing equity award plans, the 2009 Performance Award Program that implements the 2009 Plan and is substantially similar to the existing long-term incentive equity award program (the Performance Award Program) was approved by the Compensation Committee, conditioned upon stockholder approval of the 2009 Plan. In order to qualify performance units for the 2009–2011 Performance Period as performance-based compensation under Section 162(m) of the Internal Revenue Code, the Compensation Committee determined that the performance units granted for the 2009–2011 Performance Period should be granted under the 2009 Performance Award Program, implementing the 2009 Plan and subject to stockholder approval of the 2009 Plan. As a result, in March 2009, conditioned upon stockholder approval of the 2009 Plan, the Compensation Committee adopted and approved the 2009 Performance Award Program and approved the terms of the goals and granted the performance units for the 2009–2011 Performance Period. In the event that our stockholders do not approve the 2009 Plan, the performance units granted for the 2009-2011 Performance Period under the 2009 Performance Award Program will be canceled and become null and void.

Under the 2009 Performance Award Program, the Compensation Committee has established the terms for the goals for the 2009-2011 Performance Period consisting of one-year financial performance measures of revenue and adjusted earnings per share (EPS), weighted equally from our 2009 Company goals under our Global Management Incentive Plan (the GMIP). The percentage of performance units deemed earned from our performance against these performance goals will be modified up or down using a three-year comparative compound annual total stockholder return (TSR) multiplier based on the ranking of the three-year Company TSR compared to the TSRs of a comparator group of other large companies in our industry. The TSR design requires that payouts earned based on our financial performance measure be reduced in the event of below-target TSR performance.

Our one-year performance against targeted revenue and adjusted EPS for 2009 will be determined by the Compensation Committee at the end of Fiscal 2009 and expressed as a combined percentage of performance against target, ranging from 0% to 125% (or 0% to 62.5% per financial measure). The three-year comparative compound annual TSR multiplier is determined by the Compensation Committee after the end of the 2009-2011 Performance Period and is likewise expressed as a percentage, ranging from 50% to 160%. The combined percentage derived from the financial performance measures and the three-year comparative compound annual TSR multiplier are multiplied to determine the percentage of performance units that will be awarded. As a result, the maximum number of performance units that may be earned based on our financial performance measures and the three-year comparative compound TSR multiplier equals 200% of the performance units granted for the 2009-2011 Performance Period. Each performance unit earned entitles the participant to one share of our Common Stock.

The Compensation Committee approved the grant of performance units for the 2009-2011 Performance Period under the 2009 Performance Award Program to our Named Executive Officers, which awards were conditioned upon the approval of the 2009 Plan by our stockholders at this Annual Meeting. The following table sets forth the performance units for the 2009-2011 Performance Period granted in March 2009.

Name	Dollar Value($)(1)	Number of Performance Units
Kevin W. Sharer Chairman of the Board, Chief Executive Officer and President	3,377,710	73,000

Robert A. Bradway Executive Vice President and Chief Financial Officer	1,110,480	24,000

Roger M. Perlmutter Executive Vice President, Research and Development	1,110,480	24,000

George J. Morrow Executive Vice President, Global Commercial Operations	1,110,480	24,000

Fabrizio Bonanni Executive Vice President, Operations	1,110,480	24,000

Executive Officers as a group (10 persons)	10,480,155	226,500

Non-Executive Directors, as a group (11 persons)	0	0

Non-Executive Officer Employees, as a group (584 persons)	33,600,811	726,190

(1)	The value shown is based on the closing price of our Common Stock on March 9, 2009 of $46.27. The actual value of these awards will be a function of the number of units earned (which can range from zero to 200% of the units shown) and the fair market value of the shares of Common Stock issued to the participant after the end of the 2009-2011 Performance Period.

If a participant’s employment with us is terminated in a calendar year following the year the performance unit award was made, but prior to the last business day of a performance period, by reason of such participant’s retirement (assuming the participant is retirement eligible under the 2009 Plan), death or disability, the full amount of such participant’s award, if any, applicable to such performance period, will be paid after the performance period. If a participant’s employment is terminated in the same calendar year in which such award is made by reason of such participant’s retirement (assuming the participant is retirement eligible under the 2009 Plan), death, or disability, a pro-rated amount of such participant’s performance unit award, if any, applicable to such performance period, will be paid after the performance period based upon the number of complete months of employment during the performance period in the year such termination occurs. In the event of a change of control (as defined in our Change of Control Severance Plan), the change of control provisions for the grants of performance units for the 2009-2011 Performance Period provide that, for a change of control that occurs during the first fiscal year of the performance period, the performance period terminates as of the last business day of the last completed fiscal quarter before the change of control and the participant is entitled to a payment equal to the amount the participant would have received for the performance period using the assumption that the target level of performance has been satisfied with respect to both the financial performance goals (100%) and with respect to the comparative compound annual TSR multiplier (100%). If a change of control occurs during the second or third fiscal years of the performance period, the performance period terminates as of the last business day of the last completed fiscal quarter before the change of control and the participant is entitled to a payment equal to the actual performance with respect to the financial performance goals multiplied by the comparative compound annual TSR multiplier based on the ranking of the greater of (i) our actual TSR performance for such period or (ii) our TSR performance using the assumption that the ending Common Stock price for such period is equal to the value of consideration paid for a share of our Common Stock (whether such consideration is paid in cash, stock or other property, or any combination thereof) compared to the TSRs of a comparator group of other large companies in our industry for such period. It is our intent that the awards under the 2009 Performance Award Program satisfy any applicable requirements of performance-based compensation within the meaning of Section 162(m) of the Code.

As of the date of this proxy statement, other than performance units for the 2009-2011 Performance Period under the 2009 Performance Award Program described above, no awards had been granted pursuant to the 2009 Plan. Awards are subject to the discretion of the Administrator. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the 2009 Plan or the benefits that would have been received by such participants if the 2009 Plan had been in effect in the year ended December 31, 2008.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF OUR PROPOSED 2009 EQUITY INCENTIVE PLAN.

ITEM 4

APPROVAL OF AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE SUPERMAJORITY VOTING

Subject to stockholder approval, the Board has approved and declared advisable an amendment to our Restated Certificate of Incorporation, as amended, or our Restated Certificate, that would replace the provisions requiring the vote of sixty-six and two-thirds percent (66-2/3%) of the outstanding shares of our Common Stock entitled to vote generally in the election of directors (the “voting stock”) (other than shares held by an Interested Stockholder (as defined below)) with provisions requiring the vote of a simple majority of the outstanding shares of voting stock (other than shares held by an Interested Stockholder).

Article Ninth of our Restated Certificate currently provides that certain transactions involving the Company and a stockholder who beneficially owns 20% or more of our outstanding voting stock (an “Interested Stockholder”) require the approval of the affirmative vote of the holders of at least 66-2/3% of the outstanding voting stock held by disinterested stockholders (i.e., stockholders who are not affiliated with the Interested Stockholder). Article Ninth applies to transactions involving, among others, certain mergers or consolidations of Amgen, a sale, lease, transfer or other disposition of assets of Amgen or certain subsidiaries having an aggregate fair market value of more than 10% of Amgen’s assets, the adoption of a plan of liquidation, certain reclassifications of Amgen securities and the issuance of Amgen securities in exchange for Twenty Million Dollars ($20,000,000) or more. The supermajority vote is required where the disinterested directors have not approved the transaction and stockholders are receiving a lower consideration in the transaction than other stockholders have received. Additionally, Article Ninth currently requires the affirmative vote of the holders of at least 66-2/3% of the outstanding shares of voting stock held by disinterested stockholders to amend or repeal Article Ninth. The proposed amendment to our Restated Certificate would eliminate the 66-2/3% vote requirements by amending Article Ninth to provide that such business combinations and amendment to Article Ninth would require the affirmative vote of a majority of the outstanding voting stock held by disinterested stockholders.

The approval of the proposed amendment to Article Ninth of our Restated Certificate could make it easier for a large stockholder to acquire Amgen at a lower price per share than such stockholder paid to other holders of our Common Stock.

The Board is committed to ensuring effective corporate governance policies and practices, which ensure that Amgen is governed in accordance with high standards of ethics, integrity and accountability and in the best interests of our stockholders. The Board has, on several occasions, considered the advantages and disadvantages of maintaining the supermajority voting provisions in our Restated Certificate and our Amended and Restated Bylaws, as amended, or our Bylaws. The Board has considered this issue in light of the non-binding stockholder proposal approved at our 2008 annual meeting of stockholders recommending that Amgen eliminate the supermajority provisions in our Restated Certificate and our Bylaws. Upon review, the Board has amended the Bylaws to eliminate the supermajority voting provisions contained therein and has determined that amending our Restated Certificate to eliminate the supermajority voting provisions contained therein is advisable and in the best interests of Amgen and our stockholders given the strong stockholder support garnered by such non-binding stockholder proposal.

If this proposal is adopted by the requisite vote of our stockholders, Article Ninth of our Restated Certificate will be amended as set forth in the Certificate of Amendment of Restated Certificate of Incorporation (Certificate of Amendment) attached hereto as Appendix B upon the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION.

ITEM 5

STOCKHOLDER PROPOSALS

Certain stockholders have informed the Company that they intend to present the proposals set forth below at the Annual Meeting. If the stockholders (or their respective “qualified representatives” as determined under our Amended and Restated Bylaws) are present at the Annual Meeting and properly submit their respective proposals for a vote, then the stockholder proposals will be voted upon at the Annual Meeting.

In accordance with the Federal securities laws, the stockholder proposals and supporting statements are presented below as submitted by the stockholders and are quoted verbatim (including footnotes) and are in italics. The stockholder proposals and supporting statements are presented in the order in which the Company received them from the stockholder proponents. The Company disclaims all responsibility for the content of the proposals and the supporting statements, including footnotes and websites contained in the supporting statements. Any reference to a website is not intended to function as a hyperlink, and the information contained on any such website is not intended to be part of this proxy statement.

FOR THE REASONS STATED IN THE BOARD’S RESPONSES, WHICH FOLLOW EACH OF THE STOCKHOLDER PROPOSALS, THE BOARD STRONGLY AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE “AGAINST” BOTH STOCKHOLDER PROPOSALS #1 AND #2.

Stockholder Proposal #1

Mr. William Steiner with an address of 112 Abbottsford Gate, Piermont, NY 10968, owner of 100 shares of our Common Stock as of November 19, 2008, has notified the Company that he intends to submit the following proposal at the Annual Meeting:

1 — Special Shareowner Meetings

RESOLVED, Shareowners ask our board to take the steps necessary to amend our bylaws and each appropriate governing document to give holders of 10% of our outstanding common stock (or the lowest percentage allowed by law above 10%) the power to call special shareowner meetings. This includes that such bylaw and/or charter text will not have any exception or exclusion conditions (to the fullest extent permitted by state law) that apply only to shareowners but not to management and/or the board.

Statement of William Steiner

Special meetings allow shareowners to vote on important matters, such as electing new directors, that can arise between annual meetings. If shareowners cannot call special meetings investor returns may suffer. Shareowners should have the ability to call a special meeting when a matter merits prompt consideration.

Fidelity and Vanguard supported a shareholder right to call a special meeting. Governance ratings services, including The Corporate Library and Governance Metrics International, took special meeting rights into consideration when assigning company ratings.

This proposal topic won impressive support at the following companies based on 2008 yes and no votes:

Merck (MRK)	57%	William Steiner (Sponsor)
Occidental Petroleum (OXY)	66%	Emil Rossi
Marathon Oil (MRO)	69%	Nick Rossi

The level of support for this topic is similar to the support for eliminating our supermajority shareholder voting provisions which received 79% of our yes and no vote at our 2008 annual meeting as a shareholder proposal. This 79% vote also represented 56% of our total shares outstanding.

The merits of this Special Shareowner Meetings proposal should also be considered in the context of the need for further improvements in our company’s corporate governance and in individual director performance. In 2008 the following governance and performance issues were identified:

•      The Corporate Library www.thecorporatelibrary.com, an independent investment research firm, rated our company:

“High Concern” in Executive Pay—$19 million for Kevin Sharer and only 39% of CEO pay was incentive based.

•      Our following directors were designated “Accelerated Vesting” directors by The Corporate Library due to involvement with accelerating stock option vesting in order to avoid recognizing the related expense:

Kevin Sharer

Frederick Gluck

Leonard Schaeffer

•      Our following directors served on 7 boards rated “D” or “F” by The Corporate Library:

Kevin Sharer	Northrop Grumman (NOC)
Kevin Sharer	Chevron (CVX)
Frank Biondi	Hasbro (HAS)
Frank Biondi	Cablevision (CVC) F-rated
Leonard Schaeffer	Allergan (AGN)
Vance Coffman	3M (MMM)
Vance Coffman	Deere (DE)

•      Vance Coffman was designated a “Problem Director” by The Corporate Library due to his audit committee chairmanship at Bristol-Myers Squibb (BMY) when Bristol-Myers settled a SEC suit alleging substantial accounting fraud.

•      Furthermore Vance Coffman was on our audit committee.

•      We had no shareholder right to:

Cumulative Voting.

Act by written consent.

Call a special meeting.

An independent Chairman.

A Lead Director.

The above concerns shows there is need for improvement. Please encourage our board to respond positively to this proposal:

SPECIAL SHAREOWNER MEETINGS —

YES ON 1

Board Response to Stockholder Proposal #1

The Board of Directors recommends a vote “AGAINST” Stockholder Proposal #1 for the following reasons:

Amgen’s Board of Directors believes that it is not in the best interest of Amgen or its stockholders to enable holders of only 10 percent of the Company’s outstanding Common Stock to have an unlimited ability to call special meetings for any purpose at any time.

The Board of Directors believes that Amgen’s existing rules regarding special meetings strike the appropriate balance between ensuring accountability to stockholders and enabling the Board and management to run the Company in an effective manner. Consistent with the Delaware General Corporation Law, Amgen’s Amended and Restated Bylaws, as amended, provide that a special meeting of stockholders may be called at any time by the Chairman of the Board of Directors, the Chief Executive Officer, the President or the Board of Directors. This provision is compliant with the Delaware General Corporation Law and the Board of Directors believes that it is an appropriate corporate governance provision for a public company of Amgen’s size. It allows the Company’s Chairman of the Board of Directors, Chief Executive Officer, President or Board of Directors, consistent with their fiduciary obligations, to exercise their business judgment to determine when it is in the best interests of stockholders to convene a special meeting.

Amgen maintains open lines of communication with large and small stockholders, financial analysts and stockholder advisory services regarding important issues relating to the Company’s business and governance. Stockholders are currently able to communicate directly with Amgen’s Board of Directors and can use the Company’s Annual Meeting of Stockholders to communicate their concerns to management, the Board and other stockholders, including through the submission of stockholder proposals. For extraordinary matters that cannot wait until the next meeting, Amgen’s Chairman of the Board of Directors, Chief Executive Officer, President or Board of Directors, who are bound by fiduciary duties to act in the best interest of stockholders, may call a special meeting.

Giving holders of as little as 10 percent of Amgen’s stock the unlimited power to call a special meeting opens the door to abuse and waste of corporate resources. The proposal would permit minority stockholders to use the extraordinary measure of a special meeting to serve their narrow self-interest at the expense of the Company and the majority of stockholders. For example, event-driven hedge funds may seek special meetings with the goal of being disruptive to the Company’s business or to propose issues that facilitate their own short-term focused exit strategies, which could be more efficiently and cost-effectively addressed at Amgen’s Annual Meeting of Stockholders. This is a particular concern when hedge funds and others who do not have a long-term interest in Amgen’s success can borrow shares from other stockholders for the sole purpose of meeting the required threshold necessary to call a special meeting of stockholders. Special meetings are costly and disruptive and should occur only when either fiduciary obligations or strategic concerns require that matters be addressed expeditiously.

Enabling minority stockholders to call special meetings as is suggested by the stockholder proposal could impose substantial administrative and financial burdens on the Company. Convening a special meeting of stockholders is an expensive and time-consuming event because of the legal costs associated with preparing required disclosure documents, printing and mailing costs and the time commitment required of the Board of Directors and members of senior management to prepare for and conduct the meeting. Moreover, preparing and conducting a special meeting distracts senior management and the Board of Directors from their proper focus of maximizing long-term financial returns.

The Board of Directors believes that Amgen’s existing corporate governance mechanisms and its open lines of communications with its stockholders strike the appropriate balance between ensuring accountability to stockholders and enabling the Board and management to run the Company in an effective manner. The Board of Directors believes that Amgen’s current system minimizes the costs associated with holding special meetings and ensures that such meetings are called only when they are in the best interests of the Company and its stockholders as a whole. Accordingly, the Board of Directors does not believe that approval of Stockholder Proposal #1 is necessary or advisable.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” STOCKHOLDER PROPOSAL #1.

Stockholder Proposal #2

Mr. Mark Filiberto, General Partner, Palm Garden Partners LP, with an address of 1981 Marcus Avenue, Suite C114, Lake Success, New York 11042, owner of 350 shares of our Common Stock as of December 11, 2008, has notified the Company that he intends to submit the following proposal at the Annual Meeting:

2 — Reincorporate in a Shareowner-Friendly State

RESOLVED: That shareowners hereby request that our board of directors initiate the appropriate process to change the Company’s jurisdiction of incorporation from Delaware to North Dakota and to elect that the Company be subject to the North Dakota Publicly Traded Corporations Act.

This proposal requests that the board initiate the process to reincorporate the Company in North Dakota under the new North Dakota Publicly Traded Corporations Act. If our Company were subject to the North Dakota act there would be additional benefits:

•     There would be a right of proxy access for shareowners who owned 5% or more of our Company’s shares for at least two years.

•     Shareowners would be reimbursed for their expenses in proxy contests to the extent they are successful.

•	The board of directors could not be classified.
•	The ability of the board of directors to adopt a poison pill would be limited.
•	Shareowners would vote each year on executive pay practices.

These provisions, together with others in the North Dakota act, would give us as shareowners more rights than are available under any other state corporation law. By reincorporating in North Dakota, our company would instantly have the best governance system available.

The SEC recently refused to change its rules to give shareowners a right of access to management’s proxy statement. And the Delaware courts recently invalidated a bylaw requiring reimbursement of proxy expenses. Each of those rights is part of the North Dakota act. As a result, reincorporation in North Dakota is now the best alternative for achieving the rights of proxy access and reimbursement of proxy expenses. And at the same time those rights would become available to us as shareowners in a North Dakota corporation, our Company would also shift to cumulative voting, “say on pay,” and other best practices in governance.

Our Company needs to improve its governance. The Corporate Library www.thecorporatelibrary.com, an independent investment research firm, rated our company “High Concern” in Executive Pay with $19 million for Kevin Sharer and only 39% of CEO pay was incentive based. Three directors were designated “Accelerated Vesting” directors by The Corporate Library due to accelerating stock option vesting to avoid recognizing the related cost. Our directors served on seven boards rated “D” or “F” by The Corporate Library.

Vance Coffman (on our audit committee) was designated a “Problem Director” by The Corporate Library due to his Bristol-Myers (BMY) audit committee chairmanship when Bristol-Myers settled a SEC suit alleging substantial accounting fraud.

We had no shareholder right to Cumulate Voting, to Act by Written Consent, to Call a Special Meeting, to an Independent Chairman or to a Lead Director.

Reincorporation in North Dakota provides a way to switch to a vastly improved system of governance in a single step. And reincorporation in North Dakota does not require a vast infusion of capital or massive layoffs to improve the financial health of our company.

I urge your support for Reincorporating in a Shareowner-Friendly State.

Board Response to Stockholder Proposal #2

The Board of Directors recommends a vote “AGAINST” Stockholder Proposal #2 for the following reasons:

Amgen’s Board of Directors believes that it is not in the best interest of Amgen or its stockholders to change the Company’s jurisdiction of incorporation from Delaware to North Dakota.

The stability, transparency and predictability of Delaware’s corporate law framework make it far superior to North Dakota’s and provide significant advantages to the Company and stockholders. Consequently, reincorporating in North Dakota could place Amgen at a competitive disadvantage relative to other companies. Delaware is the state of incorporation for more than 50% of all U.S. publicly-traded companies and more than 60% of Fortune 500 companies, according to the Delaware Division of Corporations. Delaware is the state of incorporation for so many public companies because it has an advanced and flexible corporate law, expert specialized courts dealing with corporate law issues, a responsive state legislature and a highly-developed body of case law that allows corporations and stockholders to understand the consequences of their actions and plan accordingly. As of July of 2007, there were just two publicly traded companies incorporated in North Dakota.

Reincorporation in North Dakota is not a necessary or appropriate method to implement corporate governance ideals. Delaware law enables companies to adopt any of the North Dakota code governance provisions highlighted in the proposal on a voluntary basis. Amgen is committed to maintaining the highest standards of corporate governance, regardless of the Company’s state of incorporation, and the Board of Directors believes that Amgen’s practices reflect this commitment. The following practices of the Company stand out:

•	Amgen’s Board of Directors consists of a supermajority of qualified independent outsiders who are elected on an annual basis.

•	There exists a majority vote standard for the election of directors with a plurality for contested elections and a director resignation policy.

•	Amgen does not have a poison pill in place.

•	Amgen’s Board of Directors has repeatedly stressed the importance of good corporate governance as an integral part of the Company’s overall business model.

Reincorporation of Amgen from Delaware to North Dakota would involve a costly process without any apparent corresponding benefit. Reincorporation would require the Company to exhaustively review the agreements to which it is a party, analyze legal issues and prepare documents and filings with governmental bodies. This diversion of the time and attention of management from normal business operations would not be a productive use of the Company’s resources. Regardless of the state in which the Company is incorporated, the Board of Directors will constantly consider ways in which it can better serve Amgen’s corporate governance ideals and its stockholders’ interests and will continue to monitor governance issues of interest to the Amgen’s stockholders. Accordingly, the Board of Directors does not believe that approval of Stockholder Proposal #2 is necessary or advisable.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” STOCKHOLDER PROPOSAL #2.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of March 9, 2009 by: (i) each director, each of whom is a nominee to become director; (ii) our Chief Executive Officer, our Chief Financial Officer and each of our other three most highly compensated executive officers for the year ended December 31, 2008 (collectively, the Named Executive Officers); and (iii) all of our current directors, Named Executive Officers and executive officers as a group.

	Common Stock Beneficially Owned(1)(2)
Beneficial Owner	Number of Shares	Percent of Total
Non-Employee Directors and Nominees
David Baltimore	110,255	*
Frank J. Biondi, Jr.(3)	121,206	*
François de Carbonnel	0	*
Jerry D. Choate(4)	141,575	*
Vance D. Coffman	33,295	*
Frederick W. Gluck	102,655	*
Frank C. Herringer(5)	59,087	*
Gilbert S. Omenn(6)	280,041	*
Judith C. Pelham	101,655	*
J. Paul Reason(7)	107,332	*
Leonard D. Schaeffer(8)	50,677	*

Named Executive Officers
Kevin W. Sharer(9)	1,234,310	*
Robert A. Bradway	82,123	*
George J. Morrow(10)	489,640	*
Roger M. Perlmutter	606,396	*
Fabrizio Bonanni(11)	345,970	*
All directors and nominees, Named Executive Officers and executive officers as a group (21 individuals)(3)(4)(5)(6)(7)(8)(9)(10)(11)(12)	4,765,148	*

*	Less than 1%.

(1)	Information in this table is based on our records and information provided by directors, Named Executive Officers, executive officers and in public filings. Unless otherwise indicated in the footnotes and subject to community property laws, where applicable, each of the directors and nominees, Named Executive Officers and executive officers has sole voting and/or investment power with respect to such shares, including shares held in trust. There were 1,021,307,341 shares of our Common Stock outstanding as of March 9, 2009.

(2)	Includes shares which the individuals shown have the right to acquire upon vesting of restricted stock units, or RSUs, that have been deferred to a date later than 60 days after March 9, 2009 or upon exercise of vested options as of March 9, 2009 or within 60 days thereafter as set forth in the table below. Such shares are deemed to be outstanding in calculating the percentage ownership of such individual (and the group), but are not deemed to be outstanding as to any other person.

Name	Options	Restricted Stock Units
David Baltimore	89,000
Frank J. Biondi, Jr.	117,000	6,949
François de Carbonnel	0
Jerry D. Choate	89,000
Vance D. Coffman	25,000
Frederick W. Gluck	89,000
Frank C. Herringer	40,000	5,306
Gilbert S. Omenn	89,000	2,373
Judith C. Pelham	89,000
J. Paul Reason	101,000	2,373
Leonard D. Schaeffer	45,000	2,978
Kevin W. Sharer	982,750
Robert A. Bradway	73,500
George J. Morrow	402,250
Roger M. Perlmutter	487,250
Fabrizio Bonanni	282,875

(3)	Excludes 6,949 shares that Mr. Biondi has the right to acquire pursuant to vested RSUs that have been deferred to a date later than 60 days after March 9, 2009.

(4)	Includes 4,000 shares held by the JDC Family Foundation, a 501(c)(3) non-profit charitable trust, for which Mr. Choate is the trustee with sole voting and investment power with respect to such shares. Mr. Choate disclaims any beneficial interest in such shares.

(5)	Excludes 5,306 shares that Mr. Herringer has the right to acquire pursuant to vested RSUs that have been deferred to a date later than 60 days after March 9, 2009. Includes 10,075 shares held by family trusts.

(6)	Excludes 2,373 shares that Dr. Omenn has a right to acquire pursuant to vested RSUs that have been deferred to a date later than 60 days after March 9, 2009.

(7)	Excludes 2,373 shares that Adm. Reason has a right to acquire pursuant to vested RSUs that have been deferred to a date later than 60 days after March 9, 2009.

(8)	Excludes 2,978 shares that Mr. Schaeffer has the right to acquire pursuant to vested RSUs that have been deferred to a date later than 60 days after March 9, 2009.

(9)	Includes 324,984 shares held by a trust and 4,326 shares (excluding fractional shares) in Amgen’s Retirement and Savings Plan, or 401(k) Plan.

(10)	Includes 2,717 shares (excluding fractional shares) in Amgen’s 401(k) Plan.

(11)	Includes 60,095 shares held by a family trust, for which Dr. Bonanni has shared voting and investment power.

(12)	Includes shares of 898,934 shares (excluding fractional shares) held by the five executive officers who are not Named Executive Officers and who have a right to acquire upon the vesting of RSUs that have not been deferred to a date later than 60 days after March 9, 2009 or upon exercise of vested options as of March 9, 2009 or within 60 days thereafter.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table shows the number of shares of our Common Stock owned by each person or entity known to the Company to be the beneficial owners of more than five percent of our Common Stock as of December 31, 2008, except as noted, based on a review of publicly available statements of beneficial ownership filed with the Securities and Exchange Commission, or SEC, on Schedules 13D and 13G through March 9, 2009.

	Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares	Percent of Total(1)
Barclays Global Investors, N.A.(2) 400 Howard Street San Francisco, CA 94105	54,420,529	5.14%

(1)	The “Percent of Class” reported in this column has been calculated based upon the numbers of shares of Common Stock outstanding as of March 9, 2009 and may differ from the “Percent of Class” reported in statements of beneficial ownership filed with the SEC.

(2)	The amounts shown and the following information was provided by Barclays Global Investors, N.A. and certain of its affiliates pursuant to a Schedule 13G filed with the SEC on February 5, 2009, indicating beneficial ownership as of December 31, 2008 of 54,420,529 shares of our Common Stock. The shares include: (i) Barclays Global Investors, N.A. reported sole voting power with respect to 26,436,194 shares of our Common Stock and sole dispositive power with respect to 33,247,003 shares of our Common Stock; (ii) Barclays Global Fund Advisors reported sole voting power with respect to 12,492,188 shares of our Common Stock and sole dispositive power with respect to 12,558,510 shares of our Common Stock; (iii) Barclays Global Investors, Ltd. reported sole voting power with respect to 4,686,003 shares of our Common Stock and sole dispositive power with respect to 5,362,345 shares of our Common Stock; (iv) Barclays Global Investors Japan Limited reported sole voting power with respect to 2,407,615 shares of our Common Stock and sole dispositive power with respect to 2,407,615 shares of our Common Stock; (v) Barclays Global Investors Canada Limited reported sole voting power with respect to 811,109 shares of our Common Stock and sole dispositive power with respect to 811,109 shares of our Common Stock; (vi) Barclays Global Investors Australia Limited reported sole voting power with respect to 33,947 shares of our Common Stock and sole dispositive power with respect to 33,947 shares of our Common Stock; and (vi) Barclays Global Investors (Deutschland) AG reported sole voting power with respect to -0- shares of our Common Stock and sole dispositive power with respect to -0- shares of our Common Stock.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EXISTING EQUITY COMPENSATION PLANS

The following table sets forth certain information as of December 31, 2008 concerning our Common Stock that may be issued under any form of award granted under all of our equity compensation plans approved by stockholders and equity compensation plans not approved by stockholders in effect as of December 31, 2008 (including upon the exercise of options, pursuant to purchases of stock or upon vesting of awards of restricted stock units or performance units). If our stockholders approve our proposed Amgen Inc. 2009 Equity Incentive Plan as recommended by our Board under “ITEM 3 APPROVAL OF OUR PROPOSED 2009 EQUITY INCENTIVE PLAN,” then no further awards may be made under our existing equity plans or our existing equity compensation plans established for our foreign affiliates.

	(a)		(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights		Weighted Average Exercise Price Outstanding Options and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a))
Equity compensation plans approved by Amgen security holders:
Amended and Restated 1991 Equity Incentive Plan*(1)	27,991,005		$36.54	15,461,792
Amended and Restated Employee Stock Purchase Plan(2)	—		$—	7,037,126

Total Approved Plans	27,991,005		$36.54	22,498,918
Equity compensation plans not approved by Amgen security holders:
Amended and Restated 1993 Equity Incentive Plan(3)	948,840		$39.66	—
Amended and Restated 1999 Equity Incentive Plan*(3)	13,350,798		$61.12	915,364
Amended and Restated 1997 Equity Incentive Plan(4)	1,597,099		$51.64	—
Amended and Restated 1997 Special Non-Officer Equity Incentive Plan(5)	15,568,320		$58.80	—
Amended and Restated 1996 Incentive Stock Plan(6)	364,238		$66.84	—
Amended and Restated 1999 Incentive Stock Plan*(6)	2,425,145		$48.20	98,390
Amended and Restated Assumed Avidia Equity Plan(7)	24,222		$1.98	—
Foreign Affiliate Plans:
Amgen Limited Sharesave Plan*(8)	—		$—	372,839
The Amgen Limited 2000 U.K. Company Employee Share Option Plan*(9)	—		$—	300,000
The Amgen Technology Ireland Irish Tax Approved Share Plan*(10)	—		$—	592,168

Total Unapproved Plans	34,278,662		$58.14	2,278,761

Total All Plans	62,269,667	**	$48.43	24,777,679

*	Upon approval of the 2009 Plan by our stockholders, no further awards may be granted under these equity plans and any of the shares remaining available for future issuance under these plans will be cancelled. As noted in the footnotes below, with the exception of the Amended and Restated Employee Stock Purchase Plan, all plans without an asterisk (*) have been terminated and have no further shares available for issuance.

**

This number includes approximately 50.8 million shares issuable upon the exercise of outstanding options (with a weighted average exercise price of approximately $59.31 and a weighted average remaining term until expiration of approximately 3.5 years), approximately 8.5 million shares issuable upon the vesting of outstanding restricted stock units and approximately 3.0 million shares issuable upon the vesting of outstanding performance units, including approximately 2.0 million performance units granted in 2007 and 2008 which continue to be subject to performance conditions and approximately 1.0 million performance units granted in 2006 for which the performance period ended on December 31, 2008. No other performance units are outstanding under any of the existing equity compensation plans.

(1)	The number under column (a) with respect to this plan includes approximately 17.7 million shares issuable upon the exercise of outstanding options with a weighted average exercise price of approximately $57.81, approximately 7.4 million shares issuable upon the vesting of outstanding restricted stock units and approximately 3.0 million shares issuable upon the vesting of outstanding performance units, including approximately 2.0 million performance units granted in 2007 and 2008 which continue to be subject to performance conditions and approximately 1.0 million performance units granted in 2006 for which the performance period ended on December 31, 2008. No other performance units are outstanding under any of the existing equity compensation plans.

(2)	The purchases occurred on September 30, 2008 (Purchase Date) with a purchase of an aggregate 217,612 shares of Common Stock at a purchase price of $56.31 per share on September 30, 2008. Such purchase price reflects 95% of the closing price of the Common Stock on the Purchase Date.

(3)	These plans were assumed pursuant to the terms of the merger agreement between Amgen and Immunex Corporation (Immunex) which was approved by our stockholders in May 2002. Both plans were previously approved by Immunex’s shareholders. The Amended and Restated 1993 Equity Incentive Plan terminated on March 11, 2003 and no shares are available for issuance under this plan for future grants. The number under column (a) with respect to the Amended and Restated 1993 Equity Incentive Plan solely represents shares issuable upon the exercise of outstanding options with a weighted average exercise price of approximately $39.66. The number under column (a) with respect to the Amended and Restated 1999 Equity Incentive Plan includes approximately 13.3 million shares issuable upon the exercise of outstanding options with a weighted average exercise price of approximately $61.44, and approximately 50 thousand shares issuable upon the vesting of outstanding restricted stock units.

(4)	This plan was assumed by Amgen in connection with the merger of Tularik Inc. (Tularik) with and into Amgen SF, LLC, a wholly owned subsidiary of Amgen, on August 13, 2004. This plan was previously approved by Tularik’s shareholders. This plan terminated on March 2, 2007 and no shares are available for issuance under this plan for future grants. The number under column (a) with respect to this plan solely represents shares issuable upon the exercise of outstanding options with a weighted average exercise price of approximately $51.64.

(5)	This plan terminated on December 9, 2007 and no shares are available for issuance under this plan for future grants. The number under column (a) with respect to this plan includes approximately 15.1 million shares issuable upon the exercise of outstanding options with a weighted average exercise price of approximately $60.53, and approximately 450 thousand shares issuable upon the vesting of outstanding restricted stock units.

(6)	These plans were assumed by Amgen in connection with the merger of Abgenix, Inc. (Abgenix) with and into Amgen Fremont Inc., a wholly owned subsidiary of Amgen, on April 1, 2006. The Amended and Restated 1996 Incentive Stock Plan (1996 Plan) was previously approved by Abgenix’s shareholders. The 1996 Plan terminated on July 16, 2006 and no shares are available for issuance for future grants. The number under column (a) with respect to the 1996 Plan includes approximately 360 thousand shares issuable upon the exercise of outstanding options with a weighted average exercise price of approximately $67.60, and approximately 4 thousand shares issuable upon the vesting of outstanding restricted stock units. The number under column (a) with respect to the Amended and Restated 1999 Incentive Stock Plan includes approximately 1.8 million shares issuable upon the exercise of outstanding options with a weighted average exercise price of approximately $64.21, and approximately 600 thousand shares issuable upon the vesting of outstanding restricted stock units.

(7)	This plan was assumed by Amgen in connection with the merger of Avidia, Inc. with and into Amgen Mountain View Inc., a wholly owned subsidiary of Amgen, on October 24, 2006. This plan was terminated on November 23, 2006 and no shares are available for issuance for future grants. The number under column (a) with respect to this plan solely represents shares issuable upon the exercise of outstanding options with a weighted average exercise price of approximately $1.98.

(8)	As of December 31, 2003, there were no further offerings under the Amgen Limited Sharesave Plan and the last share purchase under this plan was March 31, 2003.

(9)	Although 300,000 shares of Common Stock are authorized for issuance under the Amgen Limited 2000 U.K. Company Employee Share Option Plan, no shares have been issued under this plan.

(10)	The Amgen Technology Ireland Irish Tax Approved Share Plan was approved by the Board of Directors on March 6, 2007 and 7,832 shares were purchased on March 27, 2007. No additional shares have been purchased under this plan.

CORPORATE GOVERNANCE

Board of Directors Corporate Governance Highlights

The Board is governed by its corporate governance principles, which are amended from time to time to incorporate certain current best practices in corporate governance. The corporate governance principles may be found on the Company’s website at www.amgen.com(1) and are available in print upon written request to the Company’s Secretary. The Board’s corporate governance practices include the following:

•	Executive Sessions—The Company’s independent directors meet privately on a regular basis. The Chairman of the Governance and Nominating Committee presides at such meetings.

•

Access to Management—The Company affords its directors ready access to the Company’s management. Key members of management attend Board and committee meetings to present information concerning various aspects of the Company, its operations and results. Committee members also have regular meetings with the Company’s Chief Compliance Officer and internal auditors.

•

Outside Advisors—The Board vests its committees with the authority to retain outside advisors. The Audit Committee has the sole authority to hire and terminate the independent registered public accountants. The Compensation and Management Development Committee has the sole authority to hire and terminate compensation advisors for senior management compensation review. The Governance and Nominating Committee has the sole authority to hire and terminate search firms to identify director candidates and compensation advisors on directors’ compensation.

•

Limitation on Number of Boards—A director who is currently serving as the Company’s Chief Executive Officer should not serve on more than four public company boards. No director should serve on more than six public company boards.

•

Retirement Age—The Board has established a mandatory retirement age of 72. A director will retire from the Board on the day of the annual meeting of stockholders following his 72nd birthday. In October 2007, the Board waived the retirement age of 72 with respect to Mr. Gluck. Mr. Gluck is now entitled to stand for re-election to the Board until the 2010 annual meeting of stockholders.

•

Change in Circumstances—If a director has a substantial change in principal business or professional affiliation or responsibility, including a change in principal occupation, he or she shall offer his or her resignation to the Chairman of the Governance and Nominating Committee. The Governance and Nominating Committee determines whether to accept the resignation based on what it believes to be in the best interests of the Company and its stockholders.

•

Board Evaluation—The Board has an annual evaluation process which focuses on the role and effectiveness of the Board. The Board completed such an evaluation in December 2008 and was satisfied with its performance. In addition, the Audit Committee, Compensation and Management Development Committee, Corporate Responsibility and Compliance Committee and Governance and Nominating Committee each conduct an annual evaluation of its respective committee’s effectiveness. The Audit Committee, Compensation and Management Development Committee and Corporate Responsibility Committee each completed its assessment in October and the Governance and Nominating Committee completed its assessment in December. Each committee was satisfied with its performance.

•

Majority Votes—If an incumbent director up for re-election at a meeting of stockholders fails to receive a majority of affirmative votes in an uncontested election, the Board of Directors will adhere to the director resignation policy as provided in our Amended and Restated Bylaws, as amended.

•

Outside Relationships—Without the prior approval of disinterested members of the Board of Directors, directors should not enter into any transaction or relationship with the Company in which they will have a financial or a personal interest or any transaction that otherwise involves a conflict of interest.

(1)	This website is not intended to function as a hyperlink and the information contained on the Company’s website is not intended to be part of this proxy statement.

•

Conflicts of Interest—If an actual or potential conflict of interest arises for a director or a situation arises giving the appearance of an actual or potential conflict, the director must promptly inform the Chairman of the Board or the Chairman of the Governance and Nominating Committee. All directors will recuse themselves from any discussion or decision found to affect their personal, business or professional interests.

Code of Ethics and Business Conduct

Our Board has adopted two codes of business conduct and ethics, one that applies to our directors and the second which applies to all of our employees, including our executive officers. To view our codes of conduct please visit our website at www.amgen.com(1). We intend to disclose future amendments to certain provisions of our code of business conduct and ethics, or waivers of such provisions, applicable to our directors and executive officers, at the same location on our website identified above. There were no waivers of either of the codes of conduct in 2008.

Board Independence

At least annually, the Governance and Nominating Committee reviews the independence of each non-employee director and makes recommendations to the Board and the Board affirmatively determines whether each director qualifies as independent. Each director must keep the Governance and Nominating Committee fully and promptly informed as to any development that may affect the director’s independence.

The Board has determined that each of our non-employee directors is independent under the listing standards of NASDAQ and the requirements of the Securities and Exchange Commission, or SEC. Mr. Sharer is not independent based on his service as our Chief Executive Officer and President. Mr. Sharer is the only director who also serves us in a management capacity. In making its independence determinations, the Board reviewed transactions and relationships between the director, or any member of his or her immediate family, and us or one of our subsidiaries or affiliates based on information provided by the director, our records and publicly available information. Specifically, the Board considered the following types of relationships and transactions: (i) principal employment of and other public company directorships held by each non-employee director, which are set forth in “ITEM 1 ELECTION OF DIRECTORS” above; (ii) contracts or arrangements that are ongoing or which existed during any of the past three fiscal years between the Company and/or its subsidiaries or affiliates and any entity for which the non-employee director, or his or her immediate family member, is an executive officer or greater-than-10% stockholder; and (iii) contracts or arrangements that are ongoing or which existed during any of the past three fiscal years between the Company and/or its subsidiaries or affiliates and any other public company for which the non-employee director serves as a director. All identified transactions that appear to relate to the Company and/ or its subsidiaries or affiliates and an entity with a known connection to a director are presented to the Board for consideration. The Board’s independent determinations included reviewing the following transactions and arrangements:

•

Drs. Coffman and Omenn and Messrs. Biondi, Gluck and Schaeffer are members of the board of directors of companies with which the Company does business, but in such capacity did not provide advice or services to the Company. The amount that the Company paid in each fiscal year to each of these companies for goods and services represented less than 1% of our and the other company’s annual revenues, respectively.

•

Drs. Baltimore, Coffman and Omenn, Messrs. Gluck and Herringer and Ms. Pelham have each served as a professor, trustee, director or advisory board member for one or more colleges and universities. The Company has a variety of dealings with these institutions, including:

•	Research and facility-related services;

•	Charitable contributions;

(1)	This website is not intended to function as a hyperlink and the information contained on the Company’s website is not intended to be part of this proxy statement.

•	Amgen Foundation grants; and

•	Outsourcing for product development, research and lab services.

None of our directors has any direct or indirect interest in any of these transactions and arrangements and the Board determined that these transactions and arrangements did not warrant a determination that the director was not independent.

Board Meetings

The Board held six meetings in 2008 and all of the directors attended at least 75% of the total number of meetings of the Board and committees on which they served except for Mr. de Carbonnel, who commenced service on the Board in October 2008 and who attended all remaining meetings in 2008. The independent members of the Board meet in executive session without management at all regularly scheduled meetings of the Board. The Chairman of the Governance and Nominating Committee presides at such meetings. We and the Board expect all directors to attend our annual meetings of stockholders barring unforeseen circumstances or irresolvable conflicts. All of the then-current members of the Board were present at our 2008 annual meeting of stockholders.

Board Committees

The Board’s standing committees are: Audit Committee, Compensation and Management Development Committee, Corporate Responsibility and Compliance Committee, Equity Award Committee, Executive Committee and Governance and Nominating Committee. The Board maintains charters for each of these standing committees. In addition, the Board has adopted a written set of corporate governance principles and a director’s code of conduct that generally formalize practices we have in place. To view the charters of the committees named above, the corporate governance principles and the Board of Directors’ code of conduct, please visit our website at www.amgen.com(1).

Audit Committee

The Audit Committee met ten times in 2008. Mr. Biondi serves as Chairman and Ms. Pelham, Mr. de Carbonnel and Drs. Baltimore, Coffman and Omenn currently serve as members of the Audit Committee. Mr. de Carbonnel was appointed to the Audit Committee in October 2008. All members of the Audit Committee meet the NASDAQ composition requirements, including the requirements regarding financial literacy and financial sophistication, and the Board has determined that each member is independent under the listing standards of NASDAQ and the rules of the SEC, regarding audit committee membership. The Board has determined that each of Messrs. Biondi and de Carbonnel and Dr. Coffman is an “audit committee financial expert” as defined by Item 407 of Regulation S-K.

The Audit Committee has sole authority for the appointment, compensation and oversight of the work of the independent registered public accountants, and responsibility for reviewing and discussing, prior to filing or issuance, with management and the independent registered public accountants (when appropriate) our audited consolidated financial statements to be included in our Annual Report on Form 10-K and earnings press releases.

Compensation and Management Development Committee

The Compensation and Management Development Committee, or Compensation Committee, met six times in 2008. Mr. Gluck serves as Chairman and Adm. Reason, Messrs Choate, Herringer and Schaeffer currently serve as members of the Compensation Committee, each of whom has been determined by the Board to be independent under the listing standards of NASDAQ and the requirements of the SEC.

(1)	This website is not intended to function as a hyperlink and the information contained on the Company’s website is not intended to be part of this proxy statement.

The Compensation Committee is responsible for assisting our Board in fulfilling its fiduciary duties with respect to the oversight of the Company’s compensation plans, policies and programs, including assessing our overall compensation structure, reviewing and overseeing all executive compensation programs and approving corporate goals and objectives relating to the compensation of the Chief Executive Officer, or CEO, reviewing and overseeing all officer compensation programs and all equity-based plans, overseeing succession planning for senior management and reviewing and approving compensation for all officers of the Company. The Governance and Nominating Committee is responsible for evaluating and making recommendations to our Board regarding non-employee director compensation.

The processes and procedures of the Compensation Committee for considering and determining compensation for our executive officers are as follows:

•	Compensation for our executive officers, including our Named Executive Officers, is generally determined annually in March.

•

With respect to our CEO during the first calendar quarter of each year, the Compensation Committee reviews and approves corporate goals and objectives for the current year, evaluates the CEO’s performance in light of the goals and objectives established for the prior year, evaluates the performance of the CEO within the context of the overall performance of the Company, considers competitive market data and establishes the CEO’s compensation based on this evaluation. The values of each component of total compensation (base salary, target annual cash incentive awards and equity awards) for the current year, as well as total annual compensation for the prior year (including the value of equity holdings, potential change of control payments and vested benefits under our Retirement and Savings Plan, Supplemental Retirement Plan and Nonqualified Deferred Compensation Plan as of the end of the last fiscal year), are considered at this time. Final determinations regarding our CEO’s performance and compensation are made during an executive session of the Compensation Committee and are reported to and reviewed by the Board in an independent directors’ session.

•

Our Compensation Committee determines compensation for the other executive officers based on the recommendations of our CEO regarding base salary and annual equity awards following an annual performance review by our CEO with each of the other executive officers, all of whom report directly to our CEO. The Compensation Committee has typically followed these recommendations. During the performance reviews with the CEO, the other executive officers have an opportunity to provide input regarding their contributions to the Company’s success for the period being assessed.

•

In setting executive compensation, the Compensation Committee compares the Company’s pay levels and programs to those of the Company’s competitors for executive talent and uses this comparative data as a guide in its review and determination of compensation. For each Named Executive Officer, the Compensation Committee reviews the compensation levels and practices of a peer group consisting of biotechnology and pharmaceutical companies.

•

During 2008, the Compensation Committee engaged Frederic W. Cook & Co., Inc. (Frederic Cook or the consultant), an independent consultant, to provide advice regarding executive compensation. Frederic Cook reported directly to the Compensation Committee. Management interacts with the consultant to provide information or the perspective of management as requested by the consultant or Compensation Committee, coordinates payment to the consultant out of the Board of Directors’ budget, notifies the consultant of upcoming agenda items or makes the consultant aware of regular or special meetings of the Compensation Committee. Since July 1, 2008, Charles Bell, our former Vice President of Human Resources, has also provided consultation services to management regarding executive and director compensation. Specifically, Mr. Bell advises management on executive compensation matters and other matters consistent with his background and experience as requested by management.

•	The Compensation Committee has authority to delegate any of the functions described above to a subcommittee of its members. No delegation of this authority was made in 2008.

•	The Compensation Committee holds executive sessions (with no members of management present) at each of its regular meetings.

Equity Award Committee

The Equity Award Committee met four times in 2008. Mr. Gluck serves as Chairman and Messrs. Choate and Sharer currently serve as members of the Equity Award Committee. Our Board has delegated to the Equity Award Committee the responsibility for determining equity-based awards to Vice Presidents and below who are not Section 16 officers and the Equity Award Committee has the authority to make equity-based grants to such eligible employees for purposes of compensation, retention, promotion and commencement of employment under the Company’s plans and programs, consistent with the equity grant guidelines reviewed annually by the Compensation Committee by grade level. In addition, the Equity Award Committee delivers a report to the Compensation Committee for report to the Board at least twice a year summarizing the equity-based awards made by the Equity Award Committee.

Governance and Nominating Committee

The Governance and Nominating Committee, or Governance Committee, met four times in 2008. Mr. Herringer serves as Chairman and Drs. Baltimore and Coffman, Messrs. de Carbonnel, Choate and Gluck currently serve as members of the Governance Committee, each of whom has been determined by the Board to be independent under the listing standards of NASDAQ. Mr. de Carbonnel was appointed to the Governance Committee in October 2008.

The Governance Committee is responsible for developing and overseeing the Board’s corporate governance principles and a code of conduct applicable to members of the Board and for monitoring the independence of the Board. The Governance Committee also determines Board membership qualifications, selects, evaluates and recommends to the Board nominees to fill vacancies as they arise, reviews the performance of the Board and its committees and is responsible for director education. The Governance Committee maintains, with the approval of the Board, guidelines for selecting nominees to serve on the Board and considering stockholder recommendations for nominees. Such guidelines are included in this proxy statement as Appendix C. Stockholders wishing to communicate with the Governance Committee regarding recommendations for director nominees should follow the procedure described in “—Communication with the Board” below. Additionally, the Governance Committee recommends to the Board nominees for appointment as executive officers and certain other officers.

The Governance Committee also oversees the corporate governance and Board membership matters of the Company. Among the Governance Committee’s responsibilities, the Governance Committee evaluates and makes recommendations to our Board regarding compensation for non-employee Board members. Any Board member who is also an employee of the Company does not receive separate compensation for service on the Board.

The processes and procedures of the Governance Committee for considering and determining director compensation are as follows:

•

The Governance Committee has authority to evaluate and make recommendations to our Board regarding director compensation. The Governance Committee conducts this evaluation periodically by reviewing our director compensation practices against the practices of an appropriate peer group and the Governance Committee may determine to make recommendations to our Board regarding possible changes to director compensation. The Governance Committee has authority to delegate any of these functions to a subcommittee of its members. No delegation of this authority was made in 2008.

•

The Governance Committee has the authority to retain consultants to advise on director compensation matters. No executive officer has any role in determining or recommending the form or amount of director compensation.

•	The Governance Committee reviewed an analysis of the current director compensation program in 2006 and determined at that time to make no changes.

In 2007, the Governance Committee recommended to the Board that it amend our Director Equity Incentive Program to align the timing of equity grants to directors with our equity awards policy for our employees and the Board so amended this program. The details of this program are discussed below under “DIRECTOR

COMPENSATION.” In March 2009, the Board adopted a new Director Equity Incentive Program in connection with the proposed 2009 Plan described under “ITEM 3 APPROVAL OF OUR PROPOSED 2009 EQUITY INCENTIVE PLAN.” The new Director Equity Incentive Program is substantially similar to the program that was in place under our Amgen Inc. Amended and Restated 1991 Equity Incentive Plan and is contingent upon stockholder approval of the 2009 Plan.

Corporate Responsibility and Compliance Committee

The Corporate Responsibility and Compliance Committee, or Compliance Committee, met six times in 2008. Mr. Schaeffer serves as Chairman and Dr. Omenn, Ms. Pelham and Adm. Reason serve as members of the Compliance Committee. The Compliance Committee is responsible for overseeing our corporate compliance program and reviewing our programs in the areas of ethical conduct, environmental protection, health and safety, human resources and government affairs. Additionally, the Compliance Committee receives regular updates on political, social and environmental trends and public policy issues that may affect our business or public image, and reviews our political and charitable activities.

Our compliance program is designed to promote ethical business conduct and ensure compliance with applicable laws and regulations. We have codes of conduct for our officers, staff and suppliers that delineate standards for ethical business conduct and legal and regulatory compliance as well as a business conduct hotline through which anonymous reports of misconduct can be made to our Chief Compliance Officer. Our Chief Compliance Officer, who reports to the Compliance Committee, oversees the ongoing operations of the compliance program. The key objectives of our compliance program operations include providing ongoing compliance training and education, auditing and monitoring of compliance risks, maintaining and promoting the business conduct hotline, conducting investigations, responding appropriately to any compliance violations and taking appropriate steps to detect and prevent recurrence.

Executive Committee

The Executive Committee did not meet in 2008. Mr. Sharer serves as Chairman and Messrs. Biondi, Choate, Gluck, Herringer and Schaeffer currently serve as members of the Executive Committee. The Executive Committee has all the powers and authority of the Board in the management of our business and affairs, except with respect to certain enumerated matters including Board composition and compensation, changes to our Restated Certificate of Incorporation, as amended, or any other matter expressly prohibited by law or our Restated Certificate of Incorporation, as amended.

Communication with the Board

Our annual meeting of stockholders provides an opportunity each year for stockholders to ask questions of, or otherwise communicate directly with, members of the Board on appropriate matters. In addition, stockholders may communicate in writing with any particular director, any committee of the Board, or the directors as a group, by sending such written communication to our Secretary at our principal executive office, One Amgen Center Drive, Thousand Oaks, California 91320-1799, Mail Stop 38-5-A. Copies of written communications received at such address will be provided to the Board or the relevant director unless such communications are considered, in the reasonable judgment of our Secretary, to be inappropriate for submission to the intended recipient(s). Examples of stockholder communications that would be considered inappropriate for submission to the Board include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to our business or communications that relate to improper or irrelevant topics. The Secretary or his designee may analyze and prepare a response to the information contained in communications received and may deliver a copy of the communication to other Company employees or agents who are responsible for analyzing or responding to complaints or requests. Communications concerning potential director nominees submitted by any of our stockholders will be forwarded to the Chairman of the Governance Committee.

Compensation Committee Report(1)

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management, and based on the review and discussions, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s 2009 annual meeting proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K.

Compensation and Management Development Committee

of the

Board of Directors

Frederick W. Gluck, Chairman

Jerry D. Choate

Frank C. Herringer

J. Paul Reason

Leonard D. Schaeffer

Forward-Looking Statements

This proxy statement contains “forward-looking statements” (as defined in the Private Securities Litigation Reform Act of 1995). These statements are based on our current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding actions to be taken by us. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those mentioned in the risk factors in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2008 and in our periodic reports on Form 10-Q and Form 8-K.

(1)	The material in this report is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made on, before, or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes our compensation, strategy, policies, programs and practices for executive officers identified in the “Summary Compensation Table,” or our Named Executive Officers. Our Named Executive Officers consist of our Chief Executive Officer, or CEO, our Chief Financial Officer, or CFO, and the three next most highly paid executive officers of the Company.

Executive Summary

Executive Compensation Objectives

Our compensation programs have been designed to achieve the following objectives as we believe that our executive compensation programs should:

•

Pay-for-performance in a manner that aligns with stockholder interests by rewarding and encouraging Company performance on both a short- and long-term basis. Other than our base salary program, all of our executive cash and equity compensation programs for 2008 are dependent upon the achievement of our performance goals, growth in the price of our stock or both. In addition, benefits upon retirement are limited as we generally do not offer non-change in control severance agreements, defined benefit pension plans or traditional executive supplemental defined benefit pension plans; and

•

Attract, motivate and retain the highest level of executive talent by paying them competitively, consistent with their roles and responsibilities, the success of the Company, and their contributions to this success. To attract and retain executive talent with proven skills and experience, we believe that our cash and equity compensation and change in control programs must be competitive and compare favorably with those offered by other companies with which we compete for a limited pool of executive talent; and

•

Consider all Amgen staff members by taking into account their compensation treatment in the design of our executive cash and equity compensation programs so that we have a comprehensive and thoughtful approach to rewarding all employees who contribute to our success. All of our compensation programs are based on a Company-wide structure where the range of compensation that can be awarded to an employee in a given year, including any Named Executive Officer, is based upon the employee’s grade level, driving appropriate reward opportunities for our employees based on their responsibilities and performance.

We believe that our executive compensation practices and programs do not encourage our executives to take unnecessary or excessive risks in order to achieve successful levels of performance.

The Elements of Our Named Executive Officer Compensation Programs

The three main elements of our Named Executive Officers’ total compensation are base salaries, annual cash incentive awards and long-term incentive (LTI) equity awards:

•	Base salaries provide our executive officers with a degree of financial certainty and stability and also reward individual achievements and contributions.

•

Annual cash incentive awards motivate our executives to meet or exceed our performance goals from our Global Management Incentive Plan, or GMIP. The annual cash incentive awards to our Named Executive Officers are made under the Executive Incentive Plan, or EIP, and are determined by the Compensation and Management Development Committee, or Compensation Committee, generally using our GMIP performance goals and results. Generally, every staff member worldwide is eligible to earn an annual cash incentive award based on this same set of performance goals, promoting alignment and pay-for-performance at all levels of the organization.

•

LTI equity awards consist of performance units, stock options and restricted stock units. Nearly every staff member receives an annual LTI equity award grant, managed within an overall annual equity budget that uses less than 1% of our outstanding shares, to provide LTI equity awards that align the interests of our employees across the entire Company with our stockholder interests. The LTI equity award program is designed so that annual LTI equity awards for staff members at lower job levels are granted in the form with the least risk (time-based restricted stock units) but still in alignment with our stockholder interests, while annual LTI equity awards for our Named Executive Officers and other executives generally involve greater risk (the greatest proportion of value is in the form of performance units (40%) and stock options (40%), with restricted stock units (20%), introduced in 2008, representing the smallest portion).

To achieve our objectives, the Compensation Committee has designed our executive compensation program so that total compensation is earned largely based on attaining pre-established goals and/or stock price appreciation. Further, the Compensation Committee has made LTI equity awards a significant portion of total compensation instead of cash to promote alignment with stockholder interests over the relevant periods while creating incentives for long-term performance. The charts below are representative of the overall compensation mix for 2008 for our CEO and our other Named Executive Officers. Consistent with our objective to pay-for-performance and to align total compensation for our Named Executive Officers with stockholder interests, the Compensation Committee sets total compensation(1) to ensure that more than half of annual compensation is delivered in the form of LTI equity awards, rather than cash, and is designed to reward long-term performance, as opposed to annual performance.

Fiscal 2008 and Early Fiscal 2009

General

In 2007, we faced substantial difficulties when adverse safety results were observed in various studies involving erythropoiesis-stimulating agent (ESA) products, including our marketed ESA products Aranesp® and EPOGEN® that culminated in significant regulatory and reimbursement developments affecting the class of ESA products. These regulatory and reimbursement changes resulted in an unexpected large reduction in 2007 revenues for these products, and, in particular, Aranesp® sales in the U.S. supportive care segment. Largely as a result of certain of these regulatory and reimbursement developments affecting ESAs, in August 2007 we announced a plan to restructure our worldwide operations to improve our cost structures while continuing to make significant research and development investments and build the framework for our future growth.

(1)	Calculated using (i) the amounts shown in the “Salary,” “Non-Equity Incentive Plan Compensation,” “Nonqualified Deferred Compensation Earnings,” and “All Other Compensation” columns of the “Summary Compensation Table,” and (ii) the amounts in the “Grant Date Fair Value of Stock and Option Awards” column in the “Grants of Plan-Based Awards” table.

Following the challenges of 2007, in 2008 the Compensation Committee took a number of actions to more closely align our Named Executive Officers’ compensation with our performance and returns experienced by our stockholders including, for those Named Executive Officers who were in their positions for all of 2007, no increases to base salary for 2008 and reductions in annual cash incentive awards earned for 2007 to amounts below the payout levels that were indicated by the GMIP composite performance score. Further, the Compensation Committee revised certain compensation elements to improve alignment with stockholder interests while managing the uncertainty that the ESA developments introduced into our performance, better aligning pay with performance while maintaining our ability to compete for talent in the marketplace and being mindful of the retention issues presented. These changes, implemented in late 2007 and 2008, included: (i) concentrating the 2008 Company goals under the GMIP on financial (60%) and research and development pipeline (40%) results; (ii) adopting performance measures for the 2008-2010 performance period of our Performance Award Program based solely upon our compound annual total stockholder return (TSR) over the performance period; (iii) adding restricted stock units to the incentive mix for Named Executive Officers; and (iv) establishing a retirement eligibility standard for LTI equity award purposes of age 55 with a minimum of 10 years of service or age 65 or older regardless of years of service.

Following the significant challenges of 2007, in 2008, we delivered strong results against the financial and research and development pipeline Company goals that the Compensation Committee set for our annual cash incentive award programs, which were designed to drive and/or reflect the creation of stockholder value. Despite the absorption of the full year impact of the ESA regulatory and reimbursement developments that occurred in mid- to late 2007 and further ESA regulatory developments and competition from follow-on biologics in Europe, we delivered revenue growth and earnings per share (EPS) growth of 2% and 38%, respectively, calculated in accordance with U.S. generally accepted accounting principles. Such financial performance was achieved while successfully balancing investment to deliver on our research and development programs as demonstrated by our successful execution on our denosumab global development program and the approval of Nplate®. Following our announcement in July 2008 of the positive outcomes of our denosumab phase 3 clinical trials, we submitted a biologic license application (BLA) to the U.S. Food and Drug Administration (FDA) in December 2008 for denosumab for the treatment and prevention of postmenopausal osteoporosis in women and bone loss in patients undergoing hormone ablation for either prostate or breast cancer. Additionally, in August 2008, the FDA approved Nplate®, for the treatment of chronic immune thrombocytopenic purpura (ITP). Finally, even in the face of a challenging economic environment and downward pressure on the global financial markets, our stock price grew by approximately 24% in 2008, representing a higher share price growth rate and total return to stockholders than any of our peer group companies, far outperforming the negative returns in the S&P 500 and other major indices and reflecting the delivery of stockholder value.

Consistent with these changes to the Company’s programs for 2008, and in light of the Company’s strong performance in 2008, the Compensation Committee took the following actions during 2008 and early 2009:

Specific Decisions

In 2008, the Compensation Committee engaged in extensive discussions regarding executive compensation and assessed our performance and the performance of our Named Executive Officers, which resulted in the actions discussed below.

Base Salary. In March 2008, in light of our challenging year in 2007 as discussed above, the CEO recommended to the Compensation Committee, and the Compensation Committee agreed that, for 2008, no increase to his base salary or the base salaries of the current Named Executive Officers who were in their positions for all of 2007 be granted. This resulted in no base salary increase for Mr. Sharer, Mr. Morrow and Dr. Perlmutter for 2008. Both Mr. Bradway and Dr. Bonanni were new to their positions in 2007 and, therefore for 2008, both received salary increases. Mr. Bradway received a salary increase of approximately 7% to improve his competitive position relative to our Peer Group (as defined under “Peer Group Market Information” below) and to recognize his increased responsibilities and his contributions in 2007. Dr. Bonanni received a base salary increase in 2008 of approximately 15%, based upon the importance of his role to us and to recognize his contributions to our Operations group in 2007.

In March 2009, the Compensation Committee met to establish compensation levels for the Named Executive Officers, including the CEO. Given that his current base salary was found to be approximately 14% below the 2008 median base salary reported by our Peer Group for his role as CEO, the Compensation Committee granted a base salary increase of approximately 10% to Mr. Sharer. The Compensation Committee granted this increase in order to address the increased gap between Mr. Sharer’s base salary and the Peer Group median and to recognize his performance in successfully leading the Company during 2008 and over his tenure as CEO. Consistent with the general approach taken for the Company’s U.S.-based employee population, the Compensation Committee granted salary increases of approximately 3% to Mr. Morrow and to Dr. Perlmutter. Dr. Bonanni received a base salary increase of approximately 7%, again based upon the importance of his role to us and the continuation of his contributions to the success of our operations in 2008. Mr. Bradway, who was significantly below the median of our Peer Group for his role as CFO, received a salary increase of approximately 12% to improve his competitive position to just below the 2008 Peer Group median, in recognition of his continued contributions to our success in 2008.

Annual Cash Incentive Award Program. In March 2008, the Compensation Committee reduced the number of the GMIP Company goals under our annual cash incentive award program for 2008 from five to two—focusing payouts on critical performance measures aligned more heavily with our financial and research and development pipeline results. The 2008 GMIP Company goals were Deliver Financially (60%) and Deliver the Best Pipeline (40%) and the concentration on these two areas was intended to better focus our annual cash incentive award program on the achievement of results that drive and/or reflect the creation of stockholder value. In addition, in March 2008, the Compensation Committee determined to increase the target annual cash incentive award percentages for Mr. Bradway and Dr. Bonanni from 70% of base salary earnings to 75% of base salary earnings consistent with the target annual cash incentive award percentages for the other Executive Vice Presidents, who were also Named Executive Officers, and closer to the Peer Group median level market data, as available.

The Company’s performance as compared to these GMIP Company goals used in awarding amounts under the EIP yielded a 2008 GMIP composite score of approximately 179%, representing a significant increase from the 2007 GMIP composite score of approximately 118%. In 2008, we achieved approximately 183% performance against target for the Deliver Financially goals and approximately 172% performance against target for the Best Pipeline goals. More specific information regarding these metrics and our performance are included below.

In light of the Company’s successful performance compared to our 2008 GMIP Company goals, the Compensation Committee exercised its discretion under the EIP to reward the CEO and the Named Executive Officers for their contributions to Company results. In the case of the CEO, the Compensation Committee granted to Mr. Sharer an EIP award for 2008 of $3,875,000, consistent with the 2008 GMIP composite score of approximately 179% multiplied by his target annual cash incentive award (the GMIP Calculated Amount). Similarly, the Compensation Committee granted to Mr. Morrow ($1,290,000) and to Dr. Perlmutter ($1,220,000) awards that were also consistent with their GMIP Calculated Amounts. In order to fully recognize their contributions to the Company’s 2008 performance in their respective roles, the Compensation Committee chose to grant awards to Mr. Bradway ($1,200,000) and Dr. Bonanni ($1,100,000) that were approximately 13% and 12% (respectively) above their GMIP Calculated Amounts.

In March 2009, the Compensation Committee set the Company goals, participants and target awards for the 2009 annual cash incentive award programs (GMIP and EIP). The GMIP Company goals for 2009 consist of Deliver Financially (60%), Advance the Pipeline (20%), Advance Denosumab (15%) and Improving the Infrastructure that Supports Our Compliance Program (5%). These Company goals were established in order to retain the concentration of financial goals set in the previous year’s GMIP Company goals at 60% while focusing the remaining 40% of the 2009 GMIP Company goals on the critical success factors for us in terms of advancing denosumab and our pipeline and improving our compliance infrastructure.

In March 2009, the Compensation Committee determined to increase the target annual cash incentive award percentage for the CEO position from the existing target of 140% of base salary earnings to 150% of base salary earnings. The effect of this change is to bring Mr. Sharer’s target annual total cash compensation (comprised of his base salary and target annual cash incentive award) to a position closer to, but still below the median of the competitive Peer Group as reflected in 2008 compensation surveys reviewed by the Compensation Committee in early 2009. The Compensation Committee believes this is an appropriate position for Mr. Sharer given the performance of the Company and the length of his tenure, with the mix of base salary and target annual cash incentive award structured such that his base salary remains below the Peer Group median level, with his target annual cash incentive award percentage set at the Peer Group median level. The Compensation Committee believes that this structure orients Mr. Sharer’s target annual total cash compensation such that it is more dependent on Company performance, for which the CEO position bears ultimate accountability.

Also for the 2009 performance year, the Compensation Committee determined in March 2009 to increase the target annual cash incentive award percentages for the other Named Executive Officers (Mr. Morrow, Dr. Perlmutter, Mr. Bradway and Dr. Bonanni) from the existing target of 75% of base salary earnings to 80% of base salary earnings. This decision was made to bring the target annual cash incentive award for this group closer to the Peer Group median level as indicated by 2008 Peer Group company salary survey data reviewed in early 2009 for matched positions which the Compensation Committee believes is appropriate given the Company’s size and the level of responsibility of this executive team.

Long-Term Incentive Equity Awards—Performance Award Program. The Company performance for the 2006-2008 performance period under our Performance Award Program was negatively impacted by the ESA product challenges of 2007. The number of 2006-2008 performance units earned is currently estimated to be 69% of the units granted, representing below-target overall performance for this period. Performance metrics under the 2006-2008 performance period were based on our financial performance measured against internal targets for compound annual revenue and adjusted EPS growth over the performance period as well as on relative financial performance measured by compound annual revenue and adjusted EPS growth against a comparator group of other large companies in our industry, all over the 2006-2008 performance period. The measure of how we perform compared to the performance comparator group may result in an increase (but not a decrease) in the number of units earned. Adjusted EPS growth for the 2006-2008 performance period (Three-Year Adjusted EPS Growth) was based on our and each of the performance comparator group companies’ 2008 and base year (2005) net income.(1) The below-target performance estimates for the 2006-2008 performance period are based on the Company’s 6% compound annual revenue growth, which is slightly below the threshold revenue growth, thus delivering no value for this portion of the award. Our 12% compound annual Three-Year Adjusted EPS Growth results (calculated in accordance with the terms of the 2006-2008 performance period of our Performance Award Program discussed below) earned a target award amount of 50% for the internal objective portion of the award. This level of compound annual Three-Year Adjusted EPS Growth places us between an estimated fourth and sixth position in the 13-company comparator group for the performance period, resulting in an estimated multiplier that brings the total award earned to an estimated 69% of the units granted.

(1)	Three-Year Adjusted EPS Growth is based on net income as determined in accordance with U.S. generally accepted accounting principles less the impact of the following: (i) certain costs and expenses associated with acquisitions of other companies; (ii) changes in accounting principles; (iii) gains or losses on sale or disposal of certain assets; (iv) charges associated with the impairment or write-off of the carrying values of certain assets; (v) gains or losses associated with litigation or settlements with tax authorities; (vi) extraordinary items; (vii) income or loss associated with discontinued operations; and (viii) charges associated with restructurings.

The following table shows the internal performance metrics used under our 2006-2008 performance period of our Performance Award Program (compared to a 2005 base year) and our level of performance with respect to these internal metrics:

Performance Metric (Weighting) for the 2006-2008 Performance Period

•     Target compound annual three-year revenue growth (50%) = 11%

•     Achieved compound annual three-year revenue growth of 6%

•     Target compound annual Three-Year Adjusted EPS Growth (50%) = 7%

•     Achieved compound annual Three-Year Adjusted EPS Growth of 12%

More information regarding these metrics and Company performance are included below.

The performance measures of the 2008-2010 performance period of our Performance Award Program were changed in March 2008 to eliminate our internal financial performance measures so that all awards earned under the 2008-2010 performance period will be based solely upon our compound annual TSR over the 2008-2010 performance period. This change was made in order to align awards paid under our Performance Award Program with the returns experienced by stockholders over the performance period and also because of the difficulty in setting compound annual revenue growth and adjusted EPS growth for a three-year performance period given the continuing challenges to our ESA products. The following table shows the performance measures for the 2008-2010 performance period of our Performance Award Program:

Performance Metric for the 2008-2010 Performance Period

•     Compound annual TSR over three-year performance period.

If less than Threshold: 0% multiplier

Threshold: 50% multiplier

Target: 100% multiplier

Maximum: 200% multiplier

If the level of TSR achieved is between the threshold and target levels or the target and maximum levels, the TSR multiplier is determined by interpolating linearly between the threshold and target or the target and maximum levels, as applicable.

In March 2009, the Compensation Committee approved the 2009 Performance Award Program, which implements the proposed Amgen Inc. 2009 Equity Incentive Plan (2009 Plan), conditioned upon stockholder approval of the 2009 Plan at our 2009 Annual Meeting of Stockholders. The Compensation Committee also adopted changes to the goals for the 2009-2011 performance period under the 2009 Performance Award Program from those of the 2008-2010 performance period under our Performance Award Program in two areas. The first was to adopt the one-year financial performance measures of revenue and adjusted EPS, as defined, weighted equally, from the 2009 Company goals under the GMIP as the performance goals for the 2009-2011 performance period. The second change was to modify the award resulting from our performance against these performance goals up or down using a three-year comparative compound annual TSR multiplier based on the ranking of the three-year Company TSR compared to the TSRs of a comparator group of other large companies in our industry.

The Compensation Committee decided to use one-year financial performance measures for revenue and adjusted EPS, as defined, from the 2009 Company goals under the GMIP for the 2009-2011 performance period due to the continued lack of visibility in setting three-year Company financial measures, particularly in the context of the current volatile economic climate. The continued inclusion and emphasis on TSR as a measure in the program is intended to better focus our executive rewards on the achievement of results that drive and/or reflect the creation of stockholder value. The TSR design requires that payouts earned based on our financial performance be reduced in the event of below-target TSR performance. The Compensation Committee also continues to set the maximum payout under the 2009-2011 performance period of the 2009 Performance Award Program at 200% of target in order to align with market practice as 200% is the most prevalent maximum disclosed for our Peer Group company programs. The 2009-2011 performance period performance units have been granted under the 2009 Performance Award Program, implementing the 2009 Plan, subject to stockholder approval of the proposed 2009 Plan in order to ensure that these awards will qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code.

Long-Term Incentive Equity Awards—Addition of Restricted Stock Units and Retirement Terms. In 2008, as part of the Compensation Committee’s review of our equity program and based, in part, on the advice of Frederic W. Cook & Co., Inc. (Frederic Cook, or the consultant) an independent outside compensation consulting firm and the Compensation Committee’s independent compensation consultant, restricted stock units were introduced to the LTI equity award mix for executives, including our Named Executive Officers. This change in LTI equity award mix is illustrated in the table below and follows the addition of restricted stock units to the LTI equity award mix for all other staff members in 2005, although the proportion of restricted stock units is lower at the executive level.

2007 LTI Mix	2008 LTI Mix
Stock Options (50%)	Stock Options (40%)
Performance Units (50%)	Performance Units (40%)
Restricted Stock Units (20%)

In addition, in late 2007, the Company adopted new rules applicable to all staff members that provide more favorable treatment of LTI equity awards regarding retirement eligibility (defined as age 55 with at least 10 years of service or age 65 regardless of service). Stock options, restricted stock units and performance units will continue to vest on their normal schedule post-retirement as a result of this change. Both of these changes were made to better ensure the retention of key talent by improving our competitive position with regard to LTI equity awards compared to our Peer Group, many of whom offer traditional pension plans and significant retiree medical subsidies as an incentive for longer-term employment, which we do not provide. We believe that the impact of the combined changes will be to provide executives a balanced, stockholder-aligned opportunity to accumulate LTI equity award value over time in a variety of equity market conditions, while at the same time offering an incentive to spend a meaningful portion of a full career contributing to the Company’s success. The introduction of time-based restricted stock units as part of the annual LTI equity award mix for executives and officers and the policy changes with regard to the treatment of LTI equity awards at retirement allow staff to retire and continue to vest in their existing equity awards to encourage them to commit to a full career at the Company and allow employees to receive value for contributions they have made in our long development cycle business.

Compensation Committee Deliberations

Key Analytic Tools

The Compensation Committee uses two primary analytic tools in the administration of the Company’s compensation programs—Company (Amgen) Performance Metrics and Peer Group market information.

Company Performance Metrics are used by the Compensation Committee in setting program measures and in determining performance against those measures and the amount of compensation that should be delivered as a result. The Compensation Committee believes that, given our industry’s long development cycle and focus on innovation, Peer Group market information (as contrasted to market information from a broader group of large companies) is the most appropriate standard of measuring the competitive market for talent. Consistent with our objective to pay-for-performance, both the annual cash incentive award programs and our performance award programs (generally three years) are tied to pre-established Company performance metrics. Actual annual cash incentive award program performance awards are based on our performance relative to the pre-established performance metrics, as discussed above.

Peer Group Market Information. The Compensation Committee compares the Company’s pay levels and programs to those of the Company’s competitors for executive talent and uses this comparative data as a guide in its review and determination of compensation for our Named Executive Officers. Our approach is to consider competitive compensation practices and relevant factors rather than establishing compensation at specific benchmark percentiles. For each Named Executive Officer, the Compensation Committee reviews Peer Group market information, as available, discussed more fully below.

Compensation Committee Consultant

To assist the Compensation Committee in its efforts to review 2008 executive compensation and setting 2009 executive compensation, the Compensation Committee sought advice from Frederic Cook, an independent consultant, throughout 2008. Frederic Cook worked directly with the Compensation Committee.

On a periodic basis, at the Compensation Committee’s request, Frederic Cook, provides an independent, comprehensive competitive review of our executive compensation to the Compensation Committee. The last such comprehensive review was provided by Frederic Cook to the Compensation Committee in October 2007. In December 2007, the Compensation Committee reviewed and approved a number of compensation and benefit design changes, consistent with the findings of the consultant, and the Compensation Committee also assessed the alignment of certain of the Company’s executive compensation programs with the performance of the Company and with stockholder interests as described above. This review resulted in a number of changes in compensation discussed above.

In December 2008, Frederic Cook provided an overview to the Compensation Committee on trends and developments in executive compensation practices in the present financial climate. At that time, Frederic Cook and the Compensation Committee found our executive compensation practices to be well-positioned relative to the trends and the overall direction of the marketplace, as measured at our Peer Group, with the caveat that we will, as always, monitor the competitive environment in order to learn from and potentially adopt appropriate emerging practices in order to ensure the maintenance of our desired positioning longer-term.

Executive Compensation Website

We have implemented a website, accessible at www.amgen.com/executivecompensation(1) that provides a link to this proxy statement and invites our stockholders to fill out a survey to provide input and feedback to the Compensation Committee regarding our executive compensation policies and practices. All input from our stockholders is valuable and the Compensation Committee appreciates your time and effort in completing the survey.

(1)	This website is not intended to function as a hyperlink and the information contained in the Company’s website is not intended to be part of this proxy statement.

Compensation and Management Development Committee

The Compensation Committee is comprised solely of independent directors and reports to the Board of Directors. Under its charter, pursuant to the powers delegated by the Board, the Compensation Committee has the sole authority to determine and approve compensation packages for our CEO and each of our other Named Executive Officers. The Compensation Committee also oversees the Company’s benefit and incentive plans and reviews and approves all broad-based and executive programs in which our Named Executive Officers participate.

Compensation Committee Consultant

The Compensation Committee has the authority to retain the services of outside consultants to assist it in performing its responsibilities. The Compensation Committee has periodically engaged Frederic Cook, beginning in 2004, to provide compensation advice to the Compensation Committee. Frederic Cook provides data on the compensation and relative performance of peer companies, makes presentations on matters affecting compensation, provides opinions on the degree to which the Company’s compensation arrangements are consistent with market practices and Company objectives, and consults on other compensation matters as needed and, if applicable, recommends compensation program designs. Additionally, a representative from Frederic Cook attends Compensation Committee meetings and meets in executive session at the request of the Compensation Committee. In addition to the services directed by the Compensation Committee related to executive compensation, Frederic Cook also provides services to the Governance and Nominating Committee related to director compensation at their request, although no such services were performed in 2008. The Company purchases proprietary survey data from Frederic Cook on a periodic basis, but does not engage Frederic Cook in the provision of any services to the Company. The Compensation Committee, as in past years, directed the nature of the communications and interchange of data between the consultant and our staff members.

In October 2007, Frederic Cook was charged by the Compensation Committee to perform a comprehensive review of the Company’s executive compensation program as a follow-up to a similar review performed in late 2004. In performing this review, Frederic Cook used data provided by our staff members in addition to its own data and reviewed the data and discussed the resulting recommendations with management and the Compensation Committee.

Management’s Role in Establishing Compensation

Our CEO, with the assistance of our Senior Vice President, Human Resources, conducts performance reviews for each Named Executive Officer, other than the CEO. The CEO engages in discussions with the Compensation Committee with respect to each component of the other Named Executive Officers’ compensation, including recommendations with respect to the target levels and payout amounts for annual cash incentive awards. Our Senior Vice President, Human Resources, and the Executive Director, Compensation, are also present to answer any questions that may arise. No executive officer has any role in approving his or her own compensation and the CEO leaves the portion of the meeting at which the Compensation Committee considers his compensation. Our CEO and our Senior Vice President, Human Resources, routinely attend the meetings of the Compensation Committee, as do the Executive Director, Compensation, and the Assistant Secretary and Associate General Counsel assigned to the Compensation Committee. Other members of the Company’s management may attend Compensation Committee meetings for the purpose of making presentations at the invitation of the Compensation Committee. The Compensation Committee routinely meets in executive session, inviting members of the Company’s management into such sessions at their discretion.

Review of Chief Executive Officer

The Compensation Committee evaluates the performance of the CEO within the context of the overall performance of the Company. This evaluation is based, in part, on their review of an assessment done by the CEO, considered in conjunction with independent information provided to the Compensation Committee by the Senior Vice President, Human Resources. This information includes a summary of the Company’s performance compared to annual measures, a listing of accomplishments in addition to the areas covered by these measures, a listing and analysis of challenges or issues encountered during the year and feedback regarding the CEO’s performance from his direct reports, resulting from interviews conducted by the Senior Vice President, Human Resources with such direct reports.

Peer Group Market Information

The Compensation Committee compares our pay levels and programs to those of our competitors for executive talent and uses this comparative data as a reference in its review and determination of compensation. As noted previously, our approach is to consider competitive compensation practices and relevant factors rather than establishing compensation at specific benchmark percentiles. To the extent available for each of our Named Executive Officers, the Compensation Committee reviews the compensation levels and practices of a peer group consisting of biotechnology and pharmaceutical companies given the significant industry specific technical demands of the positions. Based on assessments of a number of relevant financial and performance metrics, including revenue, net income, market capitalization and employee count, the Compensation Committee approved the biotechnology and pharmaceutical companies set forth below to comprise our peer group for 2008. In general, the Compensation Committee believes that this list of companies (Peer Group) reflects our primary competitors for executive talent:

Peer Group(1)

	2007				2008
Name	Revenue(2) ($ billions)	Net Income (Loss)(2) ($ billions)	Market Capitalization(3) ($ billions)	Employee Count(2)	Revenue(4) ($ billions)	Net Income (Loss)(4) ($ billions)	Market Capitalization(3) ($ billions)	Employee Count(4)
Abbott Laboratories	25.9	3.6	86.8	68,000	29.5	4.9	82.8	69,000
Amgen Inc.	14.8	3.2	50.5	17,500	15.0	4.2	61.2	16,900
AstraZeneca PLC	29.6	5.6	62.4	67,900	31.6	6.1	59.4	65,000
Biogen Idec Inc.(5)	3.2	0.6	16.7	4,300	4.1	0.8	13.9	4,700
Bristol-Myers Squibb Company.	19.3	2.2	52.5	42,000	20.6	5.2	46.0	35,000
Eli Lilly and Company.	18.6	3.0	60.6	40,600	20.4	(2.1)	45.8	40,500
Genentech, Inc.(5)	11.7	2.8	70.6	11,200	13.4	3.4	87.2	11,200
GlaxoSmithKline plc	45.4	10.6	138.8	103,500	45.1	8.7	96.7	99,000
Johnson & Johnson	61.1	10.6	190.9	119,200	63.7	12.9	166.0	118,700
Merck & Co., Inc.	24.2	3.3	126.5	59,800	23.9	7.8	64.3	55,200
Novartis AG	38.9	12.0	148.2	98,200	42.6	8.2	131.5	96,700
Pfizer Inc.	48.4	8.1	155.2	86,600	48.3	8.1	119.4	81,800
Roche Group	38.4	9.5	147.3	78,600	42.1	10.0	132.1	80,100
Sanofi-Aventis	38.7	7.8	124.1	99,500	40.5	6.3	84.6	98,200
Schering-Plough Corp.	12.7	(1.5)	43.1	55,000	18.5	1.9	27.7	51,000
Wyeth	22.4	4.6	59.2	50,500	22.8	4.4	49.9	47,400

(1)	Amgen Inc. has been included in the table above for references purposes. Amgen Inc. is not a member of our Peer Group.

(2)	Reflects data for 2007 from filings with the Securities and Exchange Commission (SEC), except for the Roche Group (Roche) which was obtained from their annual report as disclosed on their website. Revenue and net income for GlaxoSmithKline plc, Roche and Sanofi-Aventis were converted into U.S. dollars using the average exchange rate for 2007 disclosed in their SEC filings or on their website, as applicable.

(3)	Reflects market capitalization on the last trading day of the year as provided by Bloomberg L.P.

(4)	Reflects data for 2008 from filings with the SEC, except for Roche which was obtained from data disclosed on their website. Revenue and net income for Roche were converted into U.S. dollars using the average of daily exchange rates for 2008 as provided by Bloomberg L.P. Revenue and net income for GlaxoSmithKline plc and Sanofi-Aventis were converted into U.S. dollars using the average exchange rate for 2008 disclosed within their SEC filings.

(5)	Not included in 2007 and 2008 Towers Perrin Pharmaceutical Human Resources Association (PHRA) Executive Compensation Surveys. Compensation information was obtained from filings with the SEC.

The Compensation Committee used the above Peer Group in the evaluation of March 2008 cash and equity compensation for the compensation of our Named Executive Officers and this Peer Group was the same Peer Group as the Compensation Committee used for 2007. This Peer Group is considered appropriate by the

Compensation Committee because it represents a meaningful sample of our key industry competitors in terms of product sales, research and development, innovation and workforce talent.

As compared to the Peer Group data for 2007 set forth above reviewed by the Compensation Committee in March 2008, our annual revenues were in the first (lowest) quartile, net income was in the second quartile, market capitalization was in the first quartile and employee count was in the first quartile. In order to determine compensation levels for comparable positions at our Peer Group, we gather information about executive compensation and practices for the Peer Group using publicly available information as well as published compensation surveys. Our primary data sources for evaluating our CEO and our other Named Executive Officers’ compensation in 2008 against the Peer Group for 2008 were the 2007 Towers Perrin PHRA Executive Compensation Survey and the available 2007 proxy data from filings with the SEC for the Peer Group listed above as compiled and provided to the Company by Equilar. We gathered available information for all elements of compensation, including base salary, bonuses and long-term incentives. Not every Peer Group company reports information for executive positions that are similar to ours.

Chief Executive Officer Compensation as Compared to Our Other Named Executive Officers

Although our CEO’s compensation is higher than our other Named Executive Officers, the Company’s compensation policies and decisions are made on substantially the same basis for all of our Named Executive Officers and the Compensation Committee did not materially differ in its application to any of our Named Executive Officers, including our CEO. As discussed below, in addition to decisions regarding reductions in the annual cash incentive award paid to our CEO and certain of our other Named Executive Officers for Fiscal 2007, in early 2008 our CEO recommended to the Compensation Committee, and the Compensation Committee agreed, that for himself and our other Named Executive Officers who were in their current positions for all of Fiscal 2007 receive no base salary increases for 2008. In 2008, our CEO received LTI equity award compensation in the form of performance units, stock options and restricted stock units, as is the case with our other Named Executive Officers. Our CEO’s total compensation is, however, more heavily weighted towards long-term incentive compensation, rather than annual cash incentive award compensation, as compared to the compensation mix of our other Named Executive Officers. In 2008, 57% of the CEO’s total compensation(1) was delivered in the form of LTI equity award compensation(2) as compared to an average of 53% for the other Named Executive Officers, in order to further align our CEO’s compensation with long-term Company performance given his ultimate responsibility for such performance. This is also consistent with market practice, as measured at our Peer Group, which compensates CEOs at a higher level than other executive officers, and more heavily weights the compensation of CEOs on long-term compensation. The Compensation Committee believes that this practice, as reflected in their compensation decisions with regard to the Company’s CEO, is appropriate.

The compensation mix of our CEO closely follows the average compensation mix for the CEO position in our Peer Group. Based on a 2008 market assessment, conducted in October 2007 utilizing the 2007 PHRA Executive Compensation Survey, together with 2007 proxy data from filings with the SEC, as available, our CEO’s 2008 target annual cash compensation (base salary plus target annual cash incentive award) was below the Peer Group median by 10.3%, while our other Named Executive Officers were below the Peer Group company median by 5.8% on average, as available. (As discussed below, two of our Named Executive Officers do not have Peer Group comparisons for their positions.)

(1)	For this purpose, total compensation is composed of the amounts in the “Salary,” “Non-Equity Incentive Plan Compensation,” “Nonqualified Deferred Compensation Earnings” and “All Other Compensation” columns of the “Summary Compensation Table” and amounts in the “Grant Date Fair Value of Stock and Option Awards” column of the “Grants of Plan-Based Awards” table.

(2)	LTI equity award compensation is composed of the amounts shown in the “Grant Date Fair Value of Stock and Option Awards” column of the “Grants of Plan-Based Awards” table.

Target Annual Cash Compensation

Target annual cash compensation is the sum of the executive officer’s base salary and target annual cash incentive award and is typically set in March of such year unless an executive officer is subsequently promoted to a higher level position. In general, the practice of the Compensation Committee for 2008 was to manage the target annual cash compensation for each Named Executive Officer around the Peer Group median.

The Compensation Committee compares target annual cash compensation for each Named Executive Officer to the most recent Peer Group market data for comparable positions available at that time. Based on 2008 base salary increases, as applicable, and 2008 annual cash incentive awards for target performance for each Named Executive Officer, the target annual cash compensation for each Named Executive Officer was as follows:

Named Executive Officer	2008 Amgen Target Annual Cash ($)	Peer Group Median Target Annual Cash ($)		Difference vs. Peer Group Median Over/(Under) (%)
Kevin W. Sharer	3,720,000	4,148,400		(10.3)
Robert A. Bradway	1,400,000	1,536,140		(8.9)
Roger M. Perlmutter	1,589,000	1,630,775		(2.6)
George J. Morrow	1,685,250	n/a	(1)	n/a (1)
Fabrizio Bonanni	1,312,500	n/a	(1)	n/a (1)

(1)	No comparable job included in the 2007 PHRA Executive Compensation Survey.

While the Compensation Committee makes separate base pay and target annual cash incentive award decisions for each Named Executive Officer based upon criteria described herein, its practice is to review the resulting combination of the decisions, or the target annual cash compensation, as a key metric for comparing short-term compensation to the Peer Group. In general, the Compensation Committee sets the base salary for a person who remains in the same position with us within the salary range for that grade level (based on a number of factors described below) in combination with the target annual cash incentive award for the grade level around the Peer Group median. In the case of our CEO, in March 2007 the Compensation Committee set his base salary below the median of the Peer Group, with a target annual cash incentive award percentage set above the median of the Peer Group, the combination of which yielded a target annual cash compensation that approximated the Peer Group median. This heavier weighting on our CEO’s target annual cash incentive award was designed to further tie the compensation of our CEO to the performance results of the Company. For 2008, Mr. Sharer’s base salary remained unchanged, and his target annual cash compensation fell below the Peer Group median as a result of this decision.

Compensation Program Structure—Grade Levels

The range of compensation that can be awarded to any of our employees in a given year, including to any Named Executive Officer, is based upon the employee’s grade level. Grade levels for employees are determined based upon market data on the compensation of similarly situated employees of our Peer Group, internal equity (including the executive’s accountability and impact on our operations) and the individual’s experience and level of responsibility. Our job level structure consists of 12 grade levels, which was used to determine 2008 compensation for all of our employees, including our Named Executive Officers. Our CEO position occupies level 12, with Executive Vice President positions occupying level 11.

The base salary for an employee, including Named Executive Officers, is managed within a range of base salaries set for that employee’s grade level. In addition, each grade level is also assigned a target annual cash incentive award percentage and a LTI equity award amount. In determining a Named Executive Officer’s compensation within the range of base salaries provided at his or her grade level, the Compensation Committee uses a comparison of the Company’s compensation levels and programs to those of our Peer Group, not as a benchmark at specific percentiles, but as a reference in its review and determination of compensation and competitive practices. In addition, the Compensation Committee reviews and considers our CEO’s report regarding each Named Executive Officer’s performance, focusing on each Named Executive Officers’ individual contributions to the performance of the Company, as well as on the importance of and contribution from the functions they lead to the Company’s overall success.

Base Salaries

Base salaries for our Named Executive Officers are managed within the base salary range for their grade level. Base salary ranges for the Named Executive Officers were set by the Compensation Committee. Generally, in March of each year, the Compensation Committee reviews the available base salary market data for each available Named Executive Officer position, which typically includes the 25th, 50th and 75th percentile data on base salaries for comparable positions at the Peer Group. Additionally, our CEO engages in a discussion with the Compensation Committee concerning the performance of each of our other Named Executive Officers. The Compensation Committee then uses our CEO’s evaluation of each of our other Named Executive Officer’s performance (and the Senior Vice President, Human Resources’ report on our CEO’s performance based on his interviews of our other Named Executive Officers with respect to our CEO’s performance), the CEO’s recommendations and information with respect to each person’s experience and other qualifications in determining each of our Named Executive Officer’s base salary within the salary range. Executive officers have no expectation or guarantee of a base salary increase based on a pre-determined percentage or otherwise and no pre-established formulaic base salary increases are granted.

In March 2008, in light of the Company’s challenging year in 2007 as discussed above, our CEO recommended to the Compensation Committee, and the Compensation Committee agreed that, for 2008, no increase to his base salary or the base salaries of our current Named Executive Officers who were in their positions for all of 2007 be granted. This resulted in no base salary increase for Mr. Sharer, Mr. Morrow and Dr. Perlmutter for 2008. Both Mr. Bradway and Dr. Bonanni were new to their positions in 2007 and, therefore, both received salary increases. Mr. Bradway received a salary increase to improve his competitive position relative to our Peer Group and to recognize his increased responsibilities and contributions in 2007, and Dr. Bonanni received a salary increase based upon the importance of his role to us and to recognize his contributions in 2007 to our Operations group. The base salary adjustments approved and implemented in March 2008 are shown in the table below:

Named Executive Officer	2007 Base Salary ($)	2008 Base Salary Range ($)	2008 Base Salary ($)	Percentage Increase (%)
Kevin W. Sharer	1,550,000	1,104,500 – 2,429,900	1,550,000	0
Robert A. Bradway	750,000	582,500 – 1,281,500	800,000	6.7
Roger M. Perlmutter	908,000	582,500 – 1,281,500	908,000	0
George J. Morrow	963,000	582,500 – 1,281,500	963,000	0
Fabrizio Bonanni	650,000	582,500 – 1,281,500	750,000	15.4

In March 2009, the Compensation Committee met to establish compensation levels for the Named Executive Officers, including the CEO. Given that his current base salary was found to be approximately 14% below the 2008 median base salary reported by our Peer Group for his role as CEO, the Compensation Committee granted a base salary increase of approximately 10% to Mr. Sharer. The Compensation Committee granted this increase in order to address the increased gap between Mr. Sharer’s base salary and the Peer Group median and to recognize his performance in successfully leading the Company during 2008 and over his tenure as CEO. Consistent with the general approach taken for the Company’s U.S.-based employee population, the Compensation Committee granted salary increases of approximately 3% to Mr. Morrow and to Dr. Perlmutter. Dr. Bonanni received a base salary increase of approximately 7%, again based upon the importance of his role to us and the continuation of his contributions to the success of our operations in 2008. Mr. Bradway, who was significantly below the median of our Peer Group for his role as CFO, received a salary increase of approximately 12% to improve his competitive position to just below the 2008 Peer Group median, in recognition of his continued contributions to our success in 2008.

Named Executive Officer	2008 Base Salary ($)	2009 Base Salary Range ($)	2009 Base Salary ($)	Percentage Increase (%)
Kevin W. Sharer	1,550,000	1,132,000 – 2,490,400	1,700,000	9.7
Robert A. Bradway	800,000	591,600 – 1,301,500	895,000	11.9
Roger M. Perlmutter	908,000	591,600 – 1,301,500	935,000	3.0
George J. Morrow	963,000	591,600 – 1,301,500	992,000	3.0
Fabrizio Bonanni	750,000	591,600 – 1,301,500	800,000	6.7

Annual Cash Incentive Awards

Annual cash incentive awards to our Named Executive Officers are made under the EIP, which employs a formula that generates a maximum award for each participant. The EIP is based on our adjusted net income, as defined, and the maximum award payable for our Named Executive Officers ranges between 0.075% and 0.125% of adjusted net income, as defined, for the period, depending on the Named Executive Officer’s level. The Compensation Committee’s practice has been to exercise negative discretion from the calculated EIP maximum permitted awards by employing the same Company goals and award targets applicable to participants in our GMIP. Both the EIP and GMIP performance measures are determined by the Compensation Committee during the first 90 days of the calendar year. Annual cash incentive awards are paid in March, after fiscal year-end results are finalized and after the Compensation Committee reviews and certifies our performance relative to the Company goals under the GMIP.

For 2008, and consistent with 2007, Mr. Sharer’s target annual cash incentive award percentage was set at 140% of his actual base salary paid during the year. For the Executive Vice Presidents, target annual cash incentive award percentages were set at 75% of their actual base salary.

Actual annual cash incentive awards are based largely on our performance relative to the GMIP Company goals, but may not exceed the maximum permitted amount based on the EIP formula. For 2008, the GMIP Company goals, targets and their weightings were as follows:

Deliver Financially (60%)—Achieved 183%
	Threshold	Target	Maximum	Achieved
Deliver Revenue Growth (30%)	$13,750 million	$14,325 million	$16,400 million	$15,003 million Revenue Growth of 2% Achieved – 141%
Deliver GMIP Adjusted EPS Growth (30%)	$3.80	$4.00	$4.53	$4.55 GMIP Adjusted EPS Growth of 6% Achieved – 225%

Deliver the Best Pipeline (40%)—Achieved 172.1%

	Weighting	Result	Achieved

Filings and Approvals (20%)	U.S. Filing for Denosumab—post menopausal osteoporosis/hormone ablation therapy (15%) Scoring: ¡ 2 of 5 file components by year-end (50%) ¡ 3 of 5 file components by year-end (100%) ¡ 4 of 5 file components by year-end (150%) ¡ File submitted by December 31, 2008 (225%) U.S. Approval for Nplate® (5%) ¡ 175% for U.S. approval by end of second quarter 2008 ¡ 25% bonus for every month earlier (max 225%) ¡ 100% for U.S. approval by end of third quarter 2008 ¡ 50% for U.S. approval by year-end ¡ 0% if no approval in 2008 Maximum 225% payout	Achieved 225% for Denosumab with the file being submitted on December 19, 2008 Achieved 100% for the U.S. approval of Nplate® on August 22, 2008	193.8%

Execute Key Clinical Studies (10%)	Denosumab (Oncology and Bone), Vectibix®, Aranesp®, Sensipar®, AMG 706, AMG 102, AMG 386, AMG 479, AMG 655, AMG 951, AMG 317, AMG 108, AMG 223 (10%) (Measured by study and status as of December 31, 2008)	Executed on the vast majority of clinical trials	200.8%

Early Pipeline Advancement (10%)	Generate new internal Product Strategy Teams (PST) (5%) ¡ 6 New PSTs (50%) ¡ 8 New PSTs (100%) ¡ 11 New PSTs (225%) For greater than 5 PSTs to be counted, there must be at least 4 lead compounds (non-backups) Initiate First in Human (FIH) studies (5%) ¡ 30% points for each FIH study started in 2008 (maximum 225%)	Advanced 6 new PSTs Initiated 5 FIH studies	100%

Our performance against the 2008 GMIP Company goals (as shown in the table above) yielded a composite score of approximately 179%. In accordance with the analysis discussed below using the GMIP Calculated Amounts, the following actual annual cash incentive awards were paid to our Named Executive Officers:

Named Executive Officer	Target 2008 Award ($)	Actual 2008 Award ($)	% of Target	% of GMIP Calculated Amount
Kevin W. Sharer	2,170,000	3,875,000	179	100
Robert A. Bradway	592,788	1,200,000	202	113
Roger M. Perlmutter	681,000	1,220,000	179	100
George J. Morrow	722,250	1,290,000	179	100
Fabrizio Bonanni	548,077	1,100,000	201	112

In light of the Company’s successful performance compared to our 2008 GMIP Company goals, the Compensation Committee exercised its discretion under the EIP to reward the CEO and the Named Executive Officers for their contributions to Company results. In the case of the CEO, the Compensation Committee granted to Mr. Sharer an EIP award for 2008 of $3,875,000, consistent with his GMIP Calculated Amount. Similarly, the Compensation Committee granted to Mr. Morrow ($1,290,000) and to Dr. Perlmutter ($1,220,000) annual cash incentive awards that were also consistent with their GMIP Calculated Amounts. In order to fully recognize their contributions to the Company’s 2008 performance in their respective roles, the Compensation Committee chose to grant annual cash incentive awards to Mr. Bradway ($1,200,000) and Dr. Bonanni ($1,100,000) that were approximately 13% and 12%, respectively, above their GMIP Calculated Amounts.

In March 2009, the Compensation Committee set the performance goals, participants and target awards for the 2009 annual cash incentive award programs (GMIP and EIP). The GMIP Company goals for 2009 consist of Deliver Financially (60%), Advance the Pipeline (20%), Advance Denosumab (15%) and Improving the Infrastructure that Supports Our Compliance Program (5%). These GMIP Company goals were established in order to retain the concentration of financial goals set in the previous year’s GMIP Company goals at 60% while focusing the remaining 40% of the 2009 GMIP Company goals on the critical success factors for us in terms of advancing denosumab and our pipeline and improving our compliance infrastructure.

In March 2009, the Compensation Committee determined to increase the target annual cash incentive award percentage for the CEO position from the existing target of 140% of base salary earnings to 150% of base salary earnings. The effect of this change is to bring Mr. Sharer’s target annual total cash compensation (comprised of his base salary and target annual cash incentive award) to a position closer to, but still below the median of the Peer Group companies as reflected in 2008 compensation surveys. The Compensation Committee believes this is an appropriate position for Mr. Sharer given the performance of the Company and the length of his tenure, with the mix of base salary and target annual cash incentive award structured such that his base salary remains below the Peer Group median level, with his target annual cash incentive award percentage set at the Peer Group median level. The Compensation Committee believes that this structure orients Mr. Sharer’s target annual total cash compensation such that it is more dependent on Company performance, for which the CEO position bears ultimate accountability.

Also for the 2009 performance year, the Compensation Committee determined in March 2009 to increase the target annual cash incentive award percentages for the other Named Executive Officers (Mr. Morrow, Dr. Perlmutter, Mr. Bradway and Dr. Bonanni) from the existing target of 75% of base salary earnings to 80% of base salary earnings. This decision was made to bring the target annual cash incentive award for this group closer to the Peer Group median level as indicated by 2008 Peer Group company salary survey data reviewed in early 2009 for matched positions which the Compensation Committee believes is appropriate given the Company’s size and the level of responsibility of this executive team.

The Company has a clawback policy that requires our Board to consider recapturing past bonuses and other incentive and equity compensation awarded to executive officers, including our Named Executive Officers, if it is subsequently determined that the amounts of such compensation were determined based on financial results that are later restated.

Long-Term Incentive Equity Awards

Our LTI equity award plans are designed to (i) promote a performance-based culture, (ii) align the interests of our executives with those of our stockholders through equity ownership, and (iii) encourage the retention of our executive officers. LTI equity awards are granted to our Named Executive Officers and are made pursuant to our stockholder approved Amended and Restated 1991 Equity Plan and, if approved by stockholders, our new 2009 Equity Incentive Plan. For our Named Executive Officers, annual LTI equity award grants made in 2008 consisted of performance units, stock options and restricted stock units which become exercisable in approximately four equal annual installments, except for performance units under our Performance Award Program which generally vest in their entirety at the end of the three-year performance period if the performance threshold is met.

The Compensation Committee fully evaluates the competitive positioning of our LTI equity awards on a less frequent basis than base salary and target annual cash incentive awards, because Frederic Cook has advised, and the Compensation Committee believes, that trends in the LTI equity award marketplace need to be viewed over periods of several years to be properly understood. In 2007, Frederic Cook was charged by the Compensation Committee to perform a comprehensive review of our executive compensation programs, including LTI equity awards. Based on this review, the Compensation Committee then targeted and has continued to target in 2008 our annual LTI equity award total budget as expressed in stock option equivalents, or “planning shares” (which covers every employee, including our Named Executive Officers, who receive Company equity) around the 75th percentile of the Peer Group. The Compensation Committee believes that the 2008 LTI equity award total budget’s competitive position as compared to the Peer Group is appropriate because we do not have other forms of long-term wealth creation and retention programs, such as a defined benefit pension plan or traditional Company-provided retiree medical plans. This further aligns with stockholder interests by rewarding and encouraging performance on a long-term basis.

Determining Award Amounts

Equity grant guidelines are set for each grade level. Target LTI equity award amounts assigned to a grade level are expressed as planning shares and are ultimately converted to the actual forms of equity awards used. From 2005 through 2007, the number of planning shares for each Named Executive Officer was divided equally between performance units and stock options. Beginning in 2008, time-based restricted stock units were added to the LTI equity award mix to give the Compensation Committee the flexibility to better address the dual objectives of pay-for-performance and retention of key talent over the longer-term. Thus, for 2008, the number of planning shares for each Named Executive Officer was divided into 40% performance units, 40% stock options and 20% time-based restricted stock units. In determining the number of performance units and the number of restricted stock units to be granted, the planning shares allocated to such awards are divided by 3.5, while the number of stock options are granted on a one-to-one basis with the number of planning shares allocated to stock options. The larger denominator used in determining the number of performance units and restricted stock units granted reflects the higher potential value of these awards as compared to the stock options. Given the design of each award type, however, there is no guarantee of any value realized from grants of performance units, restricted stock units or stock options because they are dependent on stock price and/or our performance.

Performance Units

The Compensation Committee grants performance units to tie equity awards earned more closely to stock price performance and to increase the performance component of LTI equity award compensation. Performance units are rights to receive our Common Stock based on pre-established performance measures achieved over a performance period, generally three years.

Performance unit awards will be paid for the 2006-2008 performance period in May 2009. Payout for these awards is based on our internal financial performance measured against internal measures for our compound annual revenue and Three-Year Adjusted EPS Growth over the performance period, as well as on our comparative financial performance measured by compound annual revenue and Three-Year Adjusted EPS Growth compared to a performance comparator group of other large companies in our industry. Members of the performance comparator group for the 2006-2008 performance period of our Performance Award Program were:

• Abbott Laboratories	• Genentech, Inc.	• Pfizer Inc.
• AstraZeneca PLC	• GlaxoSmithKline plc	• Sanofi-Aventis
• Biogen Idec Inc.	• Johnson & Johnson	• Wyeth
• Bristol-Myers Squibb Company	• Merck & Co., Inc.
• Eli Lilly and Company	• Novartis AG

These performance comparator group companies were established in the first quarter of 2006. As compared to the Peer Group, Schering-Plough Corporation (Schering-Plough) was not included in the performance comparator group for the 2006-2008 performance period because at the time the Company first established our Performance Award Program (for the 2004-2006 performance period), Schering-Plough was considered to be in a “turn-around” position which the Compensation Committee believed was not an appropriate comparator against our business. Roche was also not included in this performance comparator group given Roche’s large ownership position in Genentech, Inc., a company already included in the performance comparator group and with a business that the Compensation Committee believes is more comparable to that of ours. We have not changed our performance comparator group, as applicable, for the performance periods through the 2008-2010 performance period. However, given Schering-Plough’s emergence from its restructuring, Schering-Plough has been included in the performance comparator group for the 2009-2011 performance period. In light of the mid-2008 announcement by Roche to acquire all remaining outstanding shares of Genentech and the January 2009 joint announcement by Pfizer and Wyeth of their proposed merger, we will include the eventual successor companies that result from these consolidations in our performance comparator group. As a result of the recent 2009 joint announcement by Merck & Co., Inc. and Schering-Plough of their entry into a definitive merger agreement under which Merck & Co., Inc. and Schering-Plough will combine under the name Merck, we will include only Merck in our performance comparator group after the date of such merger.

The target levels and our performance for the 2006-2008 performance period for which awards will be earned as of December 31, 2008 are set forth in the table below:

Target Compound Annual Revenue Growth(%)	Actual Compound Annual Revenue Growth(%)	Difference(%)	Target Compound Annual Three-Year Adjusted EPS Growth(%)	Actual Compound Annual Three-Year Adjusted EPS Growth(%)	Difference(%)
11	6	(5)	7	12	5

Awards above-target can only be earned if we are ranked above the sixth company in the 13-company comparator group for one or both of the performance goals, with the maximum award (225% of target) payable if we are ranked first among the performance comparator group for both goals and meet or exceed revenue and EPS targets. The achieved compound annual revenue growth of 6% ranks below the Company’s threshold revenue growth goal of 7% and thus delivers no value for this portion of the award. Current estimates for the 2006-2008 performance period (pending final 2008 performance comparator group results) rank us between the fourth and sixth company for compound annual Three-Year Adjusted EPS Growth. Given this current estimate, our failure to meet target levels for compound annual revenue growth, and our exceeding target level performance for compound annual Three-Year Adjusted EPS Growth, the number of 2006-2008 performance units earned is currently estimated to be 69% of the units granted.

Our 2006-2008 performance unit awards are considered earned as of December 31, 2008, the end of the performance period, and the amounts of the awards are determined by the Compensation Committee and paid out in the form of shares of our Common Stock (net of shares withheld for taxes) after the end of the performance period. The number of shares to be issued as payment for the performance unit awards are calculated by multiplying the number of units earned by the closing price of our Common Stock on the grant date to determine the dollar value of the awards earned. The dollar value earned is divided by the average of the closing prices of our Common Stock for the 30 trading days ending seven trading days before the date on which the Compensation Committee determines the award amount to determine the number of shares each participant will receive. The estimated payout values of the 2006-2008 performance unit awards to our Named Executive Officers are shown in the “Outstanding Equity Awards at Fiscal Year End” table.

For the 2008-2010 performance period awards, granted in 2008, the Compensation Committee adopted compound annual TSR as the sole performance measure in order to align awards paid under our Performance Award Program with the returns experienced by stockholders over the performance period and also because of the difficulty in setting compound annual revenue growth and adjusted EPS growth for a multi-year performance period given the continuing challenges to our ESA products. Target level awards are earned if we achieve a target level of performance for compound annual TSR measured at the end of the 2008-2010 performance period, using a TSR multiplier of 100%, and no award is earned if a threshold performance level for compound annual TSR is not achieved. If the level of TSR achieved is equal to the threshold performance level, the TSR multiplier is 50%. If the level of TSR achieved is greater than or equal to a maximum level of compound annual TSR, the TSR multiplier is 200%. If the level of TSR achieved is between the threshold and target levels or the target and maximum levels, the TSR multiplier is determined by interpolating linearly between the threshold and target or the target and maximum levels, as applicable. The threshold multiplier of 50% (with performance below threshold earning no award) and the maximum multiplier of 200% were chosen by the Compensation Committee because they represent, in the opinion of the Compensation Committee, the appropriate reduction or premium in award amount as compared to the target award amount for the associated level of TSR performance. These levels of reduction or premium at the threshold and maximum levels of performance are also consistent with what is typically found in our Peer Group.

As compared to other companies in our Peer Group, we include many more staff members as a percentage of our population in our Performance Award Program (approximately 590 staff members, including our Named Executive Officers, or 3.4% of worldwide staff members as of March 2008 when the 2008-2010 performance unit grants were approved), based on our belief that this leadership group is collectively accountable for driving our financial results over the long-term.

Consistent with our philosophy of Mr. Sharer having a greater percentage of compensation at risk than our other Named Executive Officers, Mr. Sharer’s 2008-2010 performance unit grant represented approximately 7.7% of all performance units we granted in 2008, while Messrs. Bradway and Morrow and Drs. Perlmutter and Bonanni were each granted approximately 2.5% of all performance units we granted in 2008. These percentages increased over 2007 for the CEO and the other Named Executive Officers partly due to a decrease in the staff population at the levels that are granted performance units. The CEO’s percentage also increased because of an increase in the overall size of his LTI equity award grant.

For the 2009-2011 performance period of the 2009 Performance Award Program, in March 2009, the Compensation Committee approved the same number of performance units to be granted to the Named Executive Officers as was granted in 2008.

Stock Options

The Compensation Committee believes that equity ownership in the Company is an important element in tying compensation to stockholder interest. Stock options are rights to purchase our Common Stock at the closing price of our Common Stock on the date of grant, after the stock options have vested. Our stock options currently have a seven-year term and generally vest in equal installments over four or five years. For annual grants of stock options, a vesting period of several years was selected to encourage long-term contributions toward corporate performance and was shortened from five to four years in 2005 to align with the vesting periods for stock options granted to our other employees.

Our Named Executive Officers receive annual grants of stock options as part of their LTI equity award compensation. They may also receive special awards of stock options or restricted stock units on an ad hoc basis as determined by the Compensation Committee for retention, promotional or other purposes. Our annual grants of stock options and time-based restricted stock units are issued on the third business day following the day on which our first fiscal quarter earnings are released. Also, other stock option and time-based restricted stock unit grants during the year (primarily for newly hired employees) are issued on one of four quarterly grant dates, each set on the third business day after the day of public release of our quarterly or annual earnings.

Restricted Stock Units

Beginning in 2008, the Compensation Committee added time-based restricted stock units, which generally vest in equal installments over four years, to the LTI equity award mix to executives and officers, including our Named Executive Officers. The introduction in 2008 of restricted stock units as part (20%) of the annual LTI equity award mix for executives and officers gives the Compensation Committee an effective retention tool because the restricted stock units provide value at the date of grant that is not as subject to market volatility as other forms of equity awarded. As this component of the LTI equity award program will not be performance-based compensation, it will, therefore, be subject to the $1,000,000 limit on deductible compensation under Internal Revenue Code Section 162(m).

Our 2009 Equity Incentive Plan

At our 2009 Annual Meeting of Stockholders, we are asking our stockholders to approve the 2009 Plan. If the 2009 Plan is approved, no further awards will be made under our existing Amended and Restated 1991 Equity Incentive Plan or any other prior equity plan, including equity compensation plans established for our foreign affiliates. Equity is an important tool for our Compensation Committee and the value of equity provides the Company with an important tool to compete for executive talent within the industry and aligns management with stockholder value. The 2009 Plan will increase the number of shares available for grant to support our equity-based compensation practices and programs that we believe have been a significant factor in our ability to achieve our growth objectives and enhance stockholder value. In addition, the 2009 Plan will reflect current compensation and governance best practices. For example, the 2009 Plan prohibits the repricing of awards and granting awards with an exercise or base price less than the fair market value of our Common Stock on the date of grant. Under the terms of the 2009 Plan, the pool of shares will be authorized for use for all types of awards under a fungible pool formula. For a discussion of the 2009 Plan, see “ITEM 3 APPROVAL OF OUR PROPOSED 2009 EQUITY INCENTIVE PLAN.”

Total Compensation

In assessing an executive officer’s total compensation(1) for 2008, the Compensation Committee reviewed each component of compensation and considered and evaluated the compensation mix and the value of total compensation, including perquisites, in light of our Peer Group competitive market for executive talent. The Compensation Committee intended for a substantial portion of each executive officer’s compensation to consist of performance-based incentive compensation(2) and, as a reflection of that, Fiscal 2008 performance-based incentive compensation averaged approximately 78% of the total compensation for each of our Named Executive Officers, excluding our CEO, and approximately 85% of the total compensation for our CEO.

(1)	For this purpose, total compensation is composed of the amounts in the “Salary,” “Non-Equity Incentive Plan Compensation,” “Nonqualified Deferred Compensation Earnings” and “All Other Compensation” columns of the “Summary Compensation Table” and amounts in the “Grant Date Fair Value of Stock and Option Awards” column of the “Grants of Plan-Based Awards” table.

(2)	Performance-based incentive compensation is composed of the amounts shown in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” and the amounts in the “Grant Date Fair Value of Stock and Option Awards” column in the “Grants of Plan-Based Awards” table.

As described above, this total compensation results in a significant portion of compensation being delivered in the form of LTI equity award compensation(1), rather than cash, and is weighted towards rewarding longer-term performance, as opposed to annual performance, to better promote alignment with long-term stockholder returns over the relevant periods.

•	In Fiscal 2008, approximately 57% of our CEO’s total compensation was delivered in the form of LTI equity award compensation.

•	For our other Named Executive Officers in Fiscal 2008, an average of approximately 53% of total compensation was delivered in the form of LTI equity award compensation.

Actual total compensation for each Named Executive Officer is determined by the Compensation Committee based on the structure for setting target total compensation described above, appropriately adjusted to reflect our performance over time, as well as our annual performance (as reflected in the annual Company goals established for GMIP and the target annual cash incentive awards for our Named Executive Officers) and our long-term performance (as reflected by stock appreciation for stock options and in the multi-year internal and comparative revenue and adjusted EPS growth and performance measures and/or TSR absolute or comparative performance measures established for our performance award programs).

Perquisites

Perquisites are intended to be limited at the Company, however, we believe that offering our Named Executive Officers certain perquisites facilitates the operation of our business, allows our Named Executive Officers to better focus their time, attention and capabilities on our business, alleviates safety and security concerns, and assists the Company in recruiting and retaining key executives. We also believe that the perquisites offered to our Named Executive Officers are generally consistent with practices among companies in our Peer Group, as well as large companies within broader industry segments.

Our Named Executive Officers have access to the same high quality facilities and workplace amenities as do all of our staff members, consistent with our commitment to providing a positive work environment. In addition, during 2008, the perquisites provided to our Named Executive Officers included personal financial planning and tax preparation services, annual physical examinations and moving and relocation expenses. Certain of our Named Executive Officers also have access to the personal use of a Company car and driver and the use of the Company aircraft and may incur personal expenses and expenses in connection with guests accompanying our Named Executive Officers on business travel.

Our Named Executive Officers receive an annual allowance of $15,000 for personal financial planning and tax preparation services, in keeping with our interest in having our Named Executive Officers focus the optimal amount of their time, attention and capabilities on our business. Our Named Executive Officers were permitted to rollover any unused amounts allocated for personal financial planning and tax preparation services in 2006 and 2007 to be used in 2008. The Compensation Committee determined that any amounts allocated for personal financial planning and tax preparation services unused after December 31, 2008 may not be rolled over into subsequent years. Our Named Executive Officers also are offered the opportunity to have a comprehensive annual physical examination at our expense, in line with the same Company interests as well as to encourage the health and well-being of such executives. In addition, in order to recruit talented employees, we pay for certain moving and relocation expenses of eligible newly hired employees, including our Named Executive Officers.

On certain occasions, our Named Executive Officers have access to the personal use of a Company car and driver, with the objective of assisting them to meet both their personal and business obligations given their challenging business schedules and the often complex accompanying logistics and for security reasons. Our CEO is encouraged to use private aircraft for all of his travel (business and personal) for safety and security reasons.

(1)	LTI equity award compensation is composed of the amounts shown in the “Grant Date Fair Value of Stock and Option Awards” column of the “Grants of Plan-Based Awards” table.

Making the aircraft available to our CEO allows him to efficiently and securely conduct business during both business and personal flights. The Compensation Committee believes that the value to us of making the aircraft available to our CEO, in terms of safety, security and efficiency, is greater than the incremental cost that we incur to make the aircraft available and is, therefore, an efficient use of this benefit by our CEO. Travel by other executives on Company-provided private aircraft must be approved by our CEO and the value of any flight by the executive or any guest that is not for a business purpose will be included in the executive’s wages and taxed accordingly. For SEC reporting purposes, if more than one executive is traveling on the aircraft for personal use, the travel is assigned to the highest ranking executive.

It is the Compensation Committee’s intention to continually assess business needs and evolving practices to ensure that perquisite offerings are competitive and in the best interests of our stockholders. During December 2006, we conducted a thorough review of executive perquisites, taking into account the practices of our Peer Group companies at that time. Based on its review of this assessment, the Compensation Committee eliminated tax gross-up reimbursements, beginning in 2007, except in connection with reimbursement of moving and relocation expenses.

Retirement Benefits, Savings and Deferred Compensation Plans

Our health, retirement and other benefits programs are typically targeted to align in value with the Peer Group on a “total company” basis, with no specific comparisons made for benefits provided to our Named Executive Officers to the named executive officers at the Peer Group. The primary survey used to make this total company comparison is the Hewitt Benefits Index, last updated as of May 2008. Management’s 2008 sample from the Hewitt Benefits Index was comprised of fourteen companies and the difference between it and our Peer Group (fifteen companies) is that data for Biogen Idec Inc. was not available. This sample from the survey was selected because it offered an appropriate sample size and it had the greatest representation from our Peer Group. The data generated from this survey is used by the Compensation Committee and management in evaluating the competitive positioning of our U.S. health, retirement and other benefit programs that pertain to all U.S. staff members, including our Named Executive Officers. It also provides program design and practice information that is most often used in evaluating potential changes to these programs. Sample results are shared with the Compensation Committee for their use in the oversight of these programs. It is thought, however, by management, the Compensation Committee and its independent consultant, that the presence of defined benefit pension plans and executive supplemental defined benefit plans at Peer Group companies provide such companies a competitive advantage in these categories at the CEO and Named Executive Officer levels. This competitive advantage held by the Peer Group companies is taken into account by the Compensation Committee when considering the desired competitive positioning for our LTI equity award grant sizes and program structure.

We believe that our retirement benefits serve an important role in the retention of our Named Executive Officers. Each of our retirement benefit plans has been designed to be effective in competing within our Peer Group. The Compensation Committee regularly evaluates the competitiveness and cost of our plans and programs to ensure that they are consistent with current market practices.

Retirement and Savings Plan, Nonqualified Deferred Compensation Plan and Supplemental Retirement Plan

Our Retirement and Savings Plan, or 401(k) Plan, is available to all regular employees of the Company and participating subsidiaries. All 401(k) Plan participants are eligible to receive the same level of matching and core contributions from us. We credit to the Supplemental Retirement Plan, or SRP, which is a nonqualified plan available to all 401(k) Plan participants, Company core and matching contributions that cannot be made to the 401(k) Plan because they relate to compensation that is in excess of the maximum amount of recognizable compensation allowed under the Internal Revenue Code’s qualified plan rules. These Company contributions to the SRP are not contingent on an SRP participant making a contribution to the 401(k) Plan. We also credit employees in the SRP for the lost 401(k) Plan Company match and core contributions resulting from making a deferral into the Nonqualified Deferred Compensation Plan. The Nonqualified Deferred Compensation Plan is available to all U.S.- and Puerto Rico-based staff members at job level 7 and above (approximately 1,730 staff members, including our Named Executive Officers, or 12.6% of our U.S.- and Puerto Rico-based staff members as of December 31, 2008). The Nonqualified Deferred Compensation Plan allows eligible staff members to save in a tax-advantaged manner for retirement, up to maximum amounts typical at Peer Group companies. For 2008, eligible employees could defer up to 50% of annual base salary, up to 100% of annual cash incentive awards earned and up to 100% of sales commissions, if applicable. We do not make any matching or other standard contributions to this plan on a regular basis, although we have the discretion to do so. We did not make any contributions in the Nonqualified Deferred Compensation Plan to our Named Executive Officers in 2008, other than a contribution to Dr. Bonanni in the amount of $3,155 to compensate Dr. Bonanni due to an administrative error. All investment options in the SRP, the Nonqualified Deferred Compensation Plan and 401(k) Plan are the same, except that the Nonqualified Deferred Compensation Plan and the SRP have six portfolios based on different target retirement dates, referred to as “Target Retirement Portfolios,” that have been created for use as default investment options, and the 401(k) Plan also allows investment in our Common Stock and offers a brokerage window whereas the Nonqualified Deferred Compensation Plan and the SRP do not. In addition, the investment options in all plans are market-based—there are no “above-market” or guaranteed rates of return offered in these plans. Company contributions to the SRP, and all amounts deferred under the Nonqualified Deferred Compensation Plan, are our general unsecured obligations, and are subject to our on-going financial solvency. We have established a grantor trust (a so-called “rabbi” trust) for the purpose of accumulating funds to satisfy our obligations under the Nonqualified Deferred Compensation Plan. We believe that offering the SRP is appropriate because it enables the Company to provide the same percentage of base salary and annual cash incentive award as a retirement contribution to U.S.-based employees at all levels and also helps us to compete effectively in the marketplace for executive talent. We believe that offering the Nonqualified Deferred Compensation Plan is appropriate because it provides executives the opportunity to save for retirement in a tax-effective fashion that is not readily available without our sponsorship and also helps us to compete effectively in the marketplace for executive talent within our Peer Group.

Executive Nonqualified Retirement Plan

As part of their initial employment offers in 2001, we agreed to provide Dr. Perlmutter and Mr. Morrow with supplemental retirement benefits based on their length of employment with us as a replacement for pension benefits foregone from their previous employers. The benefits are provided through their participation in our Executive Nonqualified Retirement Plan, in which Dr. Perlmutter and Mr. Morrow are the only participants.

In accordance with our obligations under this plan and because the executives participating in it were actively employed by us on the credit dates, we credited a special retirement account under the plan with $15,000,000 for Mr. Morrow’s benefit on January 19, 2006, and with $10,000,000 for Dr. Perlmutter’s benefit on September 16, 2007. Interest is earned on their account balances beginning on each of their crediting dates—January 19, 2006 for Mr. Morrow and September 16, 2007 for Dr. Perlmutter. If Mr. Morrow continues to be actively employed by us until March 2, 2012 and if Dr. Perlmutter continues to be actively employed by us until September 16, 2012, we will credit interest on each of their account balances at a rate equal to 125% of the 10-year moving average yield on 10-year U.S. Treasury notes, adjusted annually and compounded annually, from their crediting dates until their account balances are distributed to them. If Mr. Morrow’s employment is terminated for any reason prior to March 2, 2012, or Dr. Perlmutter’s employment is terminated for any reason prior to September 16, 2012, the interest rate will instead be 100% of the 10-year moving average yield on 10-year U.S. Treasury notes, adjusted annually and compounded annually.

Retiree Medical Savings Account and High Deductible Health Plan for all U.S.-based Employees

While we do not offer a traditional Company-paid retiree medical plan to our Named Executive Officers or other U.S.-based employees, in 2009 we intend to implement a Retiree Medical Savings Account, available to all U.S.-based employees, that will assist employees in saving for retiree medical expenses to help all employees with escalating health costs and encourage savings. We will make a one-time contribution of $5,000 plus $1,000 in annual core contributions to each employee’s account and match 50% of any contributions an employee makes to his or her Retiree Medical Savings Account, up to an maximum of $1,500 in matching funds annually.

As part of our restructuring announced in August 2007, we offered individuals who elected to terminate as part of our voluntary exit incentive program and who meet certain eligibility criteria, such as not being eligible for Medicare and/or other employee coverage, access to a high deductible health plan for up to four years commencing January 1, 2009. Also, anticipated for 2009 implementation is a high deductible health plan for all U.S.-based employees who retire after attaining age 55 and ten years of service or age 65. Our Named Executive Officers are eligible to participate in these plans on the same terms as all other employees.

Employment Agreements and Other Arrangements

We do not generally enter into employment agreements, although specific terms included in offer letters sometimes create obligations that run beyond the first year of employment. To attract talented executives from the outside, such offer letters will sometimes include severance terms that apply to terminations that occur for reasons “other than cause” within a defined, limited period from the date of hire. We also have assumed specific obligations included in offer letters in connection with acquisitions.

Of our Named Executive Officers, Mr. Bradway was subject to an offer letter, provided at the inception of his employment with us in June 2006, which provided severance benefits in the event of certain specified terminations of employment. These severance benefits consisted of one-year of base salary and target annual cash incentive award paid in a lump sum, plus one-year of paid medical coverage. We offered severance benefits in this amount to Mr. Bradway in order to provide an incentive for him to join us by reducing the risk of making such a job change. Mr. Bradway’s severance benefits expired on June 15, 2008.

Our CEO is not covered by contractual arrangements that provide for severance or other payments in the event of termination, but, like the other Named Executive Officers, is a participant in our Change of Control Severance Plan discussed below.

Change of Control Benefits

Change of Control Severance Plan

Our Change of Control Severance Plan provides a lump sum payment and certain other benefits for each participant in the plan who separates from employment with us in the event of certain changes of control. When the Change of Control Severance Plan was adopted in 1998 by the Board upon the recommendation of the Compensation Committee, the Compensation Committee’s recommendation of a three-year severance term for our Named Executive Officers and tax gross-up payments was based on a market survey performed by Towers Perrin that found that such term was competitive. However, to moderate the total value received by an employee under this plan, the Compensation Committee also recommended, and the Board adopted, a provision that the lump sum cash severance payments under the plan would be offset by the value of stock option acceleration (as determined in accordance with Section 280G of the Internal Revenue Code as described in the Change of Control Severance Plan) that would result from a change of control. This stock option acceleration offset is a unique reduction that is not common in the market.

The payments and benefit levels under the Change of Control Severance Plan do not influence and were not influenced by other elements of compensation. The Change of Control Severance Plan was adopted, and is continued, to reinforce and encourage the continued attention and dedication of members of management to their assigned duties without the distraction arising from the possibility of a change of control, to enable and encourage management to focus their attention on obtaining the best possible deal for our stockholders and making an independent evaluation of all possible transactions, without being influenced by their personal concerns regarding the possible impact of various transactions on the security of their jobs and benefits, and to provide severance benefits to any participant who incurs a termination of employment under the circumstances described within a certain period following a change of control in recognition of their contribution to our success.

In the event of a change of control and a qualifying termination, our Change of Control Severance Plan provides severance payments to approximately 1,670 staff members (as of December 31, 2008), including each Named Executive Officer. In the event of a change of control and a qualifying termination, an eligible participant in the plan would receive a lump sum cash severance payment, continued health benefits and tax gross-up payments as more fully described in the section “EXECUTIVE COMPENSATION TABLES—Potential Payments Upon Termination or Change of Control.” The value (as determined in accordance with Section 280G of the Internal Revenue Code) of accelerated stock options vesting that occurs as the result of a change of control is subtracted from the lump sum severance payment. The plan was structured so that payments and benefits are provided only if there is both a change of control and a termination of employment, either by us other than for “cause” or “disability” or by the participant for “good reason” (as each is defined in the plan)—sometimes referred to as a “double-trigger”—because the intent of the plan is to provide appropriate severance benefits in the event of a termination following a change of control, rather than to provide a change of control bonus. The plan is also intended to focus employee attention on completing a transaction that will be in the best interests of our stockholders rather than on concerns about future employment and to provide continuity of management in the event of a change of control. The Compensation Committee believes that this program provides important retention incentive and job security for the participants.

Stock Options, Restricted Stock and Restricted Stock Units

Our stock plans provide that all unvested stock options, restricted stock and restricted stock units vest in full upon a change of control (as defined in the stock plans), irrespective of the scheduled vesting date for these LTI equity awards. The full acceleration upon a change of control element of our stock plans was designed to be market competitive when the provision was adopted in 1995 and to provide all staff members, including our Named Executive Officers, immediate access to prior years’ compensation granted in the form of stock awards as part of their LTI equity award compensation. The 2009 Plan will not provide for automatic full acceleration upon a change of control, but our individual grant agreements could provide for acceleration at the discretion of the Compensation Committee.

Performance Units

The Compensation Committee established change of control features for each of the performance periods under our performance award programs to ensure that these programs reward executives for our performance up until the time that the change of control occurs. These change of control features are responsive to the design of the goals for each performance period and are as set forth below:

With respect to grants of performance units for the 2007-2009 performance period, in the event of a change of control that occurs during the first fiscal year of the performance period, the performance period terminates as of the last business day of the last completed fiscal quarter before the change of control and the participant is entitled to a payment equal to the amount the participant would have received for the performance period using the assumption that the target levels of performance for the internal financial performance measures have been satisfied and the TSR multiplier is not considered. If a change of control occurs during the second or third fiscal years of the performance period, the performance period terminates as of the last business day of the last completed fiscal quarter before the change of control and the participant is entitled to a payment equal to the greater of (i) the amount of the award (rounded down to the nearest whole number) the participant would have received for the period, assuming that the target levels of performance for the internal performance measures have been satisfied and the TSR multiplier is not considered, or (ii) the amount of the award (rounded down to the nearest whole number) the participant would have received for the performance period based on our actual performance for our internal performance measures and TSR for such period.

With respect to grants of performance units for the 2008-2010 performance period, in the event of a change of control that occurs during the first fiscal year of the performance period, the performance period terminates as of the last business day of the last completed fiscal quarter before the change of control and the participant is entitled to a payment equal to the amount the participant would have received for the performance period using the assumption that the target level of our TSR performance measure has been satisfied. If a change of control occurs during the second or third fiscal years of the performance period, the performance period terminates as of the last business day of the last completed fiscal quarter before the change of control and the participant is entitled to a payment equal to the greater of (i) the amount the participant would have been entitled to receive for the period (rounded down to the nearest whole number), based on our actual TSR performance for such period or (ii) the amount the participant would have received for such period, based on our TSR performance using the assumption that the ending Common Stock price for such period is equal to the value of consideration paid for a share of our Common Stock (whether such consideration is paid in cash, stock or other property, or any combination thereof).

With respect to grants of performance units for the 2009-2011 performance period (granted under the 2009 Performance Award Program and contingent on stockholder approval of the 2009 Plan), in the event of a change of control that occurs during the first fiscal year of the performance period, the performance period terminates as of the last business day of the last completed fiscal quarter before the change of control and the participant is entitled to a payment equal to the amount the participant would have received for the performance period using the assumption that the target level of performance has been satisfied with respect to both the financial performance goals and with respect to the comparative compound annual TSR multiplier. If a change of control occurs during the second or third fiscal years of the performance period, the performance period terminates as of the last business day of the last completed fiscal quarter before the change of control and the participant is entitled to a payment equal to the actual performance with respect to the financial performance goals multiplied by the comparative compound annual TSR multiplier based on the ranking of the greater of (i) our actual TSR performance for such period or (ii) our TSR performance using the assumption that the ending Common Stock price for such period is equal to the value of consideration paid for a share of our Common Stock (whether such consideration is paid in cash, stock or other property, or any combination thereof) compared to the TSR of certain of our competitors for such period.

Death, Disability & Retirement Benefits for Long-Term Incentive Equity Awards

Based in part on the comprehensive review of compensation provided by Frederic Cook in October 2007, in December 2007 the Compensation Committee approved a new retirement eligibility standard, for LTI equity award program purposes (except incentive stock options, or ISOs, discussed below), of age 55 with a minimum of 10 consecutive years of service or age 65 or older regardless of service. Upon eligible retirement, an employee’s LTI equity awards generally continue to vest on their original vesting schedules for the lesser of five years or the remaining period before their expiration. The Compensation Committee adopted this new standard for the treatment of LTI equity awards, taking into consideration that the Company does not have a defined benefit pension plan (as do a number of the Peer Group), to provide for a competitive level of retirement benefits that encourages career longevity while also motivating employees, given our multi-year development cycle, to perform at the highest level up to their retirement because they will benefit from our future successes to which they contributed during their period of active service with us.

In addition, in October 2007, based on market reviews, including the comprehensive review of compensation provided by Frederic Cook, and given the absence of a defined benefit pension plan, the Compensation Committee determined that in order to continue to provide a competitive level of benefits, it is appropriate in the event of the death or disability of the participant that the unvested nonqualified stock options and restricted stock units granted in the year prior to the individual’s death or disability should accelerate, and the participant should be paid at the end of the performance period the full performance award earned. The Compensation Committee, however, provided for pro-rata acceleration (relative to the number of complete months of service provided in the year of death or disability) of nonqualified stock options and restricted stock units and pro-rata payment of the performance award earned for those performance awards that were granted in the year of death or disability, under the premise that while these awards are granted once per year (typically early in the year), they are intended to represent a partial reward for that year of employment. Because of their treatment under the Internal Revenue Code, no modifications were made to existing ISOs with regard to continued or accelerated vesting in the event of retirement, death or disability as outlined above. Accordingly, the original terms of these options remain in effect. For these options, an employee must be age 60 with 15 consecutive years of service to be retirement eligible, and upon retirement, all these options immediately vest. For ISOs granted prior to March 2005, in the event of death or disability, vesting is accelerated by 12 months for each full year of employment. For ISOs granted in March 2005 or later, all unvested ISOs of employees with five or more years of service vest immediately upon their death or disability, and for employees with less than five years of service, immediate vesting is provided for all unvested ISOs that were otherwise scheduled to vest through December 31 of the year following the year of death or disability.

Tally Sheets and Impact of Elements of Compensation to Other Elements of Compensation

As part of its executive compensation review conducted annually in March, the Compensation Committee reviews a tally sheet setting forth all components of total compensation to our CEO and (commencing in 2007) to our Named Executive Officers, including base salary, annual cash incentive awards, LTI equity awards, accumulated realized and unrealized stock option and restricted stock unit gains and performance unit award payouts, accumulated payout amounts under our 401(k) Plan, SRP, Nonqualified Deferred Compensation Plan and Executive Nonqualified Retirement Plan and potential change of control and termination benefits. Commencing in 2007, the Compensation Committee also reviews a summary of equity compensation held by each Named Executive Officer as part of its annual review of executive compensation. These tools are employed by the Compensation Committee as a useful check on total annual compensation and total compensation, and are considered important because the Compensation Committee’s decisions are usually made on a program-by-program basis and in the context of the program being considered. These tools show the effect of compensation decisions made over time on the total annual compensation to a Named Executive Officer and allow the Compensation Committee to review historical amounts for comparative purposes.

In its review of the tally sheets and the multiple year summary, the Compensation Committee may increase or decrease certain individual elements of compensation in order to align total compensation with Peer Group data and to promote internal equity among our non-CEO Named Executive Officer group. No material adjustments to total compensation were made in 2008 as a result of the review of these tools by the Compensation Committee.

Policies for Grants of Long-Term Incentive Equity Awards

As with our annual cash incentive award program, beginning in 2007, we adopted a clawback policy that requires our Board to consider recapturing past performance units awarded to executive officers, including our Named Executive Officers, if it is subsequently determined that the amounts of such awards were determined based on financial results that are later restated.

In March 2007, our Board adopted a written policy regarding granting of LTI equity awards, recognizing that the granting of equity awards raises important compensation, corporate governance, legal, tax and accounting issues. Under the policy, our annual grants of LTI equity awards are typically approved at an in-person or telephonic meeting of the Compensation Committee (for grants of equity awards to senior officers, including our Named Executive Officers) or the Equity Award Committee (for grants to all other employees). In unusual and compelling circumstances, LTI equity awards may be approved by the Compensation Committee or Equity Award Committee by unanimous written consent.

The Compensation Committee typically approves the annual LTI equity awards made to our executive officers during its March meeting. The grant date for such stock awards is the third business day after the release of our first fiscal quarter earnings. For stock options, the exercise price is equal to the closing price of the Company’s Common Stock on the grant date.

Stock Ownership Guidelines

In 2002, the Compensation Committee established stock ownership guidelines for all of our executive officers, including our Named Executive Officers. These guidelines are designed to encourage our executives to hold a meaningful amount of our stock and further align their interests with those of our stockholders. Executives are encouraged to comply with these guidelines by December 31, 2007, or by the fifth anniversary of their first LTI equity award grant at their current level, whichever is later. As Mr. Bradway and Dr. Bonanni became executive officers in Fiscal 2007, they have five years, or until 2012, to comply with these stock ownership guidelines. The stock ownership guidelines are based on job title and the recommended level of ownership amount of shares is a multiple of base salary as follows:

Position	Stock Ownership Requirement
Chairman and CEO	Five times base salary
Executive Vice President	Three times base salary
Senior Vice President	13,500 shares
Vice President	4,500 shares

For purposes of the officer stock ownership guidelines, the following holdings will count towards satisfying the ownership guidelines: (i) issued and outstanding shares of our Common Stock held beneficially or of record by the officer that are not subject to transfer restrictions; (ii) issued and outstanding shares of our Common Stock held in a qualifying trust (as defined in the guidelines); (iii) issued and outstanding shares of our Common Stock held through a 401(k) plan or other similar plan; (iv) the number of shares of our Common Stock purchasable with the funds allocated to the officer in our Employee Stock Purchase Plan; and (v) shares of our Common Stock underlying fully vested restricted stock units (whether or not deferred), subject to certain limitations after the first five years that the officer is subject to the guidelines.

As of December 31, 2008, all executive officers, including our Named Executive Officers, met their applicable ownership guidelines.

Tax Deductibility under Section 162(m) of the Internal Revenue Code

We intend to develop compensation programs that provide for compensation that is tax deductible to the Company, but we recognize that the best interests of the Company and its stockholders may at times be better served by compensation arrangements that are not tax deductible.

Section 162(m) of the Internal Revenue Code places a $1,000,000 limit on the amount of compensation that we may deduct for tax purposes for any year with respect to our CEO and any of our three other most highly compensated executive officers, other than our CFO. The $1,000,000 limit does not apply to performance-based compensation. Our executive compensation program is designed to maximize the deductibility of compensation. However, when warranted due to competitive or other factors, the Compensation Committee may decide in certain circumstances to exceed the deductibility limit under Section 162(m) or to otherwise pay non-deductible compensation. These circumstances have included the following:

•	To maintain a competitive base salary for the CEO position, the base salary provided to our CEO in 2008 exceeded the tax-deductible limit.

•

As previously referenced, the introduction in 2008 of restricted stock units as part (20%) of the annual LTI equity award mix for executives and officers is focused primarily on the attraction and retention of the talent needed to drive our long-term success. While this component of the LTI equity award program will not be performance-based compensation under Section 162(m) of the Internal Revenue Code, 80% of the annual LTI equity award grant and 100% of the annual cash incentive award payments remain deductible as performance-based compensation. The fiscal impact of the restricted stock units not being performance-based is approximately $1,600,000, assuming that the amounts will not be allowed as a deduction, no increase in our stock price from the closing price of $57.75 on December 31, 2008 and an effective tax rate of 38%.

•

To attract highly qualified executives to join us and to promote their retention, we may offer other compensation elements that are not performance-based compensation under Internal Revenue Code Section 162(m), such as retention bonuses, as part of their initial employment offers. We currently do not have any such arrangements in place that are not deductible under Internal Revenue Code Section 162(m).

Through Fiscal 2007, a limited number of ISOs, which are not tax deductible at the time of grant, exercise or upon a subsequent qualifying disposition of the underlying shares, were granted to our Named Executive Officers as part of the stock option portion of their annual LTI equity award grants. Effective as of 2008, ISOs are no longer granted.

Section 409A of the Internal Revenue Code

Internal Revenue Code Section 409A requires programs that allow executives to defer a portion of their current income—such as our deferred compensation plans—to meet certain requirements regarding risk of forfeiture and election and distribution timing (among other considerations).

Section 409A of the Internal Revenue Code requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities and penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is our intention to design and administer our compensation and benefits plans and arrangements for all of our employees and other service providers, including our Named Executive Officers, so that they are either exempt from, or satisfy the requirements of, Section 409A. With respect to our compensation and benefit plans that are subject to Section 409A, in accordance with Section 409A and regulatory guidance issued by the Internal Revenue Service, we are currently operating such plans in compliance with Section 409A of the Internal Revenue Code. Pursuant to that regulatory guidance, we have amended our plans and arrangements to either make them exempt from or have them comply with Section 409A.

Accounting Standards

Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment” (FAS 123(R)) requires us to recognize an expense for the fair value of equity-based compensation awards. Grants of stock options, restricted stock, restricted stock units and performance units under our equity incentive award plans are accounted for under FAS 123(R). The Compensation Committee regularly considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. The Compensation Committee took these accounting standards into account when discontinuing grants of ISOs. In addition, we modified our Employee Stock Purchase Plan to make it non-compensatory under the “safe harbor” provisions of the accounting rules and therefore no longer recognize compensation expense under this plan. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table sets forth summary information concerning the compensation awarded to, paid to or earned by each of our Named Executive Officers for all services rendered in all capacities to us in Fiscal 2008.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)(4)	Option Awards ($)(4)(5)	Non-Equity Incentive Plan Compensation ($)(6)	Nonqualified Deferred Compensation Earnings ($)(7)	All Other Compensation ($)(8)	Total ($)
				Restricted Stock Units and Performance Units	Stock Options	EIP

Kevin W. Sharer Chairman of the Board, Chief Executive Officer and President	2008 2007 2006	1,561,923 1,547,308 1,482,692	0 0 0	4,960,456 5,910,101 10,413,810	3,584,749 10,031,067 6,697,199	3,875,000 1,530,000 4,525,000	0 0 0	530,697 894,210 956,818	14,512,825 19,912,686 24,075,519

Robert A. Bradway(9) Executive Vice President and Chief Financial Officer	2008 2007	797,692 664,322	0 0	1,367,300 611,443	695,802 400,363	1,200,000 545,000	0 0	175,285 446,134	4,236,079 2,667,262

Roger M. Perlmutter Executive Vice President, Research and Development	2008 2007 2006	914,985 908,377 883,769	0 0 200,000	1,681,158 203,588 3,471,270	1,331,469 1,432,134 2,037,918	1,220,000 605,000 1,445,000	12,182 0 0	183,419 1,564,195 2,021,554	5,343,213 4,713,294 10,059,511

George J. Morrow Executive Vice President, Global Commercial Operations	2008 2007 2006	970,408 961,858 928,596	0 0 200,000	1,679,761 203,588 3,471,270	1,325,052 1,431,943 2,037,918	1,290,000 640,000 1,520,000	114,070 89,721 108,913	179,072 278,323 499,221	5,558,363 3,605,433 8,765,918

Fabrizio Bonanni(10) Executive Vice President, Operations	2008 2007	738,846 601,469	0 0	1,933,393 787,147	2,349,847 1,049,293	1,100,000 550,000	0 0	146,874 159,249	6,268,960 3,147,158

(1)	Reflects base salary earned in each bi-weekly pay period (or portion thereof) during each fiscal year before pre-tax contributions and, therefore, includes compensation deferred under our qualified and nonqualified deferred compensation plans. Under payroll practices for our U.S.-based salaried employees, including our Named Executive Officers, base salary earned in a pay period is computed by dividing the annual base salary then in effect by 26, which is the number of full bi-weekly pay periods in a fiscal year.

(2)	Reflects the final installment of a $1,000,000 total retention bonus paid in 2006 to each of Dr. Perlmutter and Mr. Morrow in accordance with their initial employment offers in 2001. These sign on bonuses are the only non-performance-based cash awards we have paid in the last three fiscal years. All performance-based cash awards are reported under “Non-Equity Incentive Plan Compensation.”

(3)	Reflects compensation expense for restricted stock units and performance units grants recognized by us under Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment” (FAS 123(R)) for Fiscal 2008, exclusive of any assumptions for forfeitures. Compensation expense for restricted stock units grants is based on the intrinsic value of these awards on their grant date, which equals the closing price of our Common Stock on the grant date.

The 2008-2010 and 2007-2009 performance units grants are accounted for as equity awards. Compensation expense for the 2008-2010 performance period is based on the grant date fair value per unit multiplied by the number of performance units granted. Compensation expense for the 2007-2009 performance period is based on the grant date fair value per unit multiplied by the estimated number of performance units earned with respect to the internal financial performance measures of these awards. The impact of the total stockholder return (TSR) multiplier on compensation expense for both the 2008-2010 and 2007-2009 performance periods is reflected in the grant date fair values of these awards as required by FAS 123(R). The grant date fair value of performance units for the 2008-2010 performance period was calculated using a lattice valuation model with the following assumptions: risk-free interest rate of 2.0%; expected volatility of 32%; dividend yield of 0%; the grant date fair value of our Common Stock of

$44.62, and term length and threshold, target and maximum TSR based on contractual terms. The grant date fair value of performance units for the 2007-2009 performance period was also calculated using a lattice valuation model with the following assumptions: risk-free interest rate of 4.0%; expected volatility of 28%; dividend yield of 0%; the grant date fair value of our Common Stock of $56.56, and term length and threshold, target and maximum TSR based on contractual terms.

Our performance units granted for performance periods prior to the 2007-2009 performance period are accounted for as liability awards under FAS 123(R). Compensation expense for performance units accounted for as liability awards is based on the assigned value per unit multiplied by the estimated (or actual) number of performance units earned. The number of performance units earned for performance periods prior to the 2007-2009 performance period is based upon both estimated (or actual) internal performance measures and corresponding comparative performance measure multipliers. In addition to changes in the projected number of units earned, the final compensation expense recognized for liability awards is also adjusted to reflect any difference in the price of our Common Stock on the date the shares are issued in settlement of these awards and the average price used in computing the number of shares of our Common Stock to be issued, as provided under our Performance Award Program. Compensation expense recognized by us in Fiscal 2008 with respect to liability awards includes:

(i)	For the 2006-2008 performance period, an increase in the projected number of units to be earned at December 31, 2008 to approximately 67% compared from the previous estimate of approximately 49% at December 31, 2007, and

(ii)	For the 2005-2007 performance period, a reversal of expense previously recognized (but not in excess of the amounts for such grants included in the “Summary Compensation Table” beginning in Fiscal 2006) as a result of the actual payouts made in May 2008 being less than the estimated payout values for these awards at December 31, 2007 by $505,873 for Mr. Sharer, $168,638 for Dr. Perlmutter and Mr. Morrow, and $112,453 for Dr. Bonanni.

For a description of the projected payouts for performance units awards for the 2008-2010, 2007-2009 and 2006-2008 performance periods, see footnotes 3, 4 and 5, respectively, to the “Outstanding Equity Awards At Fiscal Year End” table.

Compensation expense recognized by us in Fiscal 2008 for performance units for the 2006-2008 performance period was based on approximately 67% of the performance units granted, representing the then-estimated number of performance units to be earned as of December 31, 2008. Subsequently, the number of performance units estimated to have been earned has been updated to 69% of the performance units granted based on more current assumptions. In addition to changes in the projected number of performance units earned, the final compensation expense to be recognized by us for the 2006-2008 performance period will also be adjusted to reflect any difference in the price of our Common Stock on the date the shares are issued in settlement of these awards and the average price used in computing the number of shares of our Common Stock to be issued, as provided under the Performance Award Program. Compensation expense recognized by us in Fiscal 2009 will reflect the impact of such revised estimate of units earned as well as any further revisions to such estimates and differences in prices of our Common Stock with respect to the performance units for the 2006-2008 performance period. Footnote 5 to the “Outstanding Equity Awards At Fiscal Year End” table reflects the projected payouts with respect to the performance units for the 2006-2008 performance period based on the updated estimate of performance units earned of 69%.

(4)	Reflects the recognition of compensation expense over the service period required to vest in the equity-based awards, as required by FAS 123(R). The compensation expense recognition period is generally from the grant date to the date an employee becomes retirement-eligible or otherwise vests in the award based on the terms of the equity award plan. The 2007 compensation expense for Messrs. Sharer, Morrow and Drs. Perlmutter and Bonanni, reflects the acceleration of the recognition of compensation expense as required by FAS 123(R) for the 2007-2009 and 2006-2008 performance units awards and/or certain stock options affected by modifications made in 2007 to the awards with respect to retirement eligibility criteria and to permit continued vesting upon retirement for retirement-eligible employees.

(5)	Reflects compensation expense for stock option grants recognized by us under FAS 123(R) for Fiscal 2008, exclusive of any assumptions for forfeitures. Compensation expense recognized by us in Fiscal 2008 is based on the grant date fair values of the stock option grants calculated using a Black-Scholes option valuation model with the following assumptions:

Grant Date	Risk-Free Interest Rate(%)	Expected Life	Expected Volatility(%)	Dividend Yield(%)	Exercise Price($)
7/1/03	2.6	4.5 years	50	0	65.85
3/15/04	2.6	4.8 years	45	0	59.48
3/15/05	4.0	5.1 years	24	0	58.61
4/3/06	4.8	4.8 years	25	0	71.88
7/17/06	4.8	4.8 years	22	0	64.56
4/26/07	4.5	4.8 years	25	0	62.55
10/29/07	4.0	4.8 years	29	0	56.79
4/29/08	3.1	4.6 years	33	0	42.13

The grant on July 17, 2006 applies only to Mr. Bradway and was made in connection with his initial employment by us. The grant on October 29, 2007 applies only to Dr. Bonanni and was made in connection with his promotion to Executive Vice President, Operations. Beginning in 2005, we revised our method of estimating expected volatility using the Black-Scholes option valuation model to reflect the consideration of implied volatility in publicly-traded instruments associated with our Common Stock.

(6)	Reflects amounts that were earned under our Executive Incentive Plan, or EIP, for Fiscal 2008 performance which was determined and paid in March 2009. For a description of our EIP, see “COMPENSATION DISCUSSION AND ANALYSIS—Annual Cash Incentive Awards” above.

(7)	Reflects interest (calculated at the rate of 125% of the 10-year moving average yield on 10-year U.S. Treasury notes, adjusted annually and compounded annually) in excess of 120% of the applicable long-term federal rate accrued for Mr. Morrow and Dr. Perlmutter under our Executive Nonqualified Retirement Plan. See “—Nonqualified Deferred Compensation—Executive Nonqualified Retirement Plan” for a description of this plan.

(8)	See “—All Other Compensation—Perquisites and Other Compensation” below.

(9)	Mr. Bradway was appointed to serve as Executive Vice President and Chief Financial Officer of the Company effective April 10, 2007, but this table reflects his compensation earned for all of Fiscal 2007 and Fiscal 2008. Mr. Bradway joined the Company in Fiscal 2006 as Vice President, Operations Strategy and was not a Named Executive Officer in Fiscal 2006.

(10)	Dr. Bonanni was appointed to serve as Executive Vice President, Operations of the Company effective August 1, 2007, but this table reflects his compensation earned for all of Fiscal 2007 and Fiscal 2008. Previously, Dr. Bonanni served as Senior Vice President, Manufacturing and was not a Named Executive Officer in Fiscal 2006.

Performance Units

Under our Performance Award Program, performance units are granted to our Named Executive Officers annually during the first year of typically a three-year performance period and are paid out at the end of the performance period based on our level of achievement of the various performance goals established by the Compensation and Management Development, or Compensation Committee, for each grant. To better align our performance-based equity award program with our performance as realized by our stockholders, our goals for the 2007-2009 performance period of our Performance Award Program were modified in July 2007 to include a compound annual TSR multiplier. Our Performance Award Program was further modified in early 2008 with respect to our goals for the 2008-2010 performance period and the internal Company performance measures were eliminated so that performance units earned with respect to these awards will be based solely upon our compound annual TSR over the 2008-2010 performance period because of the difficulty in setting three-year internal Company performance measures.

Performance units are generally forfeited unless a participant is continuously employed through the last business day of the three-year performance period. The underlying principle is that the participant needs to have been an active employee during the entire performance period in order to have contributed to the results on which the earned awards are based. Exceptions to this treatment occur in connection with a termination of employment as discussed in the section “—Potential Payments Upon Termination or Change of Control.” There were no forfeitures for our Named Executive Officers in the 2006-2008 performance period. Set forth below is a description of our Performance Award Program regarding each performance period.

Performance Units for the 2006-2008 Performance Period

Grants. Each performance unit granted was assigned a value equal to the closing price of our Common Stock on the grant date, and the maximum payout at the end of the three-year performance period is 225% of the number of performance units granted multiplied by this assigned per unit value, with the minimum payout at 0%.

Goals. Performance goals under this program are based on our internal financial performance measured against internal measures for compound annual revenue and adjusted earnings per share (EPS) growth (as defined in the program) over the performance period and on our comparative financial performance measured by compound annual revenue and adjusted EPS growth (as defined in the program) compared to a performance comparator group of other large companies in our industry over the performance period. The measure of how we perform compared to our competitors may result in an increase (but not a decrease) in the award payable (see “COMPENSATION DISCUSSION AND ANALYSIS—Long-Term Incentive Equity Awards—Performance Units”).

Determination of Units Earned. The percentage of performance units earned at the end of the performance period, which will be 0% to 225% of the number of performance units granted, is based on a pre-established formula for evaluating the four performance measures: (i) internal revenue growth; (ii) internal adjusted EPS growth; (iii) comparative revenue growth; and (iv) comparative adjusted EPS growth as set forth in the following formula:

Performance multiplier	=	[	(internal revenue growth percentage × comparative revenue growth percentage)	+	(internal adjusted earnings per share growth percentage × comparative adjusted earnings per share growth percentage)	]

Under this formula:

•

Each of the internal revenue growth percentage and the internal adjusted EPS growth percentage is 0% or 25% to 50%, depending on achievement of threshold and target levels. If the threshold level of performance for the performance measure is not achieved, the percentage to be used in the formula above is 0%. If the threshold level is achieved, the percentage to be used in the formula above is 25%. If the target level of performance for the performance measure is met or exceeded, the percentage to be used in the formula above is 50%. The percentages to be used in the formula above will range from 25% to 50% if our internal revenue or adjusted EPS growth, as applicable, is between threshold and target levels and are determined by interpolating linearly between the threshold and target levels for each internal performance measure.

•

Each of the comparative revenue growth percentage and the comparative adjusted EPS growth percentage is determined by our ranking in compound annual revenue and adjusted EPS growth in the performance comparator group over the performance period. The percentage ranges from 100% up to a maximum of 225% depending on our ranking for each measure in the performance comparator group. If we are ranked sixth or below, the percentage is 100%, and for each increase in ranking, the percentage is determined by interpolating linearly in equal increments so that if we are ranked first, the percentage is 225%.

If neither of the threshold levels established for internal revenue growth and for internal adjusted EPS growth is achieved, the number of units earned is zero. To earn the maximum number of units (225% of grant amount), internal revenue growth and internal adjusted EPS growth must meet or exceed target levels and we must be ranked first in both revenue growth and adjusted EPS growth in the performance comparator group. Adjusted EPS growth for purposes of the performance units for the 2006-2008 performance period is based on our and each of the performance comparator group companies’ 2008 and base year (2005) net income as determined in accordance with U.S. generally accepted accounting principles less the impact of the following: (i) certain costs and expenses associated with acquisitions of other companies; (ii) changes in accounting principles; (iii) gains or losses on sale or disposal of certain assets; (iv) charges associated with the impairment or write-off of the carrying values of certain assets; (v) gains or losses associated with litigation or settlements with tax authorities; (vi) extraordinary items; (vii) income or loss associated with discontinued operations; and (viii) charges associated with restructurings.

Payment in Shares. The number of performance units earned is determined by the Compensation Committee based on the pre-established formula and paid out after the end of the performance period. Any performance units that are not earned when the award determination is made are immediately cancelled. To further align this element of executive compensation with longer-term performance, awards earned under this program are paid in the form of our Common Stock (net of shares withheld for taxes). The number of performance units earned is multiplied by the closing price of our Common Stock on the grant date to determine the dollar value of the award earned. The dollar value earned is divided by the average of the closing prices of our Common Stock for the 30 trading days ending seven trading days before the date on which the Compensation Committee determines the award amount to determine the number of shares each executive will receive.

Performance Units for the 2007-2009 Performance Period

In July 2007, the design of our Performance Award Program for the 2007-2009 performance period was modified. Our Performance Award Program for the 2007-2009 performance period is as described below:

Grants and Payment in Shares. Grants of performance units are typically made with respect to a three-year performance period, however due to the timing of the modification, the performance period beginning in 2007 began on July 1, 2007 and will end on December 31, 2009. Performance units for the 2007-2009 performance period were not assigned a unit value on the grant date. The number of performance units earned is determined by the Compensation Committee, based on the pre-established formula, at the end of the performance period and paid out in shares of our Common Stock at a ratio of one share of Common Stock for each performance unit earned.

Goals and Determination of Units Earned. Performance goals for these awards are based on our internal financial performance measured against internal measures for compound annual revenue and adjusted EPS growth (as defined in the program) and are determined in the same manner as they were for grants made prior to 2007, as described above. Comparative financial performance measures have been replaced by a TSR multiplier (as defined in the program). The TSR multiplier can result in a reduction in the number of units otherwise earned. The number of performance units earned at the end of the performance period, which will be 0% to 225% of the number of performance units granted, is based on a pre-established formula for evaluating three performance measures: (i) internal revenue growth; (ii) internal adjusted EPS growth; and (iii) TSR multiplier, as set forth in the following formula:

Performance Units Earned	=	[	(performance units granted)	×	(internal revenue growth percentage + internal adjusted earnings per share growth percentage)	×	(total stockholder return multiplier)	]

The TSR multiplier is based on the compound annual growth rate of our Common Stock price over the performance period as compared to the threshold, target and maximum TSR goals established by the Compensation Committee. TSR is determined in accordance with the following formula:

Total Stockholder Return	=	[	ending Common Stock price	–	beginning Common Stock price	+	dividends per share of Common Stock during the performance period	]

beginning Common Stock price

For purposes of TSR, the beginning Common Stock price is the average of the daily closing prices of our Common Stock on the last 20 trading days ending immediately prior to the first day of the performance period, and the ending Common Stock price is the average of the daily closing prices of our Common Stock on the last 20 trading days immediately preceding the last day of the performance period. If the level of TSR achieved is less than or equal to the threshold level of compound annual TSR, the TSR multiplier is 50%. If a target compound annual TSR is achieved, the TSR multiplier is 100%. If the level of TSR achieved is greater than or equal to a maximum level of compound annual TSR, the TSR multiplier is 225%. If the level of TSR achieved is between the threshold and target levels or the target and maximum levels, the TSR multiplier is determined by interpolating linearly between the threshold and target or the target and maximum levels, as applicable.

If neither the threshold levels established for internal revenue growth and for internal adjusted EPS growth are met, the number of units earned is zero. To earn the maximum number of units (225% of grant amount), internal revenue growth and internal adjusted EPS growth must meet or exceed target levels and the level of TSR achieved must equal or exceed the maximum level.

Performance Units for the 2008-2010 Performance Period

In early 2008, the design of our Performance Award Program for the 2008-2010 performance period was further modified by revising the method used to determine the number of performance units earned as described below:

Grants and Payment in Shares. Grants of performance units were made with respect to a three-year performance period which began January 1, 2008 and will end on December 31, 2010. As with the 2007-2009 performance period grants, these performance units are not assigned a unit value on the grant date. The number of performance units earned is determined by the Compensation Committee, based on the pre-established formula at the end of the performance period and paid out in shares of our Common Stock at a ratio of one share of Common Stock for each performance unit earned.

Goals and Determination of Units Earned. The formula to determine the number of performance units earned for the 2008-2010 performance period was changed from the formula used for the 2007-2009 performance period. The internal Company performance measures were eliminated so that performance units earned with respect to these awards will be based solely upon the compound annual TSR over the 2008-2010 performance period. The number of performance units earned at the end of the performance period, which will be 0% to 200% of the number of performance units granted, is based on a pre-established formula for evaluating TSR, as set forth in the following formula:

Performance Units Earned	=	[	(performance units granted)	×	(total stockholder return multiplier)	]

The TSR multiplier is based on the compound annual growth rate of our Common Stock price over the performance period as compared to the threshold, target and maximum TSR goals established by the Compensation Committee. TSR is determined in the same manner as it is for the 2007-2009 performance units. If the level of TSR achieved is less than the threshold level of compound annual TSR, the TSR multiplier is 0%. If the threshold compound annual TSR is achieved, the TSR multiplier is 50%. If a target compound annual TSR is achieved, the TSR multiplier is 100%. If the level of TSR achieved is greater than or equal to a maximum level of compound annual TSR, the TSR multiplier is 200%. If the level of TSR achieved is between the threshold and target levels or the target and maximum levels, the TSR multiplier is determined by interpolating linearly between the threshold and target or the target and maximum levels, as applicable. The number of performance units earned will equal the TSR multiplier multiplied by the number of performance units granted.

All Other Compensation—Perquisites and Other Compensation

Perquisites. The amounts reported reflect the aggregate incremental cost of perquisites and other personal benefits provided to our Named Executive Officers, including the personal use of the Company aircraft, personal use of the Company cars and drivers, personal financial planning and tax preparation services, moving and relocation expenses, executive physicals, the expenses of guests accompanying our Named Executive Officer on business travel and personal expenses covered by us while our Named Executive Officer traveled for business.

The following table sets forth the perquisites provided and all of the associated tax gross-up reimbursements made to our Named Executive Officers in 2008. Beginning in 2007, we eliminated tax gross-ups for executive officers with the exception of a tax gross-up in connection with moving and relocation expenses. The amounts below are included in the “All Other Compensation” column of the “Summary Compensation Table.”

	Personal Use of Company Aircraft(1)	Personal Use of Company Car and Driver(2)	Personal Financial Planning Services	Moving and Relocation Expenses(3)		Expenses Related to Guests Accompanying Officers on Business Travel	Other(4)
Name	Aggregate Incremental Cost($)	Aggregate Incremental Cost($)	Aggregate Incremental Cost($)	Aggregate Incremental Cost($)	Tax Gross- Up($)	Aggregate Incremental Cost($)	Aggregate Incremental Cost($)	Total($)
Kevin W. Sharer	181,275	26,422	15,000	0	0	0	0	222,697
Robert A. Bradway	0	0	15,000	22,199	3,958	0	590	41,747
Roger M. Perlmutter	0	32,119	0	0	0	0	0	32,119
George J. Morrow	0	688	15,000	0	0	2,423	661	18,772
Fabrizio Bonanni	0	0	15,000	0	0	0	642	15,642

(1)	The aggregate incremental cost for personal use of our aircraft is calculated based on our variable operating costs, which include the cost of crew travel expenses, on-board catering, landing fees, trip-related hangar/parking costs and other smaller variable costs. We apply standardized rates to estimate fuel and trip-related maintenance; these expenses are also included in the calculation of incremental cost. Because our aircraft are used primarily for business travel, we do not include the fixed costs that do not change based on usage, such as pilots’ salaries, our aircraft purchase costs and the cost of maintenance not related to trips. The aggregate incremental cost of use of our aircraft for personal travel by our Named Executive Officers was allocated entirely to the highest ranking Named Executive Officer present on the flight.

(2)	The aggregate incremental cost for personal use of a car and driver provided by us is calculated by allocating the costs of operating the car and compensating the driver between personal and business use. The cost of operating the car is allocated to personal use on the basis of miles driven for personal use to total miles driven. The cost of compensating the driver is allocated to personal use on the basis of driver hours related to personal use to the total number of driver hours.

(3)	The costs for moving and relocation expenses includes actual costs incurred by the Company for travel and shipment and storage of household goods. The tax gross-up reimbursements shown above were made to reimburse Mr. Bradway for his income taxes incurred in connection with his relocation expenses. Mr. Bradway’s tax gross-up was part of his initial offer letter when he was hired.

(4)	Other expenses include the cost of executive physical examinations and personal expenses while on business travel.

Other Compensation. The following table sets forth amounts for other compensation to our Named Executive Officers for Fiscal 2008 included in the “All Other Compensation” column of the “Summary Compensation Table.”

Name	Company Contributions to 401(k) Retirement and Savings Plan($)(1)	Company Credits to Supplemental Retirement Plan($)(1)	Company Credits to the Nonqualified Deferred Compensation Plan($)(1)	Total($)
Kevin W. Sharer	23,000	285,000	0	308,000
Robert A. Bradway	23,000	110,538	0	133,538
Roger M. Perlmutter	23,000	128,300	0	151,300
George J. Morrow	23,000	137,300	0	160,300
Fabrizio Bonanni	23,000	105,077	3,155	131,232

(1)	See “—Nonqualified Deferred Compensation” for a description of these plans.

Grants of Plan-Based Awards

The following table sets forth summary information regarding all grants of plan-based awards made to our Named Executive Officers for the year ended December 31, 2008.

Name	Grant Date	Approval Date(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3) (# of units)			All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	All Other Option Awards: Number of Securities Underlying Options (#)(5)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
			Thres- hold ($)	Target ($)	Maxi- mum ($)	Thres- hold ($)	Target ($)	Maxi- mum ($)
			EIP			Performance Units			RSUs	Stock Options
Kevin W. Sharer	3/11/08	3/11/08	(2)	(2)	5,527,500
	3/11/08	3/11/08				36,500	73,000	146,000				2,694,430	(6)
	4/29/08	3/11/08							37,000			1,558,810	(7)
	4/29/08	3/11/08								256,000	42.13	3,559,629	(8)
Robert A. Bradway	3/11/08	3/11/08	(2)	(2)	3,316,500
	3/11/08	3/11/08				12,000	24,000	48,000				885,840	(6)
	4/29/08	3/11/08							12,000			505,560	(7)
	4/29/08	3/11/08								84,000	42.13	1,168,003	(8)
Roger M. Perlmutter	3/11/08	3/11/08	(2)	(2)	3,316,500
	3/11/08	3/11/08				12,000	24,000	48,000				885,840	(6)
	4/29/08	3/11/08							12,000			505,560	(7)
	4/29/08	3/11/08								84,000	42.13	1,168,003	(8)
George J. Morrow	3/11/08	3/11/08	(2)	(2)	3,316,500
	3/11/08	3/11/08				12,000	24,000	48,000				885,840	(6)
	4/29/08	3/11/08							12,000			505,560	(7)
	4/29/08	3/11/08								84,000	42.13	1,168,003	(8)
Fabrizio Bonanni	3/11/08	3/11/08	(2)	(2)	3,316,500
	3/11/08	3/11/08				12,000	24,000	48,000				885,840	(6)
	4/29/08	3/11/08							12,000			505,560	(7)
	4/29/08	3/11/08								84,000	42.13	1,168,003	(8)

(1)	Reflects the date on which the grants were approved by the Compensation Committee.

(2)

Non-equity incentive awards to our Named Executive Officers were made under our EIP. The “maximum” amounts shown in the table above reflect the largest possible payments under our EIP for the 2008 performance period, based on our EIP adjusted net income, as defined. There are no thresholds or targets under the EIP. The EIP provides that the Compensation Committee may use “negative discretion” to award any amount that does not exceed the maximum. To determine the actual award amounts, the Compensation Committee has, in practice, exercised its discretion by referring to the target annual cash incentive award for each Named Executive Officer multiplied by the composite score for Company performance for our Global Management

Incentive Plan, or GMIP (GMIP Calculated Amounts). For a description of the Company performance goals and the use of the GMIP Calculated Amounts in the Compensation Committee’s exercise of negative discretion see “COMPENSATION DISCUSSION AND ANALYSIS—Annual Cash Incentive Awards.” For the 2008 performance period, the GMIP-derived threshold, target and maximum payout levels are shown in the table below. Consistent with its practice since the EIP was approved by stockholders in 2002, the Compensation Committee referred to the range below as well as each Named Executive Officer’s contributions in determining the actual amounts awarded to our Named Executive Officer under the EIP in 2008. The actual amounts awarded are reported in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” and are also shown in the table below.

	GMIP			EIP
	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards($)			Non-Equity Incentive Plan Compensation($)
Name	Threshold	Target	Maximum	Actual
Kevin W. Sharer	1,085,000	2,170,000	4,882,500	3,875,000
Robert A. Bradway	296,394	592,788	1,333,773	1,200,000
Roger M. Perlmutter	340,500	681,000	1,532,250	1,220,000
George J. Morrow	361,125	722,250	1,625,063	1,290,000
Fabrizio Bonanni	274,039	548,077	1,233,173	1,100,000

The GMIP-derived “threshold” amount shown in the table above represents the minimum amount, other than zero, that would be earned if any threshold level of performance is achieved. If less than threshold level of performance is achieved, the payout amount would be zero.

(3)	Reflects information regarding the 2008-2010 performance units granted. The “threshold” number is 50% of the performance units granted, the “target” number is 100% of units granted and the “maximum” number is 200% of the units granted. The “threshold” number of performance units represents the minimum number of units other than zero that would be earned if any threshold level of performance is achieved. If no threshold level of performance is achieved, no performance units would be earned. The number of shares of our Common Stock issuable is based on the number of the performance units earned. See “—Summary Compensation Table—Performance Units—Performance Units for the 2008-2010 Performance Period—Grants and Payment in Shares” for a description of how the number of shares to be issued for performance units that are earned is calculated.

(4)	Reflects restricted stock units granted on April 29, 2008, which are scheduled to vest in equal installments on the first four anniversaries of the grant date.

(5)	Reflects stock options granted on April 29, 2008, which are scheduled to vest and become exercisable in equal installments on the first four anniversaries of the grant date.

(6)	Reflects the grant date fair value of the 2008-2010 performance units as calculated in accordance with FAS 123(R) using a lattice valuation model, the assumptions for which are provided in footnote 3 to the “Summary Compensation Table.”

(7)	Reflects the grant date fair value of restricted stock units determined in accordance with FAS 123(R), which equals the closing price of our Common Stock on the grant date.

(8)	Reflects the grant date fair value of stock options as calculated in accordance with FAS 123(R) using a Black-Scholes option valuation model, the assumptions for which are provided in footnote 5 to the “Summary Compensation Table.”

Outstanding Equity Awards at Fiscal Year End

The following table sets forth summary information regarding the outstanding equity awards at December 31, 2008 granted to each of our Named Executive Officers.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($/Option)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	Stock Options				Restricted Stock Units		Performance Units
Kevin W. Sharer	0	256,000	42.13	4/29/15(1)	37,000(6)	2,136,750(8)	73,000(3)	4,215,750(3)
	48,750	146,250	62.55	4/26/14(1)			78,000(4)	4,504,500(4)
	97,500	97,500	71.88	4/3/13(1)			53,820(5)	3,868,582(5)
	168,750	56,250	58.61	3/15/12(1)
	135,000	45,000	59.48	3/15/11(2)
	270,000	0	65.85	7/1/10

Robert A. Bradway	0	84,000	42.13	4/29/15(1)	12,000(6)	693,000(8)	24,000(3)	1,386,000(3)
	16,250	48,750	62.55	4/26/14(1)	7,500(7)	433,125(8)	26,000(4)	1,501,500(4)
	20,000	20,000	64.56	7/17/13(1)

Roger M. Perlmutter	0	84,000	42.13	4/29/15(1)	12,000(6)	693,000(8)	24,000(3)	1,386,000(3)
	16,250	48,750	62.55	4/26/14(1)			26,000(4)	1,501,500(4)
	32,500	32,500	71.88	4/3/13(1)			17,940(5)	1,289,527(5)
	56,250	18,750	58.61	3/15/12(1)
	60,000	15,000	59.48	3/15/11(2)
	150,000	0	65.85	7/1/10
	85,000	0	38.36	7/1/09

George J. Morrow	0	84,000	42.13	4/29/15(1)	12,000(6)	693,000(8)	24,000(3)	1,386,000(3)
	16,250	48,750	62.55	4/26/14(1)			26,000(4)	1,501,500(4)
	32,500	32,500	71.88	4/3/13(1)			17,940(5)	1,289,527(5)
	56,250	18,750	58.61	3/15/12(1)
	60,000	15,000	59.48	3/15/11(2)
	150,000	0	65.85	7/1/10

Fabrizio Bonanni	0	84,000	42.13	4/29/15(1)	12,000(6)	693,000(8)	24,000(3)	1,386,000(3)
	7,500	22,500	56.79	10/29/14(1)			17,400(4)	1,004,850(4)
	10,875	32,625	62.55	4/26/14(1)			12,006(5)	862,991(5)
	21,750	21,750	71.88	4/3/13(1)
	37,500	12,500	58.61	3/15/12(1)
	40,000	10,000	59.48	3/15/11(2)
	100,000	0	65.85	7/1/10

(1)	The options are scheduled to vest and become exercisable in equal installments on the first four anniversaries of the grant date. For these options, the grant date of the options is seven years prior to the option expiration date.

(2)	The options are scheduled to vest and become exercisable in equal installments on the first five anniversaries of the grant date. For these options, the grant date of the options is seven years prior to the option expiration date.

(3)	Reflects the number of performance units granted for the 2008-2010 performance period that may be earned based on target performance for the TSR multiplier and, therefore, equals the number of units granted. The corresponding payout value was calculated by multiplying the number of units shown in the table by $57.75, the closing price of our stock on December 31, 2008. If the TSR multiplier was calculated based on a stock price of $57.75, such multiplier would be between the threshold and target levels of compound annual TSR, and in accordance with Securities and Exchange Commission (SEC) rules, amounts based on target performance for the TSR multiplier are shown in the table above.

(4)

Reflects the number of performance units granted for the fiscal 2007-2009 performance period that may be earned based solely on our expectation that internal financial performance will meet internal financial targets and does not consider the impact of the TSR multiplier. The corresponding payout value was calculated by multiplying the number of performance units shown in the table, representing 100% of the performance units granted, by $57.75, the closing price of our stock on December 31, 2008. If the TSR multiplier was calculated based on a stock price of

$57.75, such multiplier would be 50% as the resulting TSR would be less than the threshold level of compound annual TSR. The payout value for these performance units would accordingly be 50% of the amounts shown in the table above.

(5)	Reflects the number of performance units granted for the fiscal 2006-2008 performance period multiplied by 69%, representing the most recent estimated number of 2006-2008 performance units earned as of December 31, 2008 based on our performance through the close of the performance period. The actual number of 2006-2008 performance units earned will be determined by the Compensation Committee and paid out after the end of the performance period. The corresponding payout value was calculated by multiplying the number of performance units shown in the table by $71.88, which is the value per unit assigned on the date of grant (the closing price of our Common Stock on the grant date) in accordance with our Performance Award Program.

The number of shares of our Common Stock actually issuable will be determined at payout based on the payout value divided by the average of the closing prices of our Common Stock for the 30 trading days ending seven trading days before the date on which the Compensation Committee determines the award amount to determine the number of shares each executive will receive. In addition, the payout value shown may vary from the actual payout value due to the assumptions made regarding the performance comparator group operating performance for Fiscal 2008.

(6)	Reflects restricted stock units granted on April 29, 2008, which are scheduled to vest in equal installments on the first four anniversaries of the grant date.

(7)	Reflects restricted stock units held by Mr. Bradway, of which 3,750 restricted stock units are scheduled to vest on each of July 17, 2009 and July 17, 2010, respectively.

(8)	The market value of the restricted stock units was calculated by multiplying the closing price of our Common Stock on December 31, 2008 ($57.75) by the number of unvested restricted stock units outstanding.

The projected payouts of the performance units granted to our Named Executive Officers described above are disclosed in the limited context of our executive compensation program and should not be understood to be statements of our expectations of our stock price or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

Option Exercises and Stock Vested

The following table summarizes the option exercises and vesting of stock awards for each of our Named Executive Officers for the year ended December 31, 2008. For a description of the performance units for the fiscal 2006-2008 performance period that were earned as of December 31, 2008 and the associated estimated pay out values, please see “Outstanding Equity Awards at Fiscal Year End” and footnote 5 to the table above.

	Option Awards		Stock Awards
Name	Number of Securities Acquired on Exercise	Value Realized on Exercise($)(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting($)(2)
Kevin W. Sharer	180,000	3,685,734	0	0
Robert A. Bradway	0	0	3,750	197,400
Roger M. Perlmutter	0	0	0	0
George J. Morrow	57,394	925,013	0	0
Fabrizio Bonanni	75,000	1,341,487	0	0

(1)	The value realized upon exercise of stock options reflects the price at which shares acquired upon exercise of the stock options were sold or valued for income tax purposes, net of the exercise price for acquiring the shares.

(2)	The value realized on vesting of restricted stock units was calculated as of the product of the opening price of a share of our Common Stock on the vesting date, multiplied by the number of shares vested.

Nonqualified Deferred Compensation

The following table sets forth summary information regarding aggregate contributions to and account balances under our SRP, Nonqualified Deferred Compensation Plan and Executive Nonqualified Retirement Plan for and as of the year ended December 31, 2008.

Name	Executive Contributions in 2008($)(1)	Company Contributions in 2008($)(2)	Aggregate Earnings (Losses) in 2008($)(3)	Withdrawals in 2008($)	Aggregate Balance at December 31, 2008($)(4)
Kevin W. Sharer	765,000	285,000	(5,578,976)	0	10,401,590
Robert A. Bradway	168,731	110,538	(113,501)	0	448,787
Roger M. Perlmutter	0	128,300	661,377	0	12,297,117
George J. Morrow	0	137,300	(1,382,673)	0	22,774,390
Fabrizio Bonanni	0	108,232	(595,648)	(275,513)	2,346,034

(1)	A total of $114,231 of Mr. Bradway’s contributions are included in the 2008 “Salary” column of the “Summary Compensation Table.” The remainder of Mr. Bradway’s contributions and Mr. Sharer’s contribution are included in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” as cash incentive awards earned in Fiscal 2007 and contributed to the Nonqualified Deferred Compensation Plan in 2008.

(2)	Represents our credits to the SRP and the Nonqualified Deferred Compensation Plan, which amounts are also set forth in the “All Other Compensation” column of the “Summary Compensation Table” and related footnotes for Fiscal 2008.

(3)	Represents earnings (losses) in the Nonqualified Deferred Compensation Plan, SRP and Executive Nonqualified Retirement Plan for Fiscal 2008. Earnings on accounts in the Executive Nonqualified Retirement Plan consist of interest accrued on Mr. Morrow’s and Dr. Perlmutter’s vested account balances calculated at a rate equal to 125% of the 10-year moving average yield of 10-year U.S. Treasury notes, adjusted annually and compounded annually, which is the rate that would apply if Mr. Morrow remains employed with the Company through March 2, 2012 and if Dr. Perlmutter remains employed through September 16, 2012. Interest credited to Mr. Morrow and Dr. Perlmutter total $1,023,729 and $616,042, respectively, of which the amounts that exceed 120% of the applicable long-term Applicable Federal Rate, $114,070 for Mr. Morrow, and $12,182 for Dr. Perlmutter, are included in the “Nonqualified Deferred Compensation Earnings” column of the “Summary Compensation Table.” If Mr. Morrow is terminated for any reason before March 2, 2012 or Dr. Perlmutter is terminated for any reason before September 16, 2012, this interest would be calculated at the rate of 100% of the 10-year moving average yield of 10-year U.S. Treasury notes for Mr. Morrow or Dr. Perlmutter, as applicable, adjusted annually and compounded annually. See “—Executive Nonqualified Retirement Plan—Earnings” below. As described in “—Executive Nonqualified Retirement Plan” below, Dr. Perlmutter and Mr. Morrow became participants in this plan as part of their initial employment offers in 2001.

(4)	Amounts represent balances in the Nonqualified Deferred Compensation Plan, SRP and Executive Nonqualified Retirement Plan at the end of Fiscal 2008. Mr. Bradway’s balance includes $129,299 in the SRP which is unvested and scheduled to vest on June 5, 2009, the third anniversary of Mr. Bradway’s hire date. The balance at the end of Fiscal 2008 includes the following aggregate amounts that were previously reported as compensation in this proxy statement in the 2008 “Summary Compensation Table” as compensation for Fiscal 2008, 2007 and 2006: $4,472,615 for Mr. Sharer; $416,172 for Mr. Bradway; $3,525,578 for Dr. Perlmutter; $2,319,250 for Mr. Morrow; and $223,949 for Dr. Bonanni.

General Provisions of the Supplemental Retirement Plan and Nonqualified Deferred Compensation Plan

Each of the Supplemental Retirement Plan (SRP) and Nonqualified Deferred Compensation Plan is an unfunded plan for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. Deferred amounts are general unsecured obligations of the Company and are subject to the Company’s on-going financial solvency. We have established a grantor trust (a so-called “rabbi” trust) for the purpose of accumulating funds to satisfy our obligations under the Nonqualified Deferred Compensation Plan. Earnings on amounts contributed to our SRP and Nonqualified Deferred Compensation Plan, like our Retirement and Savings Plan, or 401(k) Plan, are based on participant selections among the investment options selected by a committee of our executives. This committee has the sole discretion to discontinue, substitute or add investment options at any time. Participants can select from among these investment options, for purposes of determining the earnings or losses that we will credit to their plan accounts, but they do not have an ownership interest in the investment options they select. Unlike our 401(k) Plan, we do not offer the opportunity to invest through a brokerage window or in Company Common Stock under our Nonqualified Deferred Compensation Plan or SRP. The investment options in the Nonqualified Deferred Compensation Plan and the SRP also differ in that they include six portfolios based on different target retirement dates, referred to as “Target Retirement Portfolios,” that have been created for use as default investment options. The investment options during 2008 are described in “—Investment Options Under the SRP, Nonqualified Deferred Compensation Plan and 401(k) Plan” below. No “above market” crediting rates are offered. Invested amounts can be transferred among available plan investment options on any business day and effective at the close of business on that day (subject to the time of the request and the market being open).

Retirement and Savings Plan and Supplemental Retirement Plan

Our 401(k) Plan is a qualified plan that is available to all regular employees of the Company and participating subsidiaries. All 401(k) Plan participants, including our Named Executive Officers, are eligible to receive the same level of matching and nonelective or “core” contributions from the Company. Company contributions on amounts earned above the Internal Revenue Code qualified plan compensation limit and on amounts that were deferred to the Nonqualified Deferred Compensation Plan are credited to our SRP, a nonqualified plan that is available to all 401(k) Plan eligible staff members.

Contributions. The Company makes a core contribution of 5% of eligible compensation to all regular employees of the Company under the 401(k) Plan, regardless of whether the employees elect to defer any of their compensation to the 401(k) Plan. In addition, under the 401(k) Plan, participants are eligible to receive matching contributions of up to 5% of their eligible compensation. Under our SRP, we credit 10% of each participant’s eligible compensation in excess of the maximum recognizable compensation limit for qualified plans, which represents the equivalent percentage of our core contributions and matching contributions combined under our 401(k) Plan. We also credit 10% of each participant’s compensation that is not eligible for deferral into our 401(k) Plan because the participant deferred it to the Nonqualified Deferred Compensation Plan.

Distributions. Participants receive distributions from the SRP following their termination of employment. Distributions for most participants are made in a lump sum payment in the first or second year following termination of employment, or, for balances in excess of a de minimis amount, in installments that commence in the year following termination. For our Named Executive Officers, Section 409A of the Internal Revenue Code generally requires that their distributions may not occur earlier than six months following our Named Executive Officer’s termination of employment.

Vesting. Participants in the 401(k) Plan are immediately vested in participant and Company contributions and related earnings and losses on such amounts. Participants in the SRP are immediately vested in contributions that are made with respect to amounts the participants deferred under the Nonqualified Deferred Compensation Plan and related earnings and losses on such amounts, and are fully vested in the remainder of their accounts upon the earlier of (i) three continuous years of their service to the Company, (ii) termination of their employment on or after their normal retirement date (as defined in the plan), (iii) their disability (as defined in the 401(k) Plan), (iv) their death, or (v) a change of control and termination of their employment as described in “—Potential Payments Upon Termination or Change of Control—Change of Control Severance Plan.”

Nonqualified Deferred Compensation Plan

Our Nonqualified Deferred Compensation Plan allows participants to defer receipt of a portion of their eligible compensation to a future date, with an opportunity to earn tax-deferred returns on the deferrals. Members of our Board and our U.S.- and Puerto Rico-based employees at the director level (grade level 7) or above, which include our Named Executive Officers, are eligible to participate in this plan. Our Named Executive Officers may participate in this plan on the same basis as the other participants in the plan.

Contributions. Participants who are employees may elect to defer up to a maximum of 50% of their eligible base salary, up to a maximum of 100% of their annual incentive bonus and up to 100% of sales commissions, with a minimum deferral amount of $5,000 each year. Non-employee members of our Board may defer all or a portion of their fees, including committee chair retainers and meeting fees. In addition, we may, in our sole discretion, contribute additional amounts to any participant’s account at any time, such as contributing sign-on bonuses to the accounts of newly-hired employees or for retention purposes.

Distributions. Participants may elect to receive distributions as a lump sum or, for balances in excess of a de minimis amount, in annual installments for up to ten years. For most participants, distributions commence in the first or second year following the participant’s termination of employment. For our Named Executive Officers, Section 409A of the Internal Revenue Code generally requires that distributions may not occur earlier than six months following our Named Executive Officer’s termination of employment. All participants may elect to receive a short-term payout of an employee deferral as soon as three years after the end of the plan year in which the deferral was made. Participants can also petition for a distribution due to an unforeseeable financial hardship.

Vesting. Participants are at all times 100% vested in the amounts deferred.

Investment Options Under the SRP, Nonqualified Deferred Compensation Plan and 401(k) Plan

The investment options under the SRP and the Nonqualified Deferred Compensation Plan and their annual rates of return for Fiscal 2008 are contained in the tables below. The 401(k) Plan offers the same investment options as the SRP and the Nonqualified Deferred Compensation Plan except as follows. The 401(k) Plan also allows investments in our Common Stock and offers a brokerage window and the Nonqualified Deferred Compensation Plan and the SRP offer six portfolios based on different target retirement dates, referred to as “Target Retirement Portfolios,” whereas the 401(k) Plan does not. We retain the right to change, at our discretion, the available investment options. None of the investment options offered under the SRP, the Nonqualified Deferred Compensation Plan or the 401(k) Plan have a 12-month rate of return listed in the tables, in large part, because of significant changes made during Fiscal 2008 to the design of the investment platform for these plans. These design changes, which commenced on October 1, 2008, resulted in an investment platform with a focus on asset class investing instead of selecting brand name funds.

Name of Investment Option	Rate of Return through March 31, 2008
Morgan Stanley International Equity	(6.55)

Name of Investment Option	Rate of Return through September 30, 2008
Fidelity Retirement Money Market Fund	2.20

Fidelity Managed Income Portfolio II	2.90

Fidelity Short-Term Bond Index Fund	(1.30)

WAMCO Core-Full Portfolio	(8.40)

PIMCO High Yield Fund— Institutional Class	(12.20)

Name of Investment Option	Rate of Return through December 1, 2008
Fidelity Freedom Income Fund®	(15.20)

Fidelity Freedom 2000 Fund®	(17.50)

Fidelity Freedom 2010 Fund®	(30.80)

Fidelity Freedom 2020 Fund®	(38.13)

Fidelity Freedom 2030 Fund®	(43.28)

Fidelity Freedom 2040 Fund®	(45.27)

Fidelity Freedom 2050 Fund®	(47.23)

Name of Investment Option	Rate of Return through September 30, 2008	Name of Investment Option	Rate of Return through December 31, 2008
Fidelity Equity-Income Fund	(23.80)	Amgen Stock Fund	24.35

Spartan® U.S. Equity Index Fund— Advantage Class	(19.30)

Dreyfus Premier Emerging Markets Fund—Class R	(28.90)

Fidelity OTC Portfolio	(28.80)

American Funds® Growth Fund of America®—Class R5	(20.60)

Hotchkis and Wiley Mid-Cap Value Fund—Class I	(24.60)

Copper Rock SMID Cap Growth Portfolio	(29.30)

Vanguard REIT Index Fund— Institutional Class	1.90

Fidelity Contrafund®	(21.00)

McKinley International Growth Portfolio	(35.60)

NB Genesis Fund	(8.40)

Dodge and Cox International Stock Fund	(27.90)

Name of Investment Option	Rate of Return from December 2, 2008 through December 31, 2008	Name of Investment Option	Rate of Return from October 1, 2008 through December 31, 2008
Target Retirement Portfolio Income	9.67	Stable Value	0.98

Target Retirement Portfolio 2010	10.36	Fixed Income	0.46

Target Retirement Portfolio 2020	11.45	Large Cap Value	(18.71)

Target Retirement Portfolio 2030	13.66	S&P 500 Index	(21.80)

Target Retirement Portfolio 2040	14.47	Large Cap Growth	(24.69)

Target Retirement Portfolio 2050	14.44	SMID Cap Value	(28.00)

		Small-Mid Cap Index	(26.76)

		Small Mid Cap Growth	(26.09)

		International Value	(25.72)

		International Growth	(22.67)

		High Yield	(19.43)

		Inflation-Protection	(3.78)

		Emerging Markets	(26.55)

		REIT Index	(36.91)

Executive Nonqualified Retirement Plan

As part of their initial offers of employment in 2001, we agreed to provide Dr. Perlmutter and Mr. Morrow supplemental retirement benefits based on their length of employment with us as a replacement for pension benefits foregone from their previous employers. The benefits are provided through their participation in our

Executive Nonqualified Retirement Plan, which was established to provide supplemental retirement income benefits for a select group of management and highly compensated employees through Company contributions. Participants are selected by the Compensation Committee. Dr. Perlmutter and Mr. Morrow are currently the only participants in this plan.

Contributions. We were obligated to credit a special retirement account under the plan with $10,000,000 for Dr. Perlmutter and $15,000,000 for Mr. Morrow because they were actively employed by us on September 16, 2007 and January 19, 2006, respectively. We had been accruing amounts in anticipation of these crediting requirements annually from 2001 through 2007 and have reflected these accruals in the “Summary Compensation Table” for the appropriate years.

Earnings. Interest is earned on account balances beginning on September 16, 2007 for Dr. Perlmutter and beginning on January 19, 2006 for Mr. Morrow. If Dr. Perlmutter continues to be actively employed by us until September 16, 2012 and Mr. Morrow continues to be actively employed by us until March 2, 2012, we will credit interest on each of their account balances at a rate equal to 125% of the 10-year moving average yield on 10-year U.S. Treasury notes, adjusted annually and compounded annually, from their crediting dates until their account balances are distributed to them. If Dr. Perlmutter’s employment is terminated prior to September 16, 2012, or Mr. Morrow’s employment is terminated prior to March 2, 2012, the interest rate will instead be 100% of the 10-year moving average yield on 10-year U.S. Treasury notes, adjusted annually and compounded annually.

Distributions. If the participant terminates his employment prior to attaining age 60 and 10 years of service with us (September 16, 2012 for Dr. Perlmutter and March 2, 2012 for Mr. Morrow), the plan provides for his account balance to be distributed in a lump sum in January of the year following his termination of employment or, if later and if required by Section 409A of the Internal Revenue Code, at least six months after such termination of employment. If the participant’s employment with us terminates after attaining age 60 and 10 years of service with us, the plan provides for distribution in a lump sum payment, or if the participant timely elects, in ten or fewer substantially equal annual installment payments.

Potential Payments Upon Termination or Change of Control

Change of Control Severance Plan

Our Change of Control Severance Plan provides severance benefits to employees of the Company and participating subsidiaries who hold designated positions with us as of the date on which a change of control occurs. Participants in the plan are classified into three groups, which determines the amount of the benefits they receive. Our Named Executive Officers participate in our plan as “Group I” participants. If a change of control had occurred on December 31, 2008, the plan would have covered approximately 1,670 officers and key employees of the Company, including each of our Named Executive Officers. The plan became effective on October 20, 1998.

If a change of control (as defined below) occurs and a participant’s employment is terminated by us other than for cause or disability (each as defined below) or by the participant for good reason (as defined below) within two years after the change of control, the participant will be entitled to:

•	a lump sum cash severance payment in an amount equal to the difference, if any, of:

•	the product of:

•	a benefits multiple of 1, 2 or 3 based on the participant’s position (each of our Named Executive Officers have a benefits multiple of 3); and

•

the sum of (i) the participant’s annual base salary immediately prior to termination or, if higher, immediately prior to the change of control, plus (ii) the participant’s targeted annual cash incentive award for the year in which the termination occurs or, if higher, the participant’s average annual cash incentive award for the three years immediately prior to the change of control;

minus:

•

the aggregate value (determined in accordance with Section 280G of the Internal Revenue Code) of the acceleration of vesting of the participant’s unvested stock options (performance units, restricted stock units and restricted stock are not included in this calculation) in connection with the change of control (the Company’s stock plans provide for accelerated vesting of stock options upon a change of control).

•

continued access to health and other group insurance benefits on substantially similar terms and cost to the participant for one to three years depending on the participant’s benefits multiple (each of our Named Executive Officers would receive continuing coverage for three years) following the participant’s termination, or if not allowed under the terms of the group insurance plan(s), reimburse the participant’s expenses incurred in obtaining such coverage. If a participant incurs taxes as a result of such reimbursement, the participant will be paid an additional amount so that after the payment of such taxes, the participant will retain an amount equal to the reimbursement. Notwithstanding the foregoing, if the participant finds other employment while receiving this health and group insurance benefit and can obtain other such coverage from the new employer, the participant is required to do so and the coverage provided by the Company will be secondary to that other employer coverage;

•

fully-vested benefits paid into our 401(k) Plan and credited in our SRP in amounts equal to the benefits the participant would have accrued from participant and Company contributions under the plans had the participant continued to be employed by us for a number of years equal to the participant’s benefits multiple (each of our Named Executive Officers would receive the equivalent of three years). If applicable law would prevent such a contribution from being made to the 401(k) Plan, the participant will receive a lump sum payment in an amount equal to the value of such 401(k) Plan benefits;

•

indemnification and, if applicable, directors’ and officers’ liability insurance provided by us for four years following the participant’s termination (each of our Named Executive Officers would receive such liability insurance benefits, which results in no additional cost to us); and

•

if any payment, distribution or acceleration of vesting of any stock option or other right with respect to a participant who is a “disqualified individual” (within the meaning of Section 280G of the Internal Revenue Code) would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then in connection with a qualifying termination of employment only, we would pay the participant an additional lump sum cash payment in an amount equal to 20% of the amount of the participant’s “excess parachute payments” (within the meaning of Section 280G of the Internal Revenue Code).

The plan provides that the benefits described above would be provided in lieu of any other severance benefits that may be payable by us (other than accrued vacation and similar benefits otherwise payable to all employees upon a termination). However, we currently have no standing severance arrangement that provides severance benefits to any of our Named Executive Officers. The plan also provides that the benefits described above may be forfeited if the participant discloses our confidential information or solicits or offers employment to any of our employees during a period of years equal to the participant’s benefits multiple following the participant’s termination.

The plan expires on December 31, 2012 and is subject to automatic one-year extensions unless we notify participants no later than September 30 of the year prior to the expiration date that the term will not be extended. If a change of control occurs prior to the plan’s expiration, the plan will continue in effect for at least 36 months following the change of control. Prior to a change of control, we can terminate or amend the plan at any time. After a change of control, the plan may not be terminated or amended in any way that adversely affects a participant’s interests under the plan, unless the participant consents in writing.

Under the plan, a change of control has occurred upon any of the following:

•

any person, entity or group has acquired beneficial ownership of 50% or more of (i) our then outstanding common shares; or (ii) the combined voting power of our then outstanding securities entitled to vote in the election of directors;

•	individuals making up the incumbent Board (as defined in the plan) cease for any reason to constitute at least a majority of our Board;

•

immediately prior to our consummation of a reorganization, merger or consolidation with respect to which persons who were the stockholders of the Company immediately prior to such transaction do not, immediately thereafter, own more than 50% of the then outstanding shares of the reorganized merged or consolidated company entitled to vote generally in the election of directors;

•	a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company; or

•	any other event which the incumbent Board (as defined in the plan), in its sole discretion, determines is a change of control.

“Cause” is defined in the plan as (i) conviction of a felony, or (ii) engaging in conduct that constitutes willful gross neglect or willful gross misconduct in carrying out the participant’s duties, resulting in material economic harm to us, unless the participant believed in good faith that the conduct was in, or not contrary to our best interests.

“Disability” under the plan is determined based on our long-term disability plan as is in effect immediately prior to a change of control.

“Good reason” is defined in the plan as (i) a material diminution of a participant’s authority, duties or responsibilities, (ii) a material reduction in a participant’s base salary, (iii) an increase in a participant’s daily commute by more than 100 miles roundtrip, or (iv) any other action or inaction by the Company that constitutes a material breach of the agreement under which the participant provides services. In order to terminate with “good reason,” a participant must provide written notice to the Company of the existence of the condition within the required period, the Company must fail to remedy the condition within the required time period and the participant must then terminate employment within the required time period.

Long-Term Incentive Equity Awards

Stock Options, Restricted Stock and Restricted Stock Units

Our stock plans provide for accelerated vesting or continued vesting of unvested stock options, restricted stock and restricted stock units in the circumstances described below.

Change of Control. All unvested stock options, restricted stock and restricted stock units vest in full upon a change of control (as defined in the stock plans), irrespective of the scheduled vesting date for these awards.

Death or Disability. All nonqualified unvested stock options and restricted stock units granted in calendar years prior to the year death or disability occurs vest in full upon the occurrence of such event. For unvested nonqualified stock options and restricted stock units granted in the calendar year death or disability occurs, a pro-rata amount of these stock options and restricted stock units immediately vest based on the number of completed months of employment during the calendar year such event occurs. For unvested incentive stock options, or ISOs, granted prior to March 2005, vesting is accelerated by 12 months for each full year of employment in the case of death or disability. For ISOs granted in March 2005 or later, all unvested ISOs of employees with five or more years of service vest immediately upon their death or disability, and for employees with less than five years of service, immediate vesting is provided for all unvested ISOs that were otherwise scheduled to vest through December 31 of the year following the year of death or disability. Under the stock plans, a disability has the same meaning as under Section 22(e)(3) of the Internal Revenue Code and occurs where the disability has been certified by either the Social Security Administration, the comparable government authority in another country with respect to non-U.S. employees or an independent medical advisor appointed by us.

Retirement. All unvested nonqualified stock options and restricted stock units granted in calendar years prior to the year in which an employee retires continue to vest on their original vesting schedule upon the retirement of the holder if the holder has been continuously employed for at least 10 years and is age 55 or older or is age 65 or older, regardless of service (a retirement-eligible participant). If a retirement-eligible participant receives a grant of stock options or restricted stock units in the calendar year such retirement occurs, the participant will vest in a pro-rata amount of the award he or she would be otherwise entitled to based upon the number of complete months of employment during the calendar year such retirement occurs. Holders have the lesser of five years from the date of retirement or the remaining period before expiration to exercise any vested stock options. For unvested ISO grants, an employee must be age 60 with 15 consecutive years of service to be retirement eligible, and upon retirement, all such ISOs immediately vest. Mr. Sharer would have received this benefit had he retired on December 31, 2008. No other Named Executive Officers would have received this benefit because they did not meet the above-noted requirements.

Performance Units

Our Performance Award Program provides for a potential payout of outstanding performance units upon a change of control (as defined in our Change of Control Severance Plan) or upon a termination of employment due to death, disability or retirement.

Change of Control. With respect to grants of performance units for the 2007-2009 performance period, in the event of a change of control that occurs during the first fiscal year of the performance period, the performance period terminates as of the last business day of the last completed fiscal quarter before the change of control and the participant is entitled to a payment equal to the amount the participant would have received for the performance period using the assumption that the target levels of performance for the internal financial performance measures have been satisfied and the TSR multiplier is not considered. If a change of control occurs during the second or third fiscal years of the performance period, the performance period terminates as of the last business day of the last completed fiscal quarter before the change of control and the participant is entitled to a payment equal to the greater of (i) the amount of the award (rounded down to the nearest whole number) the participant would have received for the period, assuming that the target levels of performance for the internal performance measures have been satisfied and the TSR multiplier is not considered, or (ii) the amount of the award (rounded down to the nearest whole number) the participant would have received for the performance period based on our actual performance for our internal performance measures and TSR for such period.

With respect to grants of performance units for the 2008-2010 performance period, in the event of a change of control that occurs during the first fiscal year of the performance period, the performance period terminates as of the last business day of the last completed fiscal quarter before the change of control and the participant is entitled to a payment equal to the amount the participant would have received for the performance period using the assumption that the target level of our TSR performance measure has been satisfied. If a change of control occurs during the second or third fiscal years of the performance period, the performance period terminates as of the last business day of the last completed fiscal quarter before the change of control and the participant is entitled to a payment equal to the greater of (i) the amount the participant would have been entitled to receive for the period (rounded down to the nearest whole number), based on our actual TSR performance for such period or (ii) the amount the participant would have received for such period, based on our TSR performance using the assumption that the ending Common Stock price for such period is equal to the value of consideration paid for a share of our Common Stock (whether such consideration is paid in cash, stock, or other property, or any combination thereof).

Death or Disability. For all of a participant’s performance unit grants made in calendar years prior to the year death or disability occurs, the participant will be paid the full amount of the award he or she would be otherwise entitled to, if any, as determined at the end of the performance period. For a performance unit grant made in the calendar year death or disability occurs, a participant will be paid a pro-rata amount of the award he or she would otherwise be entitled to, if any, as determined at the end of the performance period, based upon the number of complete months of employment during the performance period in the calendar year such event occurs.

Retirement. In the event of retirement of a participant who has been continuously employed with us for at least 10 years and is age 55 or older or is age 65 or older regardless of service (a retirement-eligible participant), for performance unit grants made in calendar years prior to the year in which retirement occurs, the participant will be paid the full amount of the award he or she would be otherwise entitled to, if any, as determined at the end of the performance period. If a retirement-eligible participant receives a performance unit grant in the calendar year such retirement occurs, the participant will be paid a pro-rata amount of the award he or she would be otherwise entitled to, if any, as determined at the end of the performance period, based upon the number of complete months of employment during the performance period in the calendar year such retirement occurs. Mr. Sharer would have received these benefits had he retired on December 31, 2008; none of the other Named Executive Officers would have received this benefit if they had retired on December 31, 2008 because they did not meet the above-noted requirements.

Estimated Potential Payments

The tables below set forth the estimated current value of payments and benefits to each of our Named Executive Officers upon a change of control, a qualifying termination within two years following a change of control, retirement, and the death or disability of our Named Executive Officer. The amounts shown assume that the triggering events occurred on December 31, 2008 and do not include: (i) the 2006-2008 performance unit awards, which were earned as of December 31, 2008; (ii) other benefits earned during the term of our Named Executive Officer’s employment that are available to all salaried employees, such as accrued vacation; (iii) benefits paid by insurance providers under life and disability policies; (iv) benefits previously accrued under the Executive Nonqualified Retirement Plan; and (v) benefits previously accrued and vested under the SRP and Nonqualified Deferred Compensation Plan. For information on the accrued amounts payable under these plans, see the “Nonqualified Deferred Compensation” table in this proxy statement. The amounts shown as accrued in the Nonqualified Deferred Compensation table are all vested, except to the extent reflected in the tables below for Mr. Bradway. The actual amounts of payments and benefits that would be provided can only be determined at the time of our Named Executive Officer’s separation from the Company.

The value of accelerated equity awards shown in the tables below was calculated using the closing price of our Common Stock on December 31, 2008 ($57.75) in accordance with SEC rules. The value of options is the aggregate spread between $57.75 and the exercise prices of the accelerated options, if less than $57.75, while $57.75 is the intrinsic value of restricted stock units and the 2008-2010 and 2007-2009 performance units grants. Under the terms of our Change of Control Severance Plan as described above, a portion of the intrinsic value of the accelerated unvested stock options (as determined in accordance with Section 280G of the Internal Revenue Code as described in the plan) reduces the amount of the lump sum cash severance payment payable under the plan.

Estimated Payments to Mr. Sharer

	Triggering Event
Estimated Potential Payment or Benefit	Change of Control($)	Change of Control and Termination($)	Retirement($)	Death or Disability($)
Lump sum cash severance payment	0	15,205,000(1)	0	0
Value of stock options	3,998,720	3,998,720	3,998,720	3,998,720
Value of restricted stock units	2,136,750	2,136,750	2,136,750	2,136,750
Value of 2008-2010 performance units	4,215,750(2)	4,215,750(2)	4,215,750(3)	4,215,750(3)
Value of 2007-2009 performance units	4,504,500(2)	4,504,500(2)	4,504,500(3)	4,504,500(3)
Continuing health and welfare benefits for three years(4)	0	491,195	0	0
Continuing retirement plan contributions for three years(5)	0	985,500	0	0
Acceleration of unvested balance of Supplemental Retirement Plan	0	0	0	0
Reimbursement of excise tax(6)	0	0	0	0

Total	14,855,720	31,537,415	14,855,720	14,855,720

Estimated Payments to Mr. Bradway
	Triggering Event
Estimated Potential Payment or Benefit	Change of Control($)	Change of Control and Termination($)	Retirement($)	Death or Disability($)
Lump sum cash severance payment	0	3,847,134(1)	0	0
Value of stock options	1,312,080	1,312,080	0	1,312,080
Value of restricted stock units	1,126,125	1,126,125	0	1,126,125
Value of 2008-2010 performance units	1,386,000(2)	1,386,000(2)	0	1,386,000(3)
Value of 2007-2009 performance units	1,501,500(2)	1,501,500(2)	0	1,501,500(3)
Continuing health and welfare benefits for three years(4)	0	213,131	0	0
Continuing retirement plan contributions for three years(5)	0	438,000	0	0
Acceleration of unvested balance of Supplemental Retirement Plan(7)	0	129,299	0	129,299
Reimbursement of excise tax(6)	0	1,366,720	0	0

Total	5,325,705	11,319,989	0	5,455,004

Estimated Payments to Dr. Perlmutter

	Triggering Event
Estimated Potential Payment or Benefit	Change of Control($)	Change of Control and Termination($)	Retirement($)	Death or Disability($)
Lump sum cash severance payment	0	5,742,769(1)	0	0
Value of stock options	1,312,080	1,312,080	0	1,312,080
Value of restricted stock units	693,000	693,000	0	693,000
Value of 2008-2010 performance units	1,386,000(2)	1,386,000(2)	0	1,386,000(3)
Value of 2007-2009 performance units	1,501,500(2)	1,501,500(2)	0	1,501,500(3)
Continuing health and welfare benefits for three years(4)	0	316,242	0	0
Continuing retirement plan contributions for three years(5)	0	500,400	0	0
Acceleration of unvested balance of Supplemental Retirement Plan	0	0	0	0
Reimbursement of excise tax(6)	0	0	0	0

Total	4,892,580	11,451,991	0	4,892,580

Estimated Payments to Mr. Morrow

	Triggering Event
Estimated Potential Payment or Benefit	Change of Control($)	Change of Control and Termination($)	Retirement($)	Death or Disability($)(8)
Lump sum cash severance payment	0	6,317,769(1)	0	0
Value of stock options	1,312,080	1,312,080	0	1,312,080
Value of restricted stock units	693,000	693,000	0	693,000
Value of 2008-2010 performance units	1,386,000(2)	1,386,000(2)	0	1,386,000(3)
Value of 2007-2009 performance units	1,501,500(2)	1,501,500(2)	0	1,501,500(3)
Continuing health and welfare benefits for three years(4)	0	350,076	0	0
Continuing retirement plan contributions for three years(5)	0	542,400	0	0
Acceleration of unvested balance of Supplemental Retirement Plan	0	0	0	0
Reimbursement of excise tax(6)	0	0	0	0

Total	4,892,580	12,102,825	0	4,892,580

Estimated Payments to Dr. Bonanni

	Triggering Event
Estimated Potential Payment or Benefit	Change of Control($)	Change of Control and Termination($)	Retirement($)	Death or Disability($)
Lump sum cash severance payment	0	4,023,603(1)	0	0
Value of stock options	1,333,680	1,333,680	0	1,333,680
Value of restricted stock units	693,000	693,000	0	693,000
Value of 2008-2010 performance units	1,386,000(2)	1,386,000(2)	0	1,386,000(3)
Value of 2007-2009 performance units	1,004,850(2)	1,004,850(2)	0	1,004,850(3)
Continuing health and welfare benefits for three years(4)	0	379,979	0	0
Continuing retirement plan contributions for three years(5)	0	451,500	0	0
Acceleration of unvested balance of Supplemental Retirement Plan	0	0	0	0
Reimbursement of excise tax(6)	0	0	0	0

Total	4,417,530	9,272,612	0	4,417,530

(1)	This number represents the net payment after deducting the value of the accelerated unvested stock options pursuant to our Change of Control Severance Plan described above. Because Mr. Sharer is retirement eligible as of December 31, 2008, the value of his accelerated unvested stock options determined in accordance with Section 280G of the Internal Revenue Code is zero, and accordingly there is no deduction from his payment.

(2)	In accordance with the Performance Award Program, the estimated amounts of performance units to be paid in the event of a change in control were calculated based on the target level of performance for internal performance measures for the 2007-2009 performance period and does not consider the impact of the TSR multiplier. The amounts for the 2008-2010 performance period are based on 100% of the performance units granted which assumes target performance for the TSR multiplier. The resulting number of units, which equals the total number of shares that would be paid out, is multiplied by $57.75, the closing price of our stock on December 31, 2008, to determine the payout values shown in the tables above.

(3)	For the 2007-2009 performance period, the death or disability payout amounts shown are the number of performance units (rounded down to the nearest whole number) that would have been earned by our Named Executive Officer if he had remained employed for the entire performance period, based solely on the revenue and adjusted EPS performance measures expected to be achieved at the end of the performance period and does not consider the impact of the TSR multiplier. The resulting total number of units, which equals 100% of the units granted, also equals the total number of shares that would be paid out under these assumptions, and is multiplied by $57.75, the closing price of our stock on December 31, 2008, to determine the payout values shown in the tables above. If the TSR multiplier was calculated based on a stock price of $57.75, such multiplier would be 50% because the resulting TSR would be less than the threshold level of compound annual TSR, and the payout would be 50% of the amounts shown in the tables above. In the event of actual death or disability, payout of shares in satisfaction of amounts earned for grants for the 2007-2009 performance period would not occur until after the end of the performance period and would be based on our actual performance against the performance measures and the TSR multiplier for the full performance period.

For the 2008-2010 performance period, the death and disability payout amounts shown are based on the number of performance units (rounded down to the nearest whole number) that would have been earned by our Named Executive Officer if he had remained employed for the entire performance period and target performance for the TSR multiplier was achieved. The resulting total number of units, which equals 100% of the units granted, also equals the total number of shares that would be paid out under these assumptions, and is multiplied by $57.75, the closing price of our stock on December 31, 2008, to determine the payout values shown in the tables above. These payout values are the same as the values shown for these awards in the “Outstanding Equity Awards At Fiscal Year End” table (see footnote 3 to that table). If the TSR multiplier was calculated based on a stock price of $57.75, such multiplier would be between the threshold and target levels and payouts for these performance units grants would accordingly differ from the amounts shown in the tables above. In the event of actual death or disability, payout of shares in satisfaction of amounts earned for grants for the 2008-2010 performance period would not occur until after the end of the performance period and would be based on our actual performance against the TSR multiplier for the full performance period.

As Mr. Sharer was retirement eligible as of December 31, 2008, the retirement payout amounts for the performance units for the 2007-2009 and 2008-2010 performance periods were calculated in the same manner as the death and disability payout amounts.

(4)	Represents the estimated cost of reimbursing for continuing medical, dental, life, long-term disability and accidental death and disability insurance coverage for three years in excess of the amount borne by the Named Executive Officer. The amounts for medical and dental insurance coverage are based on rates charged to our employees for post-employment coverage provided in accordance with the Consolidated Omnibus Reconciliation Act of 1985, or COBRA, for the first 18 months following termination, adjusted by a 10% inflation factor for medical coverage and a 6% inflation factor for dental coverage for the last six months of this period. The cost of policies for medical and dental insurance with similar coverage for the 18-month period thereafter is based on quoted amounts. The costs of reimbursing for the other insurance coverage are based on quoted amounts for Fiscal 2009. The table assumes that the reimbursements for medical, dental, long-term disability or accidental death and dismemberment insurance coverage are not includable in the Named Executive Officer’s gross income and that the reimbursements for life insurance coverage are includable in the Named Executive Officer’s gross income. As required by the Change of Control Severance Plan, we will pay the Named Executive Officer an additional amount such that after the payment of all income and employment taxes on the life insurance reimbursements and the additional amount, the Named Executive Officer will retain an amount equal to the reimbursement for all coverage. For purposes of calculating this additional amount, we have used the highest applicable federal, state and employment tax rates.

(5)

Reflects the estimated value of continuing retirement plan contributions for three years calculated as the sum of (i) 10% of three times the sum of: (a) base salary as of December 31, 2008; and (b) the annual incentive award under the EIP/GMIP earned in 2007 and paid in March 2008; and (ii) three times our Named Executive Officer’s 2008 contributions to our 401(k) Plan, limited by Internal Revenue Service regulations, as applicable.

(6)	Reflects our reimbursement of the estimated excise tax payable by our Named Executive Officers under Section 4999 of the Internal Revenue Code in the event of a qualifying termination within two years following a change of control. Upon a change of control, each Named Executive Officer may be subject to the excise tax under Section 4999 of the Internal Revenue Code with respect to payments made in connection with a change of control (as defined in Section 280G of the Internal Revenue Code) or upon a subsequent qualifying termination. Under our Change of Control Severance Plan, we provide a lump sum payment equal to 20% of any Named Executive Officer’s “excess parachute payment” (within the meaning of Section 280G of the Internal Revenue Code). Since the present value of the payments that would be due to Mr. Sharer, Mr. Morrow and Drs. Perlmutter and Bonanni (as calculated under Section 280G of the Internal Revenue Code) in the event of a qualifying termination following a change of control would not exceed three times their respective “base amounts” (as defined in Section 280G of the Internal Revenue Code), Mr. Sharer, Mr. Morrow, and Drs. Perlmutter and Bonanni would not receive an excess parachute payment and would therefore not be subject to an excise tax. The base amounts are generally the average annual taxable compensation for the five-year period ended December 31, 2007.

(7)	Reflects the unvested portion of Mr. Bradway’s SRP account as of December 31, 2008, which would vest in full in the event of a qualifying termination following a change in control under the Change of Control Severance Plan. His SRP account would also vest in full in the event of his death or disability. Absent such events, Mr. Bradway’s SRP account will vest in full upon completion of three years of continuous service to the Company.

(8)	Excludes $3,359,996 that would be paid by the insurer to Mr. Morrow’s beneficiary under the split-dollar insurance policies we assumed from Mr. Morrow’s previous employer as part of his initial employment offer in 2001 if Mr. Morrow’s employment with the Company had terminated due to his death on December 31, 2008. If Mr. Morrow’s employment terminated on December 31, 2008 due to his death, the agreements relating to the split-dollar insurance policies provide that the Company would have received a death benefit that was greater than the value of the premiums paid by the Company and by Mr. Morrow’s previous employer, as determined in accordance with the agreements. Upon Mr. Morrow’s termination due to his disability, the agreements relating to the split-dollar insurance policies would remain in effect until Mr. Morrow’s death.

DIRECTOR COMPENSATION

The compensation program for our non-employee directors is intended to fairly compensate them for the time and effort required of a director given the size and complexity of the Company’s operations. Portions of the compensation program utilize our stock in order to further align the interests of the directors with all other stockholders of the Company and to motivate the directors to focus on the long-term financial interest of the Company.

Non-employee members of our Board receive a combination of cash and equity-based incentive compensation. Directors who are Company employees are not paid any fees for serving on the Board or for attending Board meetings. In March 2009, the Board adopted a new Director Equity Incentive Program in connection with the proposed 2009 Equity Incentive Plan (2009 Plan) and contingent on stockholder approval of the 2009 Plan described under “ITEM 3 APPROVAL OF OUR PROPOSED 2009 EQUITY INCENTIVE PLAN.” The new Director Equity Incentive Program is substantially similar to the program that was in place under our Amgen Inc. Amended and Restated 1991 Equity Incentive Plan.

Cash Compensation. Each director receives an annual retainer of $55,000. Directors are paid $3,000 for each Board meeting they attend ($1,500 for telephonic attendance) and $1,500 for each committee meeting they attend ($750 for telephonic attendance). In addition, the following committee chairmen receive the following additional annual retainers: (i) Audit Committee, $20,000; (ii) Compensation and Management Development Committee, $10,000; (iii) Corporate Responsibility and Compliance Committee, $6,000; and (iv) Governance and Nominating Committee, $6,000. Directors are also compensated for attending meetings of committees of which they are not members if they are invited to do so by the Chairman of the Board or the committee Chairman. Directors are also entitled to reimbursement of their expenses, in accordance with our policy, incurred in connection with attendance at Board and committee meetings and conferences with our senior management. Mr. de Carbonnel was appointed to the Board of Directors on October 2, 2008. Upon his appointment to the Board Mr. de Carbonnel became entitled to a prorated portion of the annual retainer of $55,000.

Equity Incentives. Under the provisions of our Director Equity Incentive Program and our 1991 Equity Incentive Plan, each non-employee director receives an automatic annual grant, two business days after the release of our quarterly earnings for the first fiscal quarter, of restricted stock units with a grant date fair market value of $100,000, based on the closing price of our Common Stock on the date of grant (rounded down to the nearest whole number). Restricted stock units are rights to earn shares of our Common Stock and are paid in shares of our Common Stock on a one-to-one basis on the vesting date, unless the director has previously elected a deferred payment alternative. Each non-employee director also receives an automatic annual grant of options to purchase 5,000 shares of our Common Stock. The exercise price of the stock options is 100% of the closing price of our Common Stock on the grant date, and the stock options expire seven years after the grant date for those issued on and after March 15, 2004 and 10 years after the grant date for those issued prior to March 15, 2004. Mr. de Carbonnel received an inaugural grant of stock options to purchase 20,000 shares of the Company’s Common Stock in connection with his appointment to the Board.

The stock options and restricted stock units vest (i) on the date of grant if the non-employee director has had three years of prior continuous service as a non-employee director, or (ii) one-year from the date of grant if the non-employee director has had less than three years of prior continuous service as a non-employee director. Upon the death or disability (as defined in the stock plans) of a non-employee director, the vesting of unvested stock options is accelerated by one-year for each full year of service as a non-employee director and the vesting of restricted stock units is accelerated by one month for each full month of service as a non-employee director.

Deferred Compensation and Other Benefits. Directors are eligible to participate in the Nonqualified Deferred Compensation Plan that we maintain for our employees (see “EXECUTIVE COMPENSATION TABLES—Nonqualified Deferred Compensation—Nonqualified Deferred Compensation Plan”). Earnings under this plan are market-based—there are no “above market” or guaranteed rates of returns offered in this plan.

Through the Amgen Foundation, the Company maintains for all eligible employees and non-employee directors a charitable contributions matching gift program. Our directors participate in the program on the same terms as our employees. The Amgen Foundation matches, on a dollar-for-dollar basis, qualifying donations made by directors and employees to eligible organizations, up to $20,000 per person per year.

Guests of our Board members are occasionally invited to Board events, and we may pay or reimburse travel expenses and may provide transportation on our aircraft for both the director and his or her guest.

Director Stock Ownership Guidelines. Under the Board’s stock ownership guidelines that were originally adopted in December 2002, all non-employee directors are required to hold shares of our Common Stock with a fair market value of at least $500,000, while serving as a non-employee director.

All non-employee directors as of December 31, 2002 are encouraged to comply with the stock ownership guidelines by December 31, 2007, while those that became a non-employee director after December 31, 2002, are encouraged to comply with the stock ownership guidelines on or before December 31st of the calendar year in which the fifth anniversary of their date of election occurs. For purposes of the Board stock ownership guidelines, issued and outstanding shares of our Common Stock held beneficially or of record by the participating non-employee director, issued and outstanding shares of our Common Stock held in a qualifying trust (as defined in the guidelines) and vested restricted stock units (whether or not the units are deferred) will count towards satisfying the stock ownership guidelines. All directors met the stock ownership guidelines as of December 31, 2008.

Director Compensation Table

The following table shows compensation of the non-employee members of our Board for Fiscal 2008. Mr. Sharer, the Company’s Chairman of the Board, Chief Executive Officer and President is not included in this table as he is an employee of the Company and thus receives no compensation for his service as a director.

Director	Fees Earned or Paid in Cash($)(3)		Stock Awards($)(4)(6)	Option Awards($)(5)(6)	All Other Compensation($)(7)	Total($)
David Baltimore	89,500		99,974	83,917	8,199	281,590
Frank J. Biondi, Jr.	102,000		99,974	83,917	41,315	327,206
François de Carbonnel(2)	23,500		0	89,706	0	113,206
Jerry D. Choate	92,500		99,974	83,917	687	277,078
Vance D. Coffman	91,000	(1)	67,380	329,308	41,921	529,609
Frederick W. Gluck	99,500		99,974	83,917	30,783	314,174
Frank C. Herringer	94,750	(1)	131,840	111,200	20,000	357,790
Gilbert S. Omenn	92,500		99,974	86,861	24,839	304,174
Judith C. Pelham	93,250		99,974	83,917	20,000	297,141
J. Paul Reason	89,500		99,974	83,917	0	273,391
Leonard D. Schaeffer	97,000		99,974	83,917	20,000	300,891

(1)	All of these fees were deferred by Dr. Coffman and Mr. Herringer, respectively, under our Nonqualified Deferred Compensation Plan.

(2)	Mr. de Carbonnel was appointed to the Board on October 2, 2008.

(3)	Reflects all fees paid to members of our Board for participation in regular, telephonic and special meetings of the Board and its committees, retainer fees and fees paid for services provided to our management by certain members of the Board in connection with special meetings.

(4)

Reflects compensation expense for restricted stock unit grants recognized by us (exclusive of any assumptions for forfeitures) under FAS 123(R) for Fiscal 2008. Each director named above, except Mr. de Carbonnel, received a grant on April 29, 2008 of 2,373 restricted stock units with a grant date fair value under FAS 123(R) of $99,974, based on the closing price of our Common Stock on that date of $42.13. Each of those directors immediately vested in these awards (except for Dr. Coffman whose grant is scheduled to vest over a one-year period) and, accordingly, this value was recognized as compensation expense in Fiscal 2008. Compensation expense for Dr. Coffman is composed of $67,380 related to his

April 29, 2008 grant. Compensation expense for Mr. Herringer is $131,840 and is composed of his April 29, 2008 grant described above and $31,866 related to the restricted stock unit grant made to him on April 26, 2007.

(5)	Reflects compensation expense for stock option grants recognized by us (exclusive of any assumptions for forfeitures) under FAS 123(R) for Fiscal 2008. On April 29, 2008, each director named above, except for Mr. de Carbonnel, was granted options to purchase 5,000 shares of our Common Stock with a grant date fair value under FAS 123(R) of $83,917. Each director other than Dr. Coffman immediately vested in these options (Dr. Coffman’s grant is scheduled to vest over a one-year period), and accordingly, this value was recognized as compensation expense in Fiscal 2008. Dr. Coffman’s compensation expense of $329,308 is composed of $56,558 for the April 29, 2008 grant and $272,750 related to his inaugural grant of options on October 29, 2007. Mr. de Carbonnel received an inaugural grant of 20,000 shares on October 27, 2008 that vests on the first anniversary of the grant date and has a grant date fair value of $503,732. A total of $89,706 of compensation expense related to these options was recognized during Fiscal 2008. Mr. Herringer’s compensation expense is composed of his April 29, 2008 grant described above and $27,283 of expense related to the grant he received on April 26, 2007. Dr. Omenn received an option to purchase 4,323 shares in January 2008 in connection with a “reload” provision in a grant made to him in January 1998. This reload option, for which $2,944 was recognized as compensation expense in 2008, expired four days after the grant date, which was the expiration date of the original grant. Compensation expense recognized by us in Fiscal 2008 is based on the grant date fair values of the stock option grants calculated using a Black Scholes option valuation model with the following assumptions.

Grant Date	Risk-Free Interest Rate(%)	Expected Life	Expected Volatility (%)	Dividend Yield(%)	Exercise Price($)
4/26/2007	4.5	4.0 years	25	0	62.55
10/29/2007	3.9	4.0 years	29	0	56.79
1/23/2008	3.3	5 days	32	0	45.45
4/29/2008	3.5	6.3 years	33	0	42.13
10/27/2008	3.3	6.3 years	42	0	54.74

(6)	All of the restricted stock units and stock options granted to directors in Fiscal 2008 were fully vested as of December 31, 2008, except for the awards granted to Dr. Coffman on April 29, 2008, which vest on April 29, 2009, and the options granted to Mr. de Carbonnel on October 27, 2008, which vest on October 27, 2009.

The table below shows the aggregate numbers of stock awards and option awards outstanding for each non-employee director as of December 31, 2008. Stock awards consist of unvested restricted stock units and vested, but deferred, restricted stock units. Upon vesting, the units are paid in the form of shares of our Common Stock. Directors may elect to defer payment until a later date, which would result in a deferral of taxable income to the director. Option awards consist of exercisable and unexercisable stock options.

Director	Aggregate Stock Awards Outstanding as of December 31, 2008	Aggregate Option Awards Outstanding as of December 31, 2008
	Restricted Stock Units	Stock Options
David Baltimore	0	89,000
Frank J. Biondi. Jr.	6,949	117,000
François de Carbonnel	0	20,000
Jerry D. Choate	0	89,000
Vance D. Coffman	2,373	25,000
Frederick W. Gluck	0	105,000
Frank C. Herringer	5,306	40,000
Gilbert S. Omenn	2,373	89,000
Judith C. Pelham	0	89,000
J. Paul Reason	2,373	101,000
Leonard D. Schaeffer	2,978	45,000

(7)	Includes amounts for perquisites, including the amounts the Company matched directors’ charitable contributions made in 2008. Directors are eligible for matching contributions at the same levels as all other employees of the Company. The table below provides a summary of amounts paid by the Company for perquisites.

		Personal Use of Company Aircraft		Expense Related To Guests Accompanying Directors on Business Travel
Director	Matching of Charitable Contributions(a)($)	Aggregate Incremental Amounts(b)($)	Tax Gross-Up($)	Aggregate Incremental Amounts($)	Tax Gross-Up(c)($)	Total($)
David Baltimore	0	6,586	1,360	210	43	8,199
Frank J. Biondi, Jr.	20,000	20,290	1,025	0	0	41,315
François de Carbonnel	0	0	0	0	0	0
Jerry D. Choate	0	0	687	0	0	687
Vance D. Coffman	20,000	20,622	1,176	0	123	41,921
Frederick W. Gluck	20,000	8,356	2,313	114	0	30,783
Frank C. Herringer	20,000	0	0	0	0	20,000
Gilbert S. Omenn	20,000	3,463	873	450	53	24,839
Judith C. Pelham	20,000	0	0	0	0	20,000
J. Paul Reason	0	0	0	0	0	0
Leonard D. Schaeffer	20,000	0	0	0	0	20,000

(a)	These are charitable contributions of the Amgen Foundation that match the directors’ charitable contributions made in Fiscal 2008.

(b)	Where we have invited guests to accompany directors on our aircraft or where the director for non-business purposes, accompanies executives using our aircraft for business purposes, we typically incur no incremental cost for transporting the guest, but we are required to impute income to the director for his or her income tax purposes. We reimburse the director for the additional income taxes imposed on the director in these circumstances. The aggregate incremental cost for personal use of our aircraft is calculated based on our variable operating costs, which include the cost of crew travel expenses, on-board catering, landing fees, trip-related hangar/parking costs and other smaller variable costs. We apply standardized rates to estimate fuel and trip-related maintenance; these expenses are also included in the calculation of incremental cost. Because our aircraft are used primarily for business travel, we do not include the fixed costs that do not change based on usage, such as pilots’ salaries, our aircraft purchase costs and the cost of maintenance not related to trips.

(c)	Where we have invited guests accompanying directors for business purposes, we sometimes incur incremental costs for transporting the guest and may be required to impute income to the director for his or her income tax purposes. We reimburse the director for the additional income taxes imposed on the director in these circumstances.

AUDIT MATTERS

Audit Committee Report(1)

The Audit Committee has reviewed and discussed with management the Company’s audited consolidated financial statements as of and for the year ended December 31, 2008.

The Audit Committee has also discussed with Ernst & Young the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended, and as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T.

The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young required by PCAOB Ethics and Independence Rule 3526, Communications with Audit Committees Concerning Independence and has discussed with Ernst & Young their independence.

Based on the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the SEC.

Audit Committee of the Board of Directors

Frank J. Biondi, Jr., Chairman

David Baltimore

François de Carbonnel

Vance D. Coffman

Gilbert S. Omenn

Judith C. Pelham

Independent Registered Public Accountants

The following table presents fees for professional services provided or to be provided by Ernst & Young for audits of the years ended December 31, 2008 and December 31, 2007, and fees for other services rendered by Ernst & Young during these periods.

	2008	2007
Audit	$6,524,000	$6,336,000
Audit-Related	345,000	665,000
Tax	134,000	193,000

Total Fees	$7,003,000	$7,194,000

Included in Audit Fees above are professional services associated with the integrated audit of our consolidated financial statements and our internal control over financial reporting and the statutory audits of various subsidiaries of the Company.

Audit-Related fees are primarily attributable to audits of our affiliated companies, our retirement plans and amounts for certain agreed upon procedures with respect to partner billings for a co-promotion arrangement and third party royalties owed to us. Tax fees are primarily attributable to various U.S. and International tax compliance and, to a lesser degree, planning services. Ernst & Young did not perform any professional services with respect to information systems design and implementation for the years ended December 31, 2008 and 2007. The Audit Committee has considered whether the Audit-Related and Tax services provided by Ernst & Young are compatible with maintaining that firm’s independence.

(1)	The material in this report is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made on, before, or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

From and after the effective date of the SEC rule requiring Audit Committee pre-approval of all audit and permissible non-audit services provided by independent registered public accountants, the Audit Committee has approved all audit and permissible non-audit services prior to such services being provided by Ernst & Young. The Audit Committee, or one or more of its designated members that have been granted authority by the Audit Committee, meets to approve each audit or non-audit service prior to the engagement of Ernst & Young for such service. Each such service approved by one or more of the authorized and designated members of the Audit Committee is presented to the entire Audit Committee at a subsequent meeting.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Under our written Approval of Related Party Transactions Policy, a related party transaction (as defined below) may be consummated or may continue only if the Audit Committee approves or ratifies the transaction in accordance with the guidelines set forth in the policy. The policy applies to: (1) any person who is, or at any time since the beginning of our last fiscal year was, a member of our Board, one of our executive officers or a nominee to become a member of our Board; (2) any person who is known to be the beneficial owner of more than 5% of any class of our voting securities; (3) any immediate family member, as defined in the policy, of, or sharing a household with, any of the foregoing persons; and (4) any firm, corporation or other entity in which any of the foregoing persons is employed, serves as a director, or is a partner or principal or in a similar position or in which such person has a greater-than-five-percent beneficial ownership interest. “Related party transaction” is defined in the policy as a transaction, arrangement or relationship, or series of similar transactions, arrangements or relationships (including but not limited to any indebtedness or guarantee of indebtedness), between us and any of the foregoing persons, other than: (1) any matters related to compensation or benefits; (2) transactions involving less than $120,000 when aggregated with all similar transactions; or (3) transactions approved by another independent committee of our Board.

The Audit Committee considers all relevant facts and circumstances available to it, including the recommendation of management. No member of the Audit Committee participates in any review, consideration or approval of any related party transaction involving such member or any of his or her immediate family members, except that such member is required to provide all material information concerning the related party transaction to the Audit Committee.

Related party transactions may be preliminarily entered into by management subject to ratification by the Audit Committee; provided that if ratification shall not be forthcoming, management shall make all reasonable efforts to cancel or annul such transaction. At each scheduled meeting of the Audit Committee, management shall update the Audit Committee as to any material changes to any approved or ratified related party transaction. The Audit Committee has pre-approved each of the following related party transaction under the terms of our Related Party Transactions Policy:

1.	any matters related to compensation or benefits; or

2.	transactions involving less than $120,000 (or such different amount as may require disclosure or approval under any future amendment to the rules and regulations of the SEC, including Item 404 of Regulation S-K, or the listing requirements of the NASDAQ, including Rule 4350) when aggregated with all similar transactions; or

3.	transactions approved by another independent committee of the Board of Directors.

In deciding whether to approve or ratify a related party transaction, the Audit Committee will consider the following factors:

•	whether the terms of the transaction are (i) fair to the Company and (ii) at least as favorable to the Company as would apply if the transaction did not involve a related party;

•	whether there are demonstrable business reasons for the Company to enter into the transaction;

•	whether the transaction would impair the independence of an outside director; and

•

whether the transaction would present an improper conflict of interest for any director or executive officer, taking into account the size of the transaction, the overall financial position of the related party, the direct or indirect nature of the related party’s interest in the transaction and the ongoing nature of any proposed relationship, and any other factors the Audit Committee deems relevant.

Transactions with Related Persons

On March 2, 2001, we signed a letter agreement with Dr. Joan Kreiss, the spouse of Dr. Perlmutter, Executive Vice President, Research and Development, regarding possible funding of research grants for certain scientific work conducted by Dr. Kreiss. Under the terms of the letter agreement, if Dr. Kreiss relocates to Southern California, we will work with Dr. Kreiss and any new university with which she affiliates to try to obtain fellowships or grants to replace those that Dr. Kreiss is unable to transfer, if any. In addition, if replacement fellowships or grants cannot be obtained from other sources, Amgen, as part of its general scientific research mission or through its charitable contribution programs, will work with Dr. Kreiss and the new university with which she affiliates to fund any deficits or grants which are attributable to fellowships or grants that she is not able to transfer, up to an amount not to exceed $1,250,000 per year for a period of five years from the date that Dr. Kreiss assumes a new position in Southern California. We have not funded any amounts pursuant to this agreement. This transaction did not require the review or approval of the Audit Committee pursuant to the Related Party Transactions Policy.

ANNUAL REPORT AND FORM 10-K

The Annual Report to Stockholders, containing the Company’s Annual Report on Form 10-K for Fiscal 2008, which contains the consolidated financial statements of the Company for Fiscal 2008, accompanies this proxy statement but is not a part of the Company’s soliciting materials.

Stockholders may obtain, without charge, a copy of the Company’s Annual Report on Form 10-K for Fiscal 2008, filed with the SEC, including the financial statements and schedules thereto, without the accompanying exhibits, by writing to: Investor Relations, Amgen Inc., One Amgen Center Drive, Thousand Oaks, CA 91320-1799, Mail Stop 28-1-C, or contact Investor Relations by telephone at (805) 447-1060 or email at investor.relations@amgen.com. The Company’s Form 10-K is also available online at the Company’s website, www.amgen.com(1). A list of exhibits is included in the Form 10-K and exhibits are available from the Company upon the payment to the Company of the cost of furnishing them.

(1)	This website is not intended to function as a hyperlink and the information contained on the Company’s website is not intended to be part of this proxy statement.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (Exchange Act) requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities (collectively, Reporting Persons), to file reports of ownership and changes in ownership with the Securities and Exchange Commission (SEC) and with NASDAQ. Copies of the Section 16 reports are also required to be supplied to the Company and such reports are available on our website at www.amgen.com(1).

Based solely on our review of the reports filed by Reporting Persons, and written representations from certain Reporting Persons that no other reports were required for those persons, we believe that, during the year ended December 31, 2008, the Reporting Persons met all applicable Section 16(a) filing requirements, except (i) the Initial Statement of Beneficial Ownership of Securities filed by Mr. Michael A. Kelly, Vice President, Finance and Chief Accounting Officer, was amended to correct his initial holdings of Amgen Common Stock through his participation in the Company’s 401(k) Plan and the amendment was deemed a late filing; and (2) the Initial Statement of Beneficial Ownership of Securities filed by Ms. Anna S. Richo, Senior Vice President and Chief Compliance Officer, was amended to correct her initial holdings of Amgen Common Stock and the amendment was deemed a late filing.

Stockholder Proposals

Proposals Pursuant to Rule 14a-8. Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of stockholders. To be eligible for inclusion in our 2010 proxy statement, your proposal must be received by us no later than November 26, 2009, and must otherwise comply with Rule 14a-8. While the Board will consider stockholder proposals, we reserve the right to omit from our proxy statement stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

Business Proposals and Nominations Pursuant to our Bylaws. Under our Amended and Restated Bylaws, as amended (Bylaws), in order to nominate a director or bring any other business before the stockholders at the 2010 annual meeting of stockholders that will not be included in our proxy statement pursuant to Rule 14a-8, you must comply with the procedures described below. In addition, assuming the date of the 2010 annual meeting of stockholders is not more than 30 days before and not more than 70 days after the anniversary date of the 2009 Annual Meeting, you must notify us in writing and such notice must be delivered to our Secretary no earlier than January 6, 2010, and no later than February 5, 2010. Moreover, as further described below, certain information required to be included in such notice must be updated as of the record date of the meeting at which the nomination or other proposal is to be presented within 10 days after that record date. In addition, our Bylaws provide that if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders to present a nomination or other business proposal, the nomination will be disregarded and the proposed business will not be transacted, notwithstanding that proxies in respect of the vote on the nomination or other business proposal may have been received by the Company.

Our Bylaws provide that a stockholder’s advance notice of a nomination must contain the following: (1) the information relating to the nominee that is required by paragraphs (a), (e) and (f) of Item 402 of Regulation S-K adopted by the Securities and Exchange Commission (or the corresponding provisions of any rule or regulation subsequently adopted by the Securities and Exchange Commission applicable to the Company); (2) such nominee’s written consent to being named in the proxy statement as a nominee and serving as a director if elected; (3) whether such nominee, the stockholder or the beneficial owner, if any, on whose behalf the nomination is being made has received any financial assistance, funding or other consideration from any other person (Stockholder Associated Person) in respect of the nomination and the details thereof, and (4) whether any

(1)	This website is not intended to function as a hyperlink and the information contained on the Company’s website is not intended to be part of this proxy statement.

nominee is eligible for consideration as an independent director under the relevant standards contemplated by Item 407(a) of Regulation S-K (or any corresponding provisions subsequently adopted by the Securities and Exchange Commission and applicable to the Company. Any candidates recommended by stockholders for nomination by the Board will be evaluated in the same manner that nominees suggested by Board members, management or other parties are evaluated.

Our Bylaws provide that a stockholder’s advance notice of a proposed business item (other than a nomination) must include: (1) a brief description of the business desired to be brought before the meeting; (2) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend our Bylaws, the language of the proposed amendments); (3) the reasons why the stockholder favors the proposal, whether the stockholder or the beneficial owner, if any, on whose behalf the proposal is being made has received any financial assistance, funding or other consideration from any other person (also a Stockholder Associated Person) in respect of the proposal; and (4) any material interest of the stockholder, such beneficial owner or any Stockholder Associated Person making the proposal in such business.

In addition, our Bylaws provide that a stockholder giving advance notice of a nomination or a proposed business item must include the following information in the notice: (1) the name and address of the stockholder, as they appear on the corporation’s books, and of such beneficial owner, if any; (2) a representation setting forth the class or series and number of shares of our capital stock which are owned beneficially and of record by the stockholder, and any such beneficial owner, nominee or Stockholder Associated Person; (3) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and any such beneficial owner, nominee and Stockholder Associated Person, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing; (4) a representation whether and the extent to which any hedging, derivative or other transaction or agreement is in place or has been entered into with respect to the corporation or its securities (whether or not such transaction shall be subject to settlement in underlying shares of capital stock of the corporation), bank debt or credit ratings, within the past six months by, or for the benefit of, such stockholder and any such beneficial owner, nominee or Stockholder Associated Person, the effect or intent of which is to give rise to gain or loss as a result of changes in the trading price of the corporation’s securities or bank debt or changes in the credit ratings for the Company, its securities or bank debt (or, more generally, changes in the perceived creditworthiness of the Company) or to increase or decrease the voting power of such stockholder and any such beneficial owner, nominee or Stockholder Associated Person, and if so, a summary of the material terms thereof; (5) a representation that the stockholder is a holder of record of our stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination or other business item; (6) a representation whether the stockholder or beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to stockholders of at least the percentage of our outstanding capital stock required to approve or adopt the proposal or elect the nominee, and/or (b) otherwise to solicit proxies from stockholders in support of such nomination or proposed business item; and (7) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Securities and Exchange Act of 1934 and the rules and regulations promulgated thereunder. Moreover, the information described in subsections (2), (3) and (4) of this paragraph that is required to be included in the notice must be updated by the stockholder and beneficial owner, if any, presenting the nomination or other business proposal not later than 10 days after the record date of the meeting at which the nomination or other business proposal is to be presented to disclose such information as of the record date.

You may write to our Secretary at our principal executive office, One Amgen Center Drive, Thousand Oaks, California 91320-1799, Mail Stop 38-5-A, to deliver the notices discussed above and for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates pursuant to our Bylaws.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” is also permissible under the Delaware General Corporation Law and potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of banks and brokers with account holders who are our stockholders will be householding our proxy materials. A single Notice or proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker or bank. Direct your written request to Investor Relations, Amgen Inc., One Amgen Center Drive, Thousand Oaks, CA 91320-1799, Mail Stop 28-1-C, or contact Investor Relations by telephone at (805) 447-1060. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker or bank.

Incorporation by Reference

To the extent that this proxy statement is incorporated by reference into any other filing by us under the Securities Act of 1933 or the Exchange Act, the sections of this proxy statement entitled “Audit Committee Report” or “Compensation Committee Report” to the extent permitted by the rules of the SEC will not be deemed incorporated, unless specifically provided otherwise in such filing.

Disclaimer

This proxy statement contains statements regarding future individual and Company performance targets and goals. These targets and goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

Other Matters

The Board knows of no matters other than those listed in the attached Notice of Annual Meeting of Stockholders, or Annual Meeting, that are likely to be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, the persons named on the enclosed proxy card will vote the proxy in accordance with their best judgment on such matter.

By Order of the Board of Directors

David J. Scott

Secretary

March 26, 2009

Appendix A

AMGEN INC.

2009 EQUITY INCENTIVE PLAN

ARTICLE 1.

PURPOSE

The purpose of the Amgen Inc. 2009 Incentive Award Plan (the “Plan”) is to promote the success and enhance the value of Amgen Inc. by linking the individual interests of the members of the Board, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1 “Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article 12. With reference to the duties of the Committee under the Plan which have been delegated to one or more persons pursuant to Section 12.6, or as to which the Board has assumed, the term “Administrator” shall refer to such person(s) unless the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.

2.2 “Affiliate” shall mean (a) any Parent or Subsidiary, and (b) any domestic eligible entity that is disregarded, under Treasury Regulation Section 301.7701-3, as an entity separate from either (i) the Company or (ii) any Parent or Subsidiary.

2.3 “Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.

2.4 “Award” shall mean an Option, a Restricted Stock award, a Restricted Stock Unit award, a Performance Award, a Dividend Equivalents award, a Deferred Stock award, a Stock Payment award or a Stock Appreciation Right, which may be awarded or granted under the Plan (collectively, “Awards”).

2.5 “Award Agreement” shall mean any written notice, agreement, terms and conditions, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine consistent with the Plan and any applicable Program.

2.6 “Award Limit” shall mean with respect to Awards that shall be payable in Shares or in cash, as the case may be, the respective limit set forth in Section 3.3.

2.7 “Board” shall mean the Board of Directors of the Company.

2.8 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder.

2.9 “Committee” shall mean the Compensation and Management Development Committee of the Board, or another committee or subcommittee of the Board, appointed as provided in Section 12.1.

2.10 “Common Stock” shall mean the common stock of the Company, par value $0.0001 per share.

2.11 “Company” shall mean Amgen Inc., a Delaware corporation.

2.12 “Company Stock Administrator” shall mean the stock administrator of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable, whether or not employed by the Company.

2.13 “Consultant” shall mean any consultant or adviser engaged to provide services to the Company or any Affiliate that qualifies as a consultant under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement.

2.14 “Covered Employee” shall mean any Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

2.15 “Deferred Stock” shall mean a right to receive Shares awarded under Section 9.4.

2.16 “Director” shall mean a member of the Board, as constituted from time to time.

2.17 “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 9.2.

2.18 “Effective Date” shall mean the date the Plan is approved by the Board.

2.19 “Eligible Individual” shall mean any person who is an Employee, a Consultant or a Non-Employee Director, as determined by the Committee.

2.20 “Employee” shall mean any officer or other employee (as determined in accordance with Section 3401(c) of the Code and the Treasury Regulations thereunder) of the Company or of any Affiliate.

2.21 “Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of shares of Common Stock (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per share value of the Common Stock underlying outstanding Awards.

2.22 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.23 “Fair Market Value” shall mean, as of any given date, the value of a Share determined as follows:

(a) If the Common Stock is listed on any Securities Exchange, its Fair Market Value shall be the closing sales price for a share of Common Stock as quoted on such exchange or system for such date or, if there is no closing sales price for a share of Common Stock on the date in question, the closing sales price for a share of Common Stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b) If the Common Stock is not listed on any Securities Exchange, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a share of Common Stock on such date, the high bid and low asked prices for a share of Common Stock on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c) If the Common Stock is neither listed on any Securities Exchange nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith.

2.24 “Full Value Award” shall mean any Award other than (i) an Option, (ii) a Stock Appreciation Right or (iii) any other Award for which the Holder pays the intrinsic value existing as of the date of grant (whether directly or by forgoing a right to receive a payment from the Company or any Affiliate).

2.25 “Greater Than 10% Stockholder” shall mean an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) or parent corporation thereof (as defined in Section 424(e) of the Code).

2.26 “Holder” shall mean a person who has been granted an Award.

2.27 “Incentive Stock Option” shall mean an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.

2.28 “Non-Employee Director” shall mean a Director of the Company who is not an Employee.

2.29 “Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option.

2.30 “Option” shall mean a right to purchase Shares at a specified exercise price, granted under Article 6. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall only be Non-Qualified Stock Options.

2.31 “Parent” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities ending with the Company if each of the entities other than the Company beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.32 “Performance Award” shall mean a cash bonus award, stock bonus award, performance award or incentive award that is paid in cash, Shares or a combination of both, awarded under Section 9.1.

2.33 “Performance-Based Compensation” shall mean any compensation that is intended to qualify as “performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

2.34 “Performance Criteria” shall mean the criteria (and adjustments) that the Committee selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period, determined as follows:

(a) The Performance Criteria that shall be used to establish Performance Goals are limited to the following: (i) net earnings (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation and (D) amortization); (ii) gross or net sales or revenue; (iii) net income (either before or after taxes); (iv) adjusted net income; (v) operating earnings or profit; (vi) cash flow (including, but not limited to, operating cash flow and free cash flow); (vii) return on assets; (viii) return on capital; (ix) return on stockholders’ equity; (x) total stockholder return; (xi) return on sales; (xii) gross or net profit or operating margin; (xiii) costs; (xiv) funds from operations; (xv) expenses; (xvi) working capital; (xvii) earnings per share; (xviii) adjusted earnings per share; (xix) price per Share; (xx) regulatory body approval for commercialization of a product; (xxi) implementation or completion of critical projects; (xxii) segment share; (xxiii) economic value; (xiv) product development; (xxv) research; (xxvi) in-licensing; (xxvii) out-licensing; (xxviii) litigation; (xxix) human resources; (xxx) information services; (xxxi) manufacturing; (xxxii) manufacturing capacity; (xxxiii) production; (xxxiv) inventory; (xxxv) site development; (xxxvi) plant, building or facility development; (xxxvii) government relations; (xxxviii) product market share; (xxxix) development; (xl) compliance; (xli) mergers; or (xlii) acquisitions or sales of assets or subsidiaries, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.

(b) The Administrator may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards;

(ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; or (xix) items relating to any other unusual or nonrecurring events or changes in applicable laws or business conditions. For all Awards intended to qualify as Performance-Based Compensation, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

2.35 “Performance Goals” shall mean, for a Performance Period, one or more goals established in writing by the Administrator for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance, either independently or as compared to a comparator group of companies, performance of internal Company units, either independently or as compared to a comparator group of companies’ internal units, or otherwise as determined by the Administrator. The achievement of each Performance Goal shall be determined in accordance with Applicable Accounting Standards, as appropriate.

2.36 “Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Holder’s right to, and the payment of, a Performance Award.

2.37 “Permitted Transferee” shall mean, with respect to a Holder, any “family member” of the Holder, as defined under the instructions to use of the Form S-8 Registration Statement under the Securities Act.

2.38 “Plan” shall mean this Amgen Inc. 2009 Equity Incentive Plan, as it may be amended or restated from time to time.

2.39 “Prior Plans” shall mean, collectively, the Amgen Inc. Amended and Restated 1991 Equity Incentive Plan, the Amgen Inc. Amended and Restated 1999 Equity Incentive Plan, the Amgen Inc. Amended and Restated 1999 Incentive Stock Plan, the Amgen Limited Sharesave Plan, the Amgen Limited 2000 U.K. Company Employee Share Option Plan, and the Amgen Technology Ireland Irish Tax Approved Share Plan.

2.40 “Program” shall mean any program adopted by the Committee pursuant to the Plan containing terms and conditions intended to govern a specified type of Award granted under the Plan and pursuant to which such type of Award may be granted under the Plan.

2.41 “QDRO” shall mean a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

2.42 “Restricted Stock” shall mean Shares awarded under Article 8 that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

2.43 “Restricted Stock Units” shall mean the right to receive Shares awarded under Section 9.5.

2.44 “Securities Act” shall mean the Securities Act of 1933, as amended.

2.45 “Securities Exchange” shall mean the NASDAQ Global Select Market or any other securities exchange or any other national market system or automated quotation system on which the Shares are listed, quoted, or traded.

2.46 “Shares” shall mean shares of Common Stock.

2.47 “Stock Appreciation Right” shall mean a stock appreciation right granted under Article 10.

2.48 “Stock Payment” shall mean (a) a payment in the form of Shares, or (b) an option or other right to purchase Shares, as part of a bonus, deferred compensation or other arrangement, awarded under Section 9.3.

2.49 “Subsidiary” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.50 “Substitute Award” shall mean an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

2.51 “Stockholder Approval Date” shall mean the date the Plan is approved by the Company’s stockholders.

2.52 “Termination of Service” shall mean,

(a) As to a Consultant, the time when the engagement of a Holder as a Consultant to the Company or an Affiliate is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment or service with the Company or any Affiliate.

(b) As to a Non-Employee Director, the time when a Holder who is a Non-Employee Director ceases to be a Director for any reason, with or without cause, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Affiliate.

(c) As to an Employee, the time when the employee-employer relationship between a Holder and the Company or any Affiliate is terminated for any reason, with or without cause, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Affiliate.

The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to Terminations of Service, including, without limitation, the question of whether a Termination of Service resulted from a discharge for cause and all questions of whether particular leaves of absence constitute a Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of the Program, Award Agreement or otherwise, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section. For purposes of the Plan, a Holder’s employee-employer relationship or consultancy relations shall be deemed to be terminated in the event that the Affiliate employing or contracting with such Holder ceases to remain an Affiliate following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

ARTICLE 3.

SHARES SUBJECT TO THE PLAN

3.1 Number of Shares.

(a) Subject to adjustment as provided in Section 3.1(b) and Section 13.2, a total of One Hundred Million (100,000,000) Shares shall be authorized for grant under the Plan, less one (1) Share for every one (1) Share that was subject to an option or stock appreciation right granted after December 31, 2008 under any of the Prior Plans and 1.9 Shares for every one (1) Share that was subject to an award other than an option or stock appreciation right granted after December 31, 2008 under the Prior Plans; provided, that, subject to adjustment as provided in Section 13.2, the number of Shares authorized for grant as Incentive Stock Options shall be no more than the total number of Shares authorized for grant under the Plan, above. Any Shares that are subject to Awards of Options or Stock Appreciation Rights shall be counted against this limit as one (1) Share for every one (1) Share granted. Any Shares that are subject to Awards other than Options or Stock Appreciation Rights shall be counted against this limit as 1.9 Shares for every one (1) Share granted. After the Stockholder Approval Date, no awards may be granted under any Prior Plan, however, any awards under any Prior Plan that are outstanding as of the Stockholder Approval Date shall continue to be subject to the terms and conditions of such Prior Plan.

(b) If (i) any Shares subject to an Award are forfeited or expire or an Award is settled for cash (in whole or in part), or (ii) any Shares subject to an award granted under any Prior Plan after December 31, 2008 are forfeited or expire or an award under any Prior Plan is settled for cash (in whole or in part), the Shares subject to such Award or award under the Prior Plan shall, to the extent of such forfeiture, expiration or cash settlement, again be available for Awards under the Plan, in accordance with Section 3.1(d) below. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under Section 3.1(a): (i) Shares tendered by a Holder or withheld by the Company in payment of the exercise price of an Option; (ii) Shares tendered by the Holder or withheld by the Company to satisfy any tax withholding obligation with respect to an Award; (iii) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof; and (iv) Shares purchased on the open market with the cash proceeds from the exercise of Options.

(c) Substitute Awards shall not reduce the Shares authorized for grant under the Plan. Additionally, in the event that a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided, that Awards using such available shares shall not be made after the date awards could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Affiliates immediately prior to such acquisition or combination.

(d) Any Shares that again become available for grant pursuant to this Section 3.1 shall be added back as (i) one (1) Share if such Shares were subject to an Option or a Stock Appreciation Right granted under the Plan or an option or stock appreciation rights granted under any Prior Plan, and (ii) as 1.9 Shares if such Shares were subject to Awards other than Options or Stock Appreciation Rights granted under the Plan or awards other than options or stock appreciation rights granted under any of the Prior Plans.

3.2 Stock Distributed. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock, treasury Common Stock or Common Stock purchased on the open market.

3.3 Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Section 13.2, the maximum aggregate number of Shares with respect to one or more Awards that may be granted to any one person during any calendar year shall be Four Million (4,000,000) and the maximum aggregate amount of cash that may be paid to any one person during any calendar year with respect to one or more Performance Awards payable in cash shall be Fifteen Million Dollars ($15,000,000). To the extent required by Section 162(m) of the Code, Shares subject to Awards which are canceled shall continue to be counted against the Award Limit.

ARTICLE 4.

GRANTING OF AWARDS

4.1 Participation. The Administrator may, from time to time, select from among all Eligible Individuals, those to whom an Award shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. No Eligible Individual shall have any right to be granted an Award pursuant to the Plan.

4.2 Award Agreement. Each Award shall be evidenced by an Award Agreement. Award Agreements evidencing Awards intended to qualify as Performance-Based Compensation shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

4.3 Programs. The Board or the Committee may from time to time establish Programs pursuant to the Plan. An Award Agreement evidencing an Award granted pursuant to any Program shall comply with the terms and conditions of such Program. Any Program containing terms and conditions governing Awards intended to qualify as Performance-Based Compensation shall contain such terms and conditions as may be necessary to allow such Awards to meet the applicable provisions of Section 162(m) of the Code. Any Program containing terms and conditions governing Incentive Stock Options shall contain such terms and conditions as may be necessary to allow such Incentive Stock Options to meet the applicable provisions of Section 422 of the Code.

4.4 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, and any applicable Program, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan, any applicable Program and Awards granted or awarded thereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

4.5 At-Will Employment. Nothing in the Plan, any Program or any Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of, or as a Director or Consultant for, the Company or any Affiliate, or shall interfere with or restrict in any way the rights of the Company and any Affiliate, which rights are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, and with or without notice, or to terminate or change all other terms and conditions of employment or engagement, except to the extent expressly provided otherwise in a written agreement between the Holder and the Company or any Affiliate.

4.6 Foreign Holders. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Affiliates operate or have Employees, Non-Employee Directors or Consultants, or in order to comply with the requirements of any foreign securities exchange, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Affiliates shall be covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws or listing requirements of any such foreign securities exchange; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Sections 3.1 and 3.3; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any such foreign securities exchange. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Code, the Exchange Act, the Securities Act, any other securities law or governing statute, or the rules of any Securities Exchange or any other applicable law.

4.7 Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the sole discretion of the Administrator, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

ARTICLE 5.

PROVISIONS APPLICABLE TO AWARDS INTENDED TO QUALIFY AS

PERFORMANCE-BASED COMPENSATION.

5.1 Purpose. The Committee, in its sole discretion, may determine at the time an Award is granted whether such Award is intended to qualify as Performance-Based Compensation. If the Committee, in its sole discretion, decides to grant such an Award to an Eligible Individual that is intended to qualify as Performance-Based Compensation, then the provisions of this Article 5 shall control over any contrary provision contained in the Plan. The Administrator may in its sole discretion grant Awards to other Eligible Individuals that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 5 and that are not intended to qualify as Performance-Based Compensation. Unless otherwise specified by the Administrator at the time of grant, the Performance Criteria with respect to an Award intended to be Performance-Based Compensation payable to a Covered Employee shall be determined on the basis of Applicable Accounting Standards. The Committee, in its sole discretion, may determine at the time an Award is granted or at any time thereafter whether such Award is not intended to qualify as Performance-Based Compensation.

5.2 Applicability. The grant of an Award to an Eligible Individual for a particular Performance Period shall not require the grant of an Award to such Individual in any subsequent Performance Period and the grant of an Award to any one Eligible Individual shall not require the grant of an Award to any other Eligible Individual in such period or in any other period.

5.3 Types of Awards. Notwithstanding anything in the Plan to the contrary, the Committee may grant any Award to a Covered Employee intended to qualify as Performance-Based Compensation, including, without limitation, Restricted Stock the restrictions with respect to which lapse upon the attainment of specified Performance Goals, and any Performance Awards described in Article 9 that vest or become exercisable or payable upon the attainment of one or more specified Performance Goals.

5.4 Procedures with Respect to Performance-Based Awards. To the extent necessary to comply with the requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Articles 7 or 8 to one or more Covered Employees and which is intended to qualify as Performance-Based Compensation, no later than 90 days following the commencement of any Performance Period or any designated fiscal period or period of service (or such earlier time as may be required under Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Eligible Individuals, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period based on the Performance Criteria, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether and the extent to which the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned under such Awards, to the extent provided under any applicable Program or Award Agreement, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant, including the assessment of individual or corporate performance for the Performance Period.

5.5 Payment of Performance-Based Awards. Unless otherwise provided in the applicable Program or Award Agreement, as to an Award that is intended to qualify as Performance-Based Compensation, the Holder must be employed by the Company or an Affiliate throughout the Performance Period. Unless otherwise provided in the applicable Performance Goals, Program or Award Agreement, a Holder shall be eligible to receive payment pursuant to such Awards for a Performance Period only if and to the extent the Performance Goals for such period are achieved.

5.6 Additional Limitations. Notwithstanding any other provision of the Plan and except as otherwise determined by the Administrator, any Award which is granted to a Covered Employee and is intended to qualify as Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code or any regulations or rulings issued thereunder that are requirements for qualification as Performance-Based Compensation, and the Plan, any applicable Program and the Award Agreement shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE 6.

GRANTING OF OPTIONS

6.1 Granting of Options to Eligible Individuals. The Administrator is authorized to grant Options to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine which shall not be inconsistent with the Plan.

6.2 Qualification of Incentive Stock Options. No Incentive Stock Option shall be granted to any person who is not an Employee of the Company or any subsidiary corporation of the Company (as defined in Section 424(f) of the Code). No person who qualifies as a Greater Than 10% Stockholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code. Any Incentive Stock Option granted under the Plan may be modified by the Administrator, with the consent of the Holder, to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code. To the extent that the aggregate fair market value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Holder during any calendar year under the Plan, and all other plans of the Company and any subsidiary or parent corporation thereof (each as defined in Section 424(f) and (e) of the Code, respectively), exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted and the Fair Market Value of stock shall be determined as of the time the respective options were granted. In no event may any Incentive Stock Option be granted under the Plan after the tenth (10th) anniversary of the date the Plan is approved by the Board.

6.3 Option Exercise Price. The exercise price per Share subject to each Option shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than 110% of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).

6.4 Option Term. The term of each Option shall be set by the Administrator in its sole discretion; provided, however, that the term shall not be more than ten (10) years from the date the Option is granted, or five (5) years from the date an Incentive Stock Option is granted to a Greater Than 10% Stockholder. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Holder has the right to exercise the vested Options, which time period may not extend beyond the term of the Option. Except as limited by the requirements of Section 409A or Section 422 of the Code and regulations and rulings thereunder, the Administrator may extend the term of any outstanding Option, and may extend the time period during which vested Options may be exercised, in connection with any Termination of Service of the Holder, and may amend any other term or condition of such Option relating to such a Termination of Service.

6.5 Option Vesting.

(a) The period during which the right to exercise, in whole or in part, an Option vests in the Holder shall be set by the Administrator and the Administrator may determine that an Option may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Company or any Affiliate, any of the Performance Criteria, or any other criteria selected by the Administrator. At any time after grant of an Option, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option vests.

(b) No portion of an Option which is unexercisable at a Holder’s Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the Program, the Award Agreement or by action of the Administrator following the grant of the Option.

6.6 Substitute Awards. Notwithstanding the foregoing provisions of this Article 6 to the contrary, in the case of an Option that is a Substitute Award, the price per share of the shares subject to such Option may be less than the Fair Market Value per share on the date of grant; provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

6.7 Substitution of Stock Appreciation Rights. The Administrator may provide in the applicable Program or the Award Agreement evidencing the grant of an Option that the Administrator, in its sole discretion, shall have the right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option; provided, that such Stock Appreciation Right shall be exercisable with respect to the same number of Shares for which such substituted Option would have been exercisable.

ARTICLE 7.

EXERCISE OF OPTIONS

7.1 Partial Exercise. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional shares and the Administrator may require that, by the terms of the Option, a partial exercise must be with respect to a minimum number of shares.

7.2 Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Company Stock Administrator:

(a) A written or electronic notice complying with the applicable rules established by the Company Stock Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Option or such portion of the Option;

(b) Such representations and documents as the Company Stock Administrator, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal, state or foreign securities laws or regulations, the rules of any Securities Exchange or any other applicable law. The Company Stock Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

(c) In the event that the Option shall be exercised pursuant to Section 11.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option, as determined in the sole discretion of the Company Stock Administrator; and

(d) Full payment of the exercise price and applicable withholding taxes to the Company for the shares with respect to which the Option, or portion thereof, is exercised, in a manner permitted by Section 11.1 and 11.2.

7.3 Notification Regarding Disposition. The Holder shall give the Company Stock Administrator prompt written or electronic notice of any disposition of Shares acquired by exercise of an Incentive Stock Option which occurs within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Holder, or (b) one year after the transfer of such shares to such Holder.

ARTICLE 8.

AWARD OF RESTRICTED STOCK

8.1 Award of Restricted Stock.

(a) The Administrator is authorized to grant Restricted Stock to Eligible Individuals, and shall determine the terms and conditions, including the restrictions applicable to each award of Restricted Stock, which terms and conditions shall not be inconsistent with the Plan, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

(b) The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value of the Shares to be purchased, unless otherwise permitted by applicable state law. In all cases, legal consideration shall be required for each issuance of Restricted Stock.

8.2 Rights as Stockholders. Subject to Section 8.4, upon issuance of Restricted Stock, the Holder shall have, unless otherwise provided by the Administrator, all the rights of a stockholder with respect to said shares, subject to the restrictions in the applicable Program or in his or her Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the shares; provided, however, that, in the sole discretion of the Administrator, any extraordinary distributions with respect to the Shares of Restricted Stock shall be subject to the restrictions set forth in Section 8.3.

8.3 Restrictions. All shares of Restricted Stock (including any shares received by Holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of the applicable Program or in each individual Award Agreement, be subject to such restrictions and vesting requirements as the Administrator shall provide. Such restrictions may include, without limitation, restrictions concerning voting rights and transferability and such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Administrator, including, without limitation, criteria based on the Holder’s duration of employment, directorship or consultancy with the Company, the Performance Criteria, Company performance, individual performance or other criteria selected by the Administrator. By action taken after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, accelerate the vesting of such Restricted Stock by removing any or all of the restrictions imposed by the terms of the Program or Award Agreement. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.

8.4 Repurchase or Forfeiture of Restricted Stock. If no price was paid by the Holder in cash or property for the Restricted Stock, upon a Termination of Service the Holder’s rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration. If a price was paid by the Holder in cash or property for the Restricted Stock, upon a Termination of Service the Company shall have the right to repurchase from the Holder the unvested Restricted Stock then subject to restrictions at a cash price per share equal to the price paid by the Holder in cash or property for such Restricted Stock or such other amount as may be specified in the Program or the Award Agreement. The Administrator in its sole discretion may provide that in the event of certain events, including the Holder’s death, retirement or disability or any other specified Termination of Service or any other event, the Holder’s rights in unvested Restricted Stock shall not lapse, such Restricted Stock shall vest and, if applicable, the Company shall not have a right of repurchase.

8.5 Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Company Stock Administrator shall determine. Certificates, book entries or electronic registration evidencing shares of Restricted Stock must include an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, in it sole discretion, retain physical possession of any stock certificate until such time as all applicable restrictions lapse.

8.6 Section 83(b) Election. If a Holder makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.

ARTICLE 9.

AWARD OF PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS, DEFERRED

STOCK, STOCK PAYMENTS, RESTRICTED STOCK UNITS

9.1 Performance Awards.

(a) The Administrator is authorized to grant Performance Awards to any Eligible Individual and to determine whether such Performance Awards shall be Performance-Based Compensation. The value of Performance Awards may be linked to any one or more of the Performance Criteria or other specific criteria determined by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Performance Awards may be paid in cash, Shares, or both, as determined by the Administrator.

(b) Without limiting Section 9.1(a), the Administrator may grant Performance Awards to any Eligible Individual in the form of a cash bonus payable upon the attainment of objective Performance Goals, or such other criteria, whether or not objective, which are established by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Any such bonuses paid to a Holder which are intended to be Performance-Based Compensation shall be based upon objectively determinable bonus formulas established in accordance with the provisions of Article 5.

9.2 Dividend Equivalents.

(a) Dividend Equivalents may be granted by the Administrator based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date an Award is granted to a Holder and the date such Award vests, is exercised, is distributed or expires, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Administrator.

(b) Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights.

9.3 Stock Payments. The Administrator is authorized to make Stock Payments to any Eligible Individual. The number or value of shares of any Stock Payment shall be determined by the Administrator and may be based upon one or more Performance Criteria or any other specific criteria, including service to the Company or any Affiliate, determined by the Administrator. Shares underlying a Stock Payment which is subject to a vesting schedule or other conditions or criteria set by the Administrator will not be issued until those conditions have been satisfied. Unless otherwise provided by the Administrator, a Holder of a Stock Payment shall have no rights as a Company stockholder with respect to such Stock Payment until such time as the Stock Payment has vested and the Shares underlying the Award have been issued to the Holder. Stock Payments may, but are not required to be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to such Eligible Individual.

9.4 Deferred Stock. The Administrator is authorized to grant Deferred Stock, which shall consist of the right to receive Shares at some future date, to any Eligible Individual. The number of shares of Deferred Stock shall be determined by the Administrator and may be based on one or more Performance Criteria or other specific criteria, including service to the Company or any Affiliate, as the Administrator determines, in each case on a specified date or dates or over any period or periods determined by the Administrator. Shares underlying a Deferred Stock award which is subject to a vesting schedule or other conditions or criteria set by the Administrator will not be issued until those conditions have been satisfied. Unless otherwise provided by the Administrator, a Holder of Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Award has vested and the Shares underlying the Award have been issued to the Holder.

9.5 Restricted Stock Units. The Administrator is authorized to grant Restricted Stock Units to any Eligible Individual. The number and terms and conditions of Restricted Stock Units shall be determined by the

Administrator. The Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including conditions based on one or more Performance Criteria or other specific criteria, including service to the Company or any Affiliate, in each case on a specified date or dates or over any period or periods, as the Administrator determines. The Company Stock Administrator shall specify, or permit the Holder to elect, the conditions and dates upon which the Shares underlying the Restricted Stock Units which shall be issued. Restricted Stock Units may be paid in cash, Shares, or both, as determined by the Administrator. On the distribution dates, the Company shall issue to the Holder one unrestricted, fully transferable Share (or the Fair Market Value of one such Share in cash) for each vested and nonforfeitable Restricted Stock Unit.

9.6 Term. The term of a Performance Award, Dividend Equivalent award, Deferred Stock award, Stock Payment award and/or Restricted Stock Unit award shall be set by the Administrator in its sole discretion.

9.7 Exercise or Purchase Price. Subject to the Administrator’s discretion, as provided for in this Section 9.7, the Administrator may establish the exercise or purchase price of a Performance Award, shares of Deferred Stock, shares distributed as a Stock Payment award or shares distributed pursuant to a Restricted Stock Unit award; provided, however, that value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by applicable law.

9.8 Exercise upon Termination of Service. A Performance Award, Dividend Equivalent award, Deferred Stock award, Stock Payment award and/or Restricted Stock Unit award is exercisable or distributable only while the Holder is an Employee, Director or Consultant, as applicable. The Administrator, however, in its sole discretion may provide that the Performance Award, Dividend Equivalent award, Deferred Stock award, Stock Payment award and/or Restricted Stock Unit award may be exercised or distributed subsequent to a Termination of Service in certain events, including the Holder’s death, retirement or disability or any other specified Termination of Service.

ARTICLE 10.

AWARD OF STOCK APPRECIATION RIGHTS

10.1 Grant of Stock Appreciation Rights.

(a) The Administrator is authorized to grant Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine consistent with the Plan.

(b) A Stock Appreciation Right shall entitle the Holder (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the Stock Appreciation Right from the Fair Market Value on the date of exercise of the Stock Appreciation Right by the number of Shares with respect to which the Stock Appreciation Right shall have been exercised, subject to any limitations the Administrator may impose. Except as described in (c) below, the exercise price per Share subject to each Stock Appreciation Right shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value on the date the Stock Appreciation Right is granted.

(c) Notwithstanding the foregoing provisions of Section 10.1(b) to the contrary, in the case of an Stock Appreciation Right that is a Substitute Award, the price per share of the shares subject to such Stock Appreciation Right may be less than 100% of the Fair Market Value per share on the date of grant; provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

10.2 Stock Appreciation Right Term. The term of each Stock Appreciation Right shall be set by the Administrator in its sole discretion; provided, however, that the term shall not be more than ten (10) years from the date the Stock Appreciation Right is granted.

10.3 Stock Appreciation Right Vesting.

(a) The period during which the right to exercise, in whole or in part, a Stock Appreciation Right vests in the Holder shall be set by the Administrator and the Administrator may determine that a Stock Appreciation Right may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Company or any Affiliate, or any other criteria selected by the Administrator. At any time after grant of a Stock Appreciation Right, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which a Stock Appreciation Right vests.

(b) No portion of a Stock Appreciation Right which is unexercisable at Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the applicable Program or Award Agreement or by action of the Administrator following the grant of the Stock Appreciation Right.

10.4 Manner of Exercise. All or a portion of an exercisable Stock Appreciation Right shall be deemed exercised upon delivery of all of the following to the stock administrator of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a) A written or electronic notice complying with the applicable rules established by the Company Stock Administrator stating that the Stock Appreciation Right, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Stock Appreciation Right or such portion of the Stock Appreciation Right;

(b) Such representations and documents as the Company Stock Administrator, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal, state or foreign securities laws or regulations. The Company Stock Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance; and

(c) In the event that the Stock Appreciation Right shall be exercised pursuant to this Section 10.4 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Stock Appreciation Right.

10.5 Payment. Payment of the amounts payable with respect to Stock Appreciation Rights pursuant to this Article 10 shall be in cash, Shares (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised), or a combination of both, as determined by the Administrator.

ARTICLE 11.

ADDITIONAL TERMS OF AWARDS

11.1 Payment. The Administrator shall determine the methods by which payments by any Holder with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash or check, (b) Shares (including, in the case of payment of the exercise price of an Award, shares of Common Stock issuable pursuant to the exercise of the Award) or Shares held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a written or electronic notice that the Holder has placed a market sell order with a broker with respect to Shares then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided, that payment of such proceeds is then made to the Company upon settlement of such sale, or (d) other form of legal consideration acceptable to the Administrator. The Administrator shall also determine the methods by which Shares shall be delivered or deemed to be delivered to Holders. Notwithstanding any other provision of the Plan to the contrary, no Holder who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange

Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

11.2 Tax Withholding. The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Holder to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Holder’s FICA or employment tax obligation) required by law to be withheld with respect to any taxable event concerning a Holder arising as a result of the Plan. The Administrator may, in its sole discretion and in satisfaction of the foregoing requirement, allow a Holder to elect to have the Company withhold Shares otherwise issuable under an Award (or allow the surrender of Shares). The number of Shares which may be so withheld or surrendered shall be limited to the number of shares which have a fair market value on the date of withholding or repurchase equal to the aggregate amount of such liabilities not to exceed the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income. The Company Stock Administrator shall determine the fair market value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.

11.3 Transferability of Awards.

(a) Except as otherwise provided in Section 11.3(b):

(i) No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a QDRO, unless and until such Award has been exercised, or the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed;

(ii) No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Holder or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence; and

(iii) During the lifetime of the Holder, only the Holder may exercise an Award (or any portion thereof) granted to him under the Plan, unless it has been disposed of pursuant to a QDRO; after the death of the Holder, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Program or Award Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Holder’s will or under the then applicable laws of descent and distribution.

(b) Notwithstanding Section 11.3(a), the Administrator, in its sole discretion, may determine to permit a Holder to transfer an Award other than an Incentive Stock Option to any one or more Permitted Transferees, subject to any state, federal, local or foreign tax and securities laws applicable to transferable Awards, and subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Holder (other than the ability to further transfer the Award); and (iii) the Holder and the Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal, state and foreign securities laws and (C) evidence the transfer.

(c) Notwithstanding Section 11.3(a), a Holder may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Holder and to receive any distribution with respect to any Award upon the Holder’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Program or Award Agreement applicable to the Holder, except to the extent the Plan, the Program and the Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Administrator. If the Holder is married and resides in a community property state, a designation of a person other than the Holder’s spouse as his or her beneficiary with respect to more than 50% of the Holder’s interest in the Award shall not be effective without the prior written or electronic consent of the Holder’s spouse. If no beneficiary has been designated or survives the Holder, payment shall be made to the person entitled thereto pursuant to the Holder’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Holder at any time provided the change or revocation is filed with the Administrator prior to the Holder’s death.

11.4 Conditions to Issuance of Shares.

(a) Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Board or the Administrator has determined, with advice of counsel, that the issuance of such shares is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the Shares are listed or traded, and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Board or the Committee may require that a Holder make such reasonable covenants, agreements, and representations as the Board or the Administrator, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.

(b) All Shares certificates delivered pursuant to the Plan and all shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator or the Company Stock Administrator deems necessary or advisable to comply with federal, state, or foreign securities or other laws, rules and regulations and the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted, or traded. The Company Stock Administrator may place legends on any Share certificate or book entry to reference restrictions applicable to the Shares.

(c) The Company Stock Administrator shall have the right to require any Holder to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Company Stock Administrator, or other requirement arising from compliance with any applicable securities laws, as determined by the Company Stock Administrator, in its sole discretion.

(d) No fractional Shares shall be issued and the Company Stock Administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding down.

(e) Notwithstanding any other provision of the Plan, unless otherwise determined by the Company Stock Administrator or required by any applicable law, rule or regulation, the Company shall not deliver to any Holder certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

11.5 Forfeiture Provisions. Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in the terms of Programs or Awards made under the Plan or in any policy with respect to the recovery or recoupment of compensation or benefits in the event of financial restatements or the occurrence of other events that are inconsistent with the payment of compensation, as determined by the Administrator, or to require a Holder to agree by separate written or electronic instrument, that: (a)(i) any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of the Award, or upon the receipt or resale of any Shares underlying the Award, must be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (b)(i) a Termination of Service occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, (ii) the Holder at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Administrator, (iii) the Holder incurs a Termination of Service for “cause” (as such term is defined in the sole discretion of the Administrator, or as set forth in a written agreement relating to such Award between the Company and the Holder) or (iv) the Company’s financial results are materially restated and such proceeds, gains or other economic benefit actually or constructively received by the Holder would have been lower had they been calculated based on such restated results.

11.6 Prohibition on Repricing. Subject to Section 13.2, the Administrator shall not, without the approval of the stockholders of the Company, (i) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per share, except with respect to any Substitute Award, or (ii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying Shares, except with respect to any Substitute Award. Subject to Section 13.2, the Administrator shall have the authority, without the approval of the stockholders of the Company, to amend any outstanding award to increase the price per share or to cancel and replace an Award with the grant of an Award having a price per share that is greater than or equal to the price per share of the original Award.

ARTICLE 12.

ADMINISTRATION

12.1 Administrator. The Compensation Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) shall administer the Plan (except as otherwise permitted herein) and shall consist solely of two or more Non-Employee Directors appointed by and holding office at the pleasure of the Board, each of whom is intended to qualify as both a “non-employee director” as defined by Rule 16b-3 of the Exchange Act or any successor rule, an “outside director” for purposes of Section 162(m) of the Code and an “independent director” under the rules of any Securities Exchange; provided, that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 12.1 or otherwise provided in any charter of the Committee. Except as may otherwise be provided in any charter of the Committee, appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written or electronic notice to the Board. Vacancies in the Committee may only be filled by the Board. Notwithstanding the foregoing, (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors and (b) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 12.6.

12.2 Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions, subject to the Committee’s power to delegate duties under Section 12.6. The Committee shall have the power to interpret the Plan, the Program and any Award Agreement, and to adopt such rules for the administration, interpretation and application of the Plan as are not inconsistent therewith, to interpret, amend or revoke any such rules and to amend any Program or Award Agreement provided, that the rights or obligations of the Holder of the Award that is the subject of any such Program or Award Agreement are not affected adversely by such amendment, unless the consent of the Holder is obtained or such amendment is otherwise permitted under Section 13.10. Any such Award under the Plan need not be the same with respect to each Holder. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or any successor rule, or Section 162(m) of the Code, or any regulations or rules issued thereunder, or the rules of any Securities Exchange are required to be determined in the sole discretion of the Committee.

12.3 Action by the Committee. Unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

12.4 Authority of Administrator. Subject to any specific designation in the Plan or any applicable Program, the Administrator has the exclusive power, authority and sole discretion to:

(a) Designate Eligible Individuals to receive Awards;

(b) Determine the type or types of Awards to be granted to each Eligible Individual;

(c) Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any performance criteria, any reload provision, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;

(e) Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f) Prescribe the form of each Award Agreement, which need not be identical for each Holder;

(g) Decide all other matters that must be determined in connection with an Award;

(h) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i) Interpret the terms of, and any matter arising pursuant to, the Plan, any Program or any Award Agreement; and

(j) Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan.

12.5 Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Program, any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.

12.6 Delegation of Authority. To the extent permitted by applicable law or the rules of any Securities Exchange, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to Article 12; provided, however, that in no event shall an officer of the Company be delegated the authority to grant awards to, or amend awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, (b) Covered Employees, or (c) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under Section 162(m) of the Code and applicable securities laws or the rules of any Securities Exchange. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegate At all times, the delegatee appointed under this Section 12.6 shall serve in such capacity at the pleasure of the Board and the Committee.

ARTICLE 13.

MISCELLANEOUS PROVISIONS

13.1 Amendment, Suspension or Termination of the Plan. Except as otherwise provided in this Section 13.1, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee. However, without approval of the Company’s stockholders given within twelve (12) months before or after the action by the Administrator, no action of the Administrator may, except as provided in Section 13.2, (i) increase the limits imposed in Section 3.1 on the maximum number of shares which may be issued under the Plan, (ii) reduce the price per share of any outstanding Option or Stock Appreciation Right granted under the Plan, or (iii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying Shares, except with respect to any Substitute Award. Except as provided in Section 13.10, no amendment, suspension or termination of the Plan shall, without the consent of the Holder, impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides. No Awards may be granted or awarded during any period of suspension or after termination of the Plan.

13.2 Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a) In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of the Company’s stock or the share price of the Company’s stock other than an Equity Restructuring, the Administrator shall make equitable adjustments, if any, to reflect such change with respect to (i) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 on the maximum number and kind of shares which may be issued under the Plan, adjustments of the Award Limit, and adjustments of the manner in which shares subject to Full Value Awards will be counted); (ii) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iv) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.

(b) In the event of any transaction or event described in Section 13.2(a) or any unusual or nonrecurring transactions or events affecting the Company, any Affiliate of the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations or accounting principles, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i) To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Holder’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 13.2 the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Holder’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion having an aggregate value not exceeding the amount that could have been attained upon the exercise of such Award or realization of the Holder’s rights had such Award been currently exercisable or payable or fully vested;

(ii) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii) To make adjustments in the number and type of shares of the Company’s stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock or Deferred Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;

(iv) To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Program or Award Agreement; and/or

(v) To provide that the Award cannot vest, be exercised or become payable after such event.

(c) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 13.2(a) and 13.2(b):

(i) The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted; and/or

(ii) The Administrator shall make such equitable adjustments, if any, as the Administrator in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 on the maximum number and kind of shares which may be issued under the Plan, and adjustments of the Award Limit, and adjustments of the manner in which shares subject to Full Value Awards will be counted). The adjustments provided under this Section 13.2(c) shall be nondiscretionary and shall be final and binding on the affected Holder and the Company.

(d) The Administrator may, in its sole discretion, include such further provisions and limitations in any Award, Program, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan or any other applicable Program.

(e) With respect to any Award which is granted to a Covered Employee and is intended to qualify as Performance-Based Compensation, no adjustment or action described in this Section 13.2 or in any other provision of the Plan, any applicable Program or the Award Agreement shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify as Performance-Based Compensation, unless the Administrator determines that the Award should not so qualify. No adjustment or action described in this Section 13.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Award is not to comply with such exemptive conditions.

(f) The existence of the Plan, any Program, any Award Agreement and any Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(g) No action shall be taken under this Section 13.2 which shall cause an Award to fail to comply with Section 409A of the Code or the Treasury Regulations thereunder, to the extent applicable to such Award.

(h) In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Common Stock or the share price of the Common Stock including any Equity Restructuring, for reasons of administrative convenience, the Company in its sole discretion may refuse to permit the exercise of any Award during a period of thirty (30) days prior to the consummation of any such transaction.

13.3 Approval of Plan by Stockholders. The Plan will be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan. Awards may be granted or awarded prior to such stockholder approval, provided, that such Awards shall not be exercisable, shall not vest and the restrictions thereon shall not lapse and no shares of Common Stock shall be issued pursuant thereto prior to the time when the Plan is approved by the stockholders, and provided further, that if such approval has not been obtained at the end of said twelve (12) month period, all Awards previously granted or awarded under the Plan shall thereupon be canceled and become null and void.

13.4 No Stockholders Rights. Except as otherwise provided herein, a Holder shall have none of the rights of a stockholder with respect to shares of Common Stock covered by any Award until the Holder becomes the record owner of such shares of Common Stock.

13.5 Paperless Administration. In the event that the Company Stock Administrator establishes, for the Company or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Holder may be permitted through the use of such an automated system.

13.6 Effect of Plan upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Affiliate. Nothing in the Plan shall be construed to limit the right of the Company or any Affiliate: (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Affiliate, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

13.7 Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all applicable federal, state, local and foreign laws, rules and regulations (including but not limited to state, federal and foreign securities law and margin requirements), the rules of any Securities Exchange, and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan, any Program and any Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

13.8 Titles and Headings, References to Sections of the Code, the Securities Act or Exchange Act. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code, the Securities Act or the Exchange Act shall include any amendment or successor thereto.

13.9 Governing Law. The Plan, any Program and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof.

13.10 Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Program pursuant to which such Award is granted and the Award

Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan, the Program and any Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan or the applicable Program or Award Agreement to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Administrator may adopt such amendments to the Plan and the applicable Program and Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.

13.11 No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Holders or any other persons uniformly.

13.12 Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Holder pursuant to an Award, nothing contained in the Plan or any Program or Award Agreement shall give the Holder any rights that are greater than those of a general creditor of the Company or any Affiliate.

13.13 Indemnification. To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

13.14 Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

13.15 Expenses. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

Appendix B

PROPOSED AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION

The following amendment is contingent upon receipt of the requisite affirmative vote of the Company’s stockholders and the filing of a Certificate of Amendment to the Company’s Restated Certificate of Incorporation which includes the proposed removal of the supermajority vote requirement with the Secretary of State of the State of Delaware by and on behalf of the Company.

1. The Restated Certificate of Incorporation of the Company shall be amended by changing Subparagraph (a)(1) of Article NINTH so that, as amended, Subparagraph (a)(1) of said Article shall read in its entirety as follows:

“(1) Vote for Certain Business Combinations. In addition to any affirmative vote required by law or this Certificate of Incorporation, and except as otherwise expressly provided in paragraph (b) of this Article NINTH:

(i) any merger or consolidation of this corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Stockholder (as hereinafter defined) or (b) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or

(ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition or security arrangement, investment, loan, advance, guarantee, agreement to purchase, agreement to pay, extension of credit, joint venture participation or other arrangement (in one transaction or a series of transactions) to, with or for the benefit of any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder involving any assets, securities or commitments of this corporation or any Subsidiary having an aggregate Fair Market Value equal to or greater than ten percent (10%) of the corporation’s assets as set forth on the corporation’s most recent audited, consolidated financial statements filed with the Securities and Exchange Commission; or

(iii) the adoption of any plan or proposal for the liquidation or dissolution of this corporation proposed by or on behalf of an Interested Stockholder or any Affiliate of any Interested Stockholders; or

(iv) any reclassification of securities (including any reverse stock split) or recapitalization of this corporation, or any merger or consolidation of this corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or equity or convertible securities of this corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder; or

(v) the issuance or transfer by this corporation or any Subsidiary (in a transaction or series of transactions) of any securities of this corporation or any Subsidiary to any Interested Stockholder or any Affiliate to any Interested Stockholders in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of Twenty Million Dollars ($20,000,000) or more;

shall require the affirmative vote of the holders of at least a majority of the voting power of the then outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors (the “Voting Stock”) not then held by the Interested Stockholder, voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.”

2. The title of Subparagraph (b) of Article NINTH shall be amended so that, as amended, said title shall read as follows:

“(b) When Subparagraph (a) Vote is Not Required.”

B-1

3. Subparagraph (f) of Article NINTH shall be amended and restated to replace “sixty-six and two-thirds percent (66-2/3%)” with the word “majority”; as amended and restated, subparagraph (f) of Article NINTH shall read in its entirety as follows:

“(f) Amendment, Repeal, etc. Notwithstanding any other provisions of this Certificate of Incorporation or the bylaws of this corporation, the affirmative vote of the holders of at least a majority of the outstanding Voting Stock not then held by any Interested Stockholder, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with this Article NINTH.”

B-2

Appendix C

GUIDELINES FOR MEMBERSHIP ON THE BOARD OF DIRECTORS

These guidelines set forth (1) the minimum qualifications that the Governance and Nominating Committee of the Board of Directors (the “Committee”) of Amgen Inc. (“Amgen”) believes are important for directors to possess, and (2) a description of the Committee’s process for identifying and evaluating nominees for director, including nominees recommended by stockholders. These guidelines are only guidelines and may be waived and/or changed by the Committee and/or the Board of Directors as appropriate.

1.	Candidate Qualifications

In seeking individuals to join the Board of Directors or to fill director vacancies on the Board of Directors, the Committee considers the following to be minimum qualifications that a candidate must possess:

•	Demonstrated breadth and depth of management and leadership experience, preferably in a senior leadership role in a large or recognized organization;

•	Financial and/or business acumen or relevant industry or scientific experience;

•	Integrity and high ethical standards;

•	Sufficient time to devote to Amgen’s business as a member of the Board;

•	Ability to oversee, as a director, Amgen’s business and affairs for the benefit of Amgen’s stockholders;

•	Ability to comply with the Board’s Code of Conduct; and

•	Demonstrated ability to think independently and work collaboratively.

In addition, the Committee may consider the following where necessary and appropriate:

•	A candidate’s independence, as defined by The NASDAQ Stock Market, Inc.;

•	A candidate’s ability to satisfy the composition requirements for the Audit Committee and the Compensation and Management Development Committee;

•	Maintaining a Board that reflects diversity; and

•	The Board’s overall size, structure and composition.

2.	Candidate Identification and Evaluation Process

(a) For purposes of identifying nominees for the Board of Directors, the Committee relies on professional and personal contacts of the Committee, other members of the Board of Directors and senior management, as well as candidates recommended by independent search firms retained by the Committee from time to time. The Committee also will consider candidates recommended by stockholders. Any director nominations submitted by stockholders will be evaluated in the same manner that nominees suggested by Board members, management or other parties are evaluated.

(b) In evaluating potential candidates, the Committee will determine whether the candidate is qualified for service on the Board of Directors by evaluating the candidate under the guidelines set forth above and by determining if any individual candidate suits the Committee’s and the Board of Director’s overall objectives at the time the candidate is being evaluated.

C-1

Printed on recycled paper	© 2009 Amgen Inc. All Rights Reserved

SAMPLE

SAMPLE

Only Amgen stockholders with admittance tickets will be admitted to the 2009 Annual Meeting of Stockholders. Each stockholder is entitled to one admittance ticket. If you come to the meeting and do not have an admittance ticket, you will be admitted only upon presentation of proper identification and evidence of stock ownership on March 9, 2009.

☐	Please send me an admittance ticket for the Amgen Inc. 2009 Annual Meeting of Stockholders to be held on Wednesday, May 6, 2009 in San Francisco, California.

Name	(Please print)

Address
( )

City State	Zip Telephone No.

YOU DO NOT NEED TO RETURN THIS CARD IF YOU DO NOT PLAN TO ATTEND

THE ANNUAL MEETING OF STOCKHOLDERS.

SAMPLE

SAMPLE

This Proxy Card will be voted as specified or, if no choice is specified, will be voted FOR the election of the named nominees, FOR ratification of the selection of Ernst & Young LLP, FOR the approval of the proposed 2009 Equity Incentive Plan, which authorizes the issuance of 100,000,000 shares, FOR the approval of the proposed amendment to Amgen’s Restated Certificate of Incorporation, as amended, which reduces the sixty-six and two-thirds percent (66-2/3%) voting requirement to a simple majority voting requirement for approval of certain business combinations, and AGAINST Stockholder Proposals #1 and #2.

As of the date hereof, the undersigned hereby acknowledges receipt of the 2009 Proxy Statement and accompanying Notice of 2009 Annual Meeting of Stockholders to be held May 6, 2009 and the Company’s Annual Report on Form 10-K (without exhibits) and Annual Report to Stockholders, both for the fiscal year ended December 31, 2008.

In their discretion, the Proxy Holders (as defined below) are authorized to vote upon such other matters as may properly come before the 2009 Annual Meeting of Stockholders and at any continuation, postponement or adjournment thereof. The Board of Directors, at present, knows of no other business to be presented at the 2009 Annual Meeting of Stockholders.

AMGEN INC.

ONE AMGEN CENTER DRIVE, THOUSAND OAKS, CA 91320-1799

PROXY SOLICITED BY BOARD OF DIRECTORS

FOR THE 2009 ANNUAL MEETING OF STOCKHOLDERS—MAY 6, 2009

As an alternative to completing this form, you may enter your vote instruction by telephone at 1-800-PROXIES, or via the Internet at WWW.VOTEPROXY.COM and follow the simple instructions. Use the Company Number and Account Number shown on your proxy card.

Kevin W. Sharer, Robert A. Bradway and David J. Scott (the “Proxy Holders”), or any of them, each with the power of substitution, hereby are authorized to represent the signatory hereto, with all powers which the signatory hereto would possess if personally present, to vote the shares of Amgen Inc. Common Stock of the signatory hereto at the 2009 Annual Meeting of Stockholders of Amgen Inc., to be held on Wednesday, May 6, 2009, at 11:00 A.M., local time, at The St. Regis San Francisco, 125 3rd Street, San Francisco, California 94103, and at any continuation, postponement or adjournment of that meeting, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other business that may properly come before the meeting.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on the reverse side)

14475

SAMPLE

SAMPLE

ANNUAL MEETING OF STOCKHOLDERS OF

AMGEN INC.

May 6, 2009

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS: The notice of meeting, proxy statement, proxy card and annual report to shareholders are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=00205.

If you wish to attend the annual meeting, please log onto https://programs.regweb.com/amgen/stock09/index.cfm to register.

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

The Board of Directors recommends a vote “FOR” each of items #1, #2, #3 and #4.

1. To elect twelve directors to the Board of Directors of Amgen Inc. for a term of office expiring at the 2010 annual meeting of stockholders. The nominees for election to the Board are: FOR AGAINST ABSTAIN

Dr. David Baltimore

Mr. Frank J. Biondi, Jr.

Mr. François de Carbonnel

Mr. Jerry D. Choate

Dr. Vance D. Coffman

Mr. Frederick W. Gluck

Mr. Frank C. Herringer

Dr. Gilbert S. Omenn

FOR AGAINST ABSTAIN

Ms. Judith C. Pelham

Adm. J. Paul Reason, USN (Retired) Mr. Leonard D. Schaeffer Mr. Kevin W. Sharer

2. To ratify the selection of Ernst & Young LLP as our independent registered public accountants for the year ending December 31, 2009.

3. To approve the proposed 2009 Equity Incentive Plan, which authorizes the issuance of 100,000,000 shares.

4. To approve the proposed amendment to our Restated Certificate of Incorporation, as amended, which reduces the sixty-six and two-thirds percent (66-2/3%) voting requirement to a simple majority voting requirement for approval of certain business combinations.

The Board of Directors recommends a vote “AGAINST” Stockholder Proposals #1 and #2.

5. STOCKHOLDER PROPOSALS:

Stockholder Proposal #1 (Amend our Bylaws to permit 10 percent of our outstanding Common Stock the ability to call special meetings.)

Stockholder Proposal #2 (Change our jurisdiction of incorporation from Delaware to North Dakota.)

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder Date: Signature of Stockholder Date:

Note: Please sign exactly as your name or names appear on this Proxy Card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney-in-fact, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

SAMPLE

SAMPLE

Important Notice of Availability of Proxy Materials for the Shareholder Meeting of

AMGEN INC.

To Be Held On:

May 6, 2009 at 11:00 A.M. Local Time

The St. Regis San Francisco, 125 3rd Street, San Francisco, California 94103

COMPANY NUMBER ACCOUNT NUMBER CONTROL NUMBER

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

If you want to receive a paper or e-mail copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below before April 21, 2009.

Please visit http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=00205, where the following materials are available for view:

Notice of Annual Meeting of Stockholders

Proxy Statement

Form of Electronic Proxy Card

Annual Report on Form 10-K

TO REQUEST MATERIAL: TELEPHONE: 866-668-8562

E-MAIL: info@amstock.com

WEBSITE: http://ww.amstock.com/proxyservices/requestmaterials.asp

TO VOTE: ONLINE: To access your online proxy card, please visit www.voteproxy.com and follow the on-screen instructions. You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

—OR -

IN PERSON: You may vote your shares in person by attending the Annual Meeting. If you wish to attend the annual meeting, please log onto https://programs.regweb.com/amgen/stock09/index.cfm to register.

—OR -

TELEPHONE: To vote by telephone, please visit https://secure.amstock.com/voteproxy/login2.asp to view the materials and to obtain the toll free number to call.

—OR -

MAIL: You may request a proxy card by following the instructions above.

The Board of Directors recommends a vote “FOR” each of items #1, #2, #3 and #4.

1. To elect twelve directors to the Board of Directors of Amgen Inc. for a term of office expiring at the 2010 annual meeting of stockholders. The nominees for election to the Board are: NOMINEES: Dr. David Baltimore Mr. Frank J. Biondi, Jr.

Mr. François de Carbonnel Mr. Jerry D. Choate Dr. Vance D. Coffman Mr. Frederick W. Gluck Mr. Frank C. Herringer Dr. Gilbert S. Omenn Ms. Judith C. Pelham

Adm. J. Paul Reason, USN (Retired) Mr. Leonard D. Schaeffer Mr. Kevin W. Sharer

Please note that you cannot use this notice to vote by mail.

2. To ratify the selection of Ernst & Young LLP as our independent registered public accountants for the year ending December 31, 2009.

3. To approve the proposed 2009 Equity Incentive Plan, which authorizes the issuance of 100,000,000 shares.

4. To approve the proposed amendment to our Restated Certificate of Incorporation, as amended, which reduces the sixty-six and two-thirds percent (66-2/3%) voting requirement to a simple majority voting requirement for approval of certain business combinations.

The Board of Directors recommends a vote “AGAINST” Stockholder Proposals #1 and #2.

5. STOCKHOLDER PROPOSALS:

Stockholder Proposal #1 (Amend our Bylaws to permit 10 percent of our outstanding Common Stock the ability to call special meetings.)

Stockholder Proposal #2 (Change our jurisdiction of incorporation from Delaware to North Dakota.)